As filed with the Securities and Exchange Commission on November 13, 2007

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          BIOSTAR PHARMACEUTICALS, INC.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

                                    MARYLAND
         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

                                      2834
            (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)

                                   20-5101287
                     (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

                           SHIJI AVENUE, XIANYANG CITY
                      SHAANXI PROVINCE, P.R. CHINA, 712000
                            TEL: 011-86-029-33686638
          (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)

                           SHIJI AVENUE, XIANYANG CITY
                      SHAANXI PROVINCE, P.R. CHINA, 712000
                    (ADDRESS OF PRINCIPAL PLACE OF BUSINESSS)

                         UNITED CORPORATE SERVICES, INC.
                      20 SOUTH CHARLES STREET - SUITE 1200
                            BALTIMORE, MARYLAND 21201
                                  800-899-8648
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                   COPIES TO:
                               DARREN OFSINK, ESQ.
                                GUZOV OFSINK LLC
                         600 MADISON AVENUE, 14TH FLOOR,
                               NEW YORK, NY 10022

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the Registration Statement has been declared effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of this prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                                                 CALCULATION OF REGISTRATION FEE

       ========================= =================== ======================== ======================= ======================

        TITLE OF EACH CLASS OF      AMOUNT TO BE        PROPOSED MAXIMUM         PROPOSED MAXIMUM           AMOUNT OF
           SECURITIES TO BE          REGISTERED        OFFERING PRICE PER       AGGREGATE OFFERING      REGISTRATION FEE
              REGISTERED                                    UNIT (1)                  PRICE
       ========================= =================== ======================== ======================= ======================
       Common stock, par value     1,088,588 (2)             $ 0.67                 $ 729,354               $ 22.39
           $.001 per share,
         underlying Series A
           Preferred Stock
       Common stock, par value
           $.001 per share,
         underlying warrants       1,088,588 (3)             $ 1.00                $ 1,088,588               $ 33.42
                Total              2,177,176                                                                 $ 55.81
       ========================= =================== ======================== ======================= ======================


(1)      The registration fee is calculated pursuant to Rule 457(g).

(2) Consists of 1,088,588 shares of common stock issuable on conversion of Series A Preferred Stock currently held by the selling stockholders.

(3) Consists of shares of common stock underlying 72,500 warrants to purchase 15.015 shares of common stock per warrant with an exercise price of $1.00 per share (subject to adjustment) and expiration dates of May 29 and June 4, 2010.


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                 SUBJECT TO COMPLETION, DATED November 13, 2007


PRELIMINARY PROSPECTUS


                          BIOSTAR PHARMACEUTICALS, INC.

                        1,088,588 SHARES OF COMMON STOCK
                      (UNDERLYING SERIES A PREFERRED STOCK)

                        1,088,588 SHARES OF COMMON STOCK
                              (UNDERLYING WARRANTS)

                         OFFERED BY SELLING STOCKHOLDERS

This prospectus relates to the sale by the selling stockholders identified in this prospectus of up to 2,177,176 shares of our common stock, including (i) 1,088,588 shares they may acquire on conversion of Series A Preferred Stock and
(ii) 1,088,588 shares they may acquire on exercise of warrants. The Series A Preferred Stock and the warrants were issued to the selling stockholders in a private placement completed on June 4, 2007. The warrants have an exercise price of $1.00 per share (subject to adjustment). Alll of the warrants expire in three years. The Series A Preferred Stock is convertible into common stock at anytime at the rate of 15.015 shares of common stock for each share of Series A Preferred stock (subject to adjustment).

The selling stockholders may offer all or part of their shares for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. We will not receive any of the proceeds from the sale of the shares by the selling stockholders. To the extent the warrants are exercised for cash, we will receive the exercise price for those warrants of $1.00 per share or an aggregate of $1,088,588. We will pay all of the registration expenses incurred in connection with this offering (estimated to be approximately $160,000), but the selling stockholders will pay all of their selling commissions, brokerage fees and related expenses.

Our common stock is not currently quoted on any exchange or inter-dealer market. We cannot give you any assurance that an active trading market in our common stock will develop, or if an active market does develop, that it will continue.

The shares are being offered by the selling stockholders in anticipation of the development of a secondary trading market in our common stock.

Investing in our common stock involves a high degree of risk. SEE "RISK FACTORS" BEGINNING ON PAGE 6 FOR A DISCUSSION OF CERTAIN RISK FACTORS THAT YOU SHOULD CONSIDER. You should read the entire prospectus before making an investment decision.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is November 13, 2007

                                TABLE OF CONTENTS

About This Prospectus .................................................        1
Cautionary Note Regarding Forward Looking Statements ..................
  and Other Information Contained in this Prospectus ..................        1
Prospectus Summary ....................................................        2
Risk Factors ..........................................................        5
Selling Stockholders ..................................................       20
Plan of Distribution ..................................................       23
Use of Proceeds .......................................................       24
Market For Common Equity
      And Related Stockholder Matters .................................       25
Management's Discussion and Analysis of Financial Condition
  and Results of Operations............................................       26
Description of Business ...............................................       34
Description of Propery ................................................       46
Legal Proceedings .....................................................       46
Security Ownership of Certain Beneficial Owners and Management ........       46
Directors, Executive Officers, Promoters and Control Persons
  Executive Compensation ..............................................       47
Certain Relationships and Related Transactions
Description of Our Securities .........................................       48
Legal Matters .........................................................       50
Experts ...............................................................       50
Interest of Named Experts and Counsel .................................       50
Disclosure of Commission Position on Indemnification for
  Securities Act Liabilities ..........................................       51
Changes in and Disagreements with Accountants .........................       51
Where You Can Find More Information....................................       51
Financial Statements...................................................       51

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS
Indemnification of Directors and Officers..............................       52
Other Expenses of Issuance and Distribution............................       52
Recent Sales of Unregistered Securities................................       52
Exhibits...............................................................       53
Undertakings...........................................................       53
Signatures ............................................................       55

                              ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information other than that contained in this prospectus. The selling stockholders are offering to sell and seeking offers to buy shares of our common stock, including shares they acquire upon conversion of their preferred stock and/or exercise of their warrants, only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. The prospectus will be updated and updated prospectuses made available for delivery to the extent required by the federal securities laws.

No person is authorized in connection with this prospectus to give any information or to make any representations about us, the selling stockholders, the securities or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us or any selling stockholder. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy the securities in any circumstances under which the offer or solicitation is unlawful. Neither the delivery of this prospectus nor any distribution of securities in accordance with this prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus. The prospectus will be updated and updated prospectuses made available for delivery to the extent required by the federal securities laws.

            CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND
                 OTHER INFORMATION CONTAINED IN THIS PROSPECTUS

This prospectus contains some forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements involve risks and uncertainties. Forward-looking statements include statements regarding, among other things, (a) our projected sales, profitability, and cash flows, (b) our growth strategies, (c) anticipated trends in our industries, (d) our future financing plans and (e) our anticipated needs for working capital. They are generally identifiable by use of the words "may," "will," "should," "anticipate," "estimate," "plans," "potential," "projects," "continuing," "ongoing," "expects," "management believes," "we believe," "we intend" or the negative of these words or other variations on these words or comparable terminology. These statements may be found under "Management's Discussion and Analysis of Financial Condition and Plan of Operation" and "Business," as well as in this prospectus generally. In particular, these include statements relating to future actions, prospective products or product approvals, future performance or results of current and anticipated products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, and financial results.

Any or all of our forward-looking statements in this report may turn out to be inaccurate. They can be affected by inaccurate assumptions we might make or by known or unknown risks or uncertainties. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur. You should not place undue reliance on these forward-looking statements.

CURRENCY AND OTHER REFERENCES

Unless otherwise noted, all currency figures in this filing are in U.S. dollars. References to "yuan" or "RMB" are to the Chinese yuan (also known as the Renminbi). According to the currency website xe.com, as of November 12, 2007, $1 = 7.41110 yuan.

References to the "PRC" or "China" are to the People's Republic of China.

References to the "OTC Bulletin Board" or the "OTCBB" are to the Over-the-Counter Bulletin Board, an electronic quotation system for equity securities overseen by the Financial Industry Regulatory Authority (formerly the National Association of Securities Dealers), which is accessible through its website at www.otcbb.com.

                               PROSPECTUS SUMMARY

THIS SUMMARY HIGHLIGHTS INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. THIS SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION YOU SHOULD CONSIDER BEFORE INVESTING IN OUR COMMON STOCK. YOU SHOULD READ THE ENTIRE PROSPECTUS, INCLUDING "RISK FACTORS" AND THE CONSOLIDATED FINANCIAL STATEMENTS AND THE RELATED NOTES, BEFORE MAKING AN INVESTMENT DECISION. EXCEPT AS OTHERWISE SPECIFICALLY STATED OR UNLESS THE CONTEXT OTHERWISE REQUIRES, THE "COMPANY," " WE," "OUR" AND "US" REFER COLLECTIVELY TO (1) BIOSTAR PHARMACEUTICALS, INC. ("BIOSTAR"), (2) SHAANXI BIOSTAR BIOTECH, LTD. ("SHAANXI BIOTECH"), A WHOLLY-OWNED SUBSIDIARY OF BIOSTAR, A COMPANY ORGANIZED UNDER THE LAWS OF THE PEOPLE'S REPUBLIC OF CHINA, AND A "WHOLLY FOREIGN-OWNED ENTERPRISE" ("WOFE") UNDER CHINESE LAW, AND (3) SHAANXI AOXING PHARMACEUTICAL CO., LTD ("AOXING PHARMACEUTICAL"), A COMPANY ORGANIZED UNDER THE LAWS OF THE PEOPLE'S REPUBLIC OF CHINA AND AN AFFILIATE OF BOTH BIOSTAR AND SHAANXI BIOTECH.

                                   THE COMPANY

BUSINESS OVERVIEW

We are a holding company that, through our wholly-owned subsidiary and affiliated operating company in the PRC, develops, manufactures and markets pharmaceutical and medical nutrient products for a variety of diseases and conditions. Our most popular product is our Xin Ao Xing Oleanolic Acid Capsule, an over-the-counter ("OTC") medicine for chronic hepatitis B, a disease affecting approximately 10% of the Chinese population. In addition to our hepatitis product, we manufacture two OTC products, two prescription-based pharmaceuticals and ten nutritional supplements. We have adopted international standards, currently hold three patents and are in the process of applying for three additional patents. We derive 15% of our products from medicinal herbs that we grow on our farms and source the other materials from raw materials suppliers.

Our products are currently being sold through an established network of more than 200 dedicated sales people. We are also in the process of testing our new internet service, the China Hepatitis Internet Hospital ("CHIH"). We believe that this unique, multi-purpose site will serve as an effective marketing tool and distribution channel for our hepatitis and nutrient products, while providing patients with convenient, confidential and dedicated service that is provided by a qualified and dedicated staff.

We currently manufacture five categories of drugs and ten nutrients which are sold in over 28 provinces in China. In addition, there are 12 products under development and/or awaiting approval, which will complement our existing product line. Our significant pharmaceutical products and their usages are summarized below:

o Over the Counter medical products:
     o Xin Ao Xing Oleanolic Acid capsule, designed for the treatment of Hepatitis B.
     o Ganwang compound paracetamol and amantadine capsule, designed for the relief of the common cold, runny nose, sore throat, headache and fever.
     o Tianqi Dysmenorrhea capsule, designed for the relief of pain and other symptoms associated with menstruation.

o Prescription pharmaceutical products:
     o Danshen granule, designed for the treatment of coronary heart disease, myocarditis and angina pectoris.
     o Taohuasan pediatric medicine, designed for the relief of bronchial congestion of the lungs and to reduce associated coughing.

CORPORATE HISTORY

Biostar Pharmaceuticals, Inc. ("Biostar") was incorporated in the State of Maryland on March 27, 2007. On June 15, 2007, we formed Shaanxi Biostar BioTech, Ltd., a limited liability company organized under the laws of the PRC ("Shaanxi BioTech"), as our wholly-owned subsidiary and a "wholly foreign-owned enterprise" ("WOFE") under Chinese law. On November 1, 2007, Shaanxi BioTech signed a management entrustment agreement with Aoxing Pharmaceutical ("Aoxing Pharmaceutical"), a medical and pharmaceutical developer, manufacturer and marketer formed in August of 1995 under the laws of the PRC, and the shareholders of Aoxing Pharmaceutical. Pursuant to that agreement, Shaanxi BioTech acts as the management company for Aoxing Pharmaceutical, and Aoxing Pharmaceutical conducts the principal operations of our business. Shaanxi BioTech manages and controls Aoxing Pharmaceutical in the same manner as if it were our wholly owned subsidiary under PRC law. Biostar serves as a holding company for Shaanxi BioTech and, indirectly, for Aoxing Pharmaceutical. In summary, we do not own Aoxing Pharmaceutical; however, thorough Shaanxi BioTech, we are entitled to receive all of the profits of Aoxing Pharmaceutical, and we are obligated to pay all of its debts.

                                  THE OFFERING

OFFERING BY SELLING STOCKHOLDERS

This prospectus relates to the resale by the selling stockholders identified in this prospectus of up to 2,177,176 shares of our common stock, including 1,088,588 shares they may acquire on conversion of Series A Preferred Stock and 1,088,588 shares they may acquire on exercise of warrants. The Series A Preferred Stock and warrants were purchased by the selling stockholders in a series of private placements made exclusively to accredited investors completed on June 4, 2007, and the common stock issuable upon conversion or exercise of those securities may be offered for sale by the selling stockholders from time to time. No shares are being offered for sale by the Company.


Common stock outstanding prior to Offering .....................      22,152,311

Common stock offered by the Company ............................               0

Total shares of common stock offered by Selling
stockholders....................................................       2,177,176

Common stock to be outstanding after the offering
(assuming all Series A Preferred Stock have been
converted and all warrants have been exercised) ................      24,329,487

Use of Proceeds ......................    We will not receivE any of the
                                          proceeds from the sales of the shares
                                          by the selling stockholders.  To the
                                          extent the warrants are exercised for
                                          cash, if at all, we will receive the
                                          exercise price for those warrants.
                                          We intend to use any cash proceeds
                                          received from the exercise of
                                          warrants for working capital and
                                          other general corporate purposes.  We
                                          cannot assure you that any of the
                                          warrants will ever be exercised for
                                          cash or at all.  If all of the
                                          warrants were to be exercised for
                                          cash, we would receive $1,088,588 in
                                          proceeds.

Risk Factors..........................    See "Risk Factors" and other
                                          information included in this
                                          prospectus for a discussion of
                                          factors you should consider before
                                          deciding to invest in shares of our
                                          common stock.

BACKGROUND

Between May 29, 2007 and June 4, 2007, we raised $725,000 in a private placement of our Series A Convertible Preferred Stock at a purchase price of $10.00 per share, which we issued together with warrants to purchase an aggregate of 1,088,588 shares of our common stock at a purchase price of $1.00 per share. The Series A Convertible Preferred Stock is convertible into 1,088,588 shares of our common stock, or 4.47% of our issued and outstanding stock on a fully diluted basis. The warrants are convertible into 1,088,588 shares of our common stock or 4.47% of our issued and outstanding common stock on a fully diluted basis.

PLAN OF DISTRIBUTION

This offering is not being underwritten. The selling stockholders themselves directly, or through their agents, or through their brokers or dealers, may sell their shares from time to time, in (i) privately negotiated transactions or (ii) one or more transactions, including block transactions, on the OTC Bulletin Board or on any stock exchange on which the shares may be listed in the future in accordance with the applicable rules of such exchange. The selling price of the shares may be at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices. To the extent required, the specific shares to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agent, broker or dealer and any applicable commission or discounts with respect to a particular offer will be described in an accompanying prospectus. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

We will pay all expenses of registration incurred in connection with this offering (estimated to be approximately $150,000), but the selling stockholders will pay all of the selling commissions, brokerage fees and related expenses. We have agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the distribution of any of the shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

The selling stockholders may offer the common stock pursuant to this prospectus in varying amounts and transactions so long as this prospectus is current under the rules of the SEC and we have not withdrawn the registration statement.

The offering of common stock may be through the facilities of the OTCBB or such other exchange where our common stock may then be traded. Brokerage commissions may be paid and discounts are allowed in connection with such sales; however, it is anticipated that the discounts allowed or commissions paid will be no more than the ordinary brokerage commissions paid on sales effected through brokers or dealers. To our knowledge, as of the date hereof, no one has made any arrangements with a broker or dealer concerning the offer or sale of the common stock.

                                  RISK FACTORS

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW AND THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS BEFORE DECIDING TO INVEST IN OUR COMMON STOCK.

The risks and uncertainties described below are not the only ones we may face. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also adversely affect our business, financial condition, and/or operating results. If any of the following risks, or any other risks not described below, actually occur, it is likely that our business, financial condition, and operating results could be seriously harmed. As a result, the trading price of our common stock could decline and you could lose part or all of your investment.

RISKS RELATED TO OUR BUSINESS

OUR OPERATING HISTORY MAY NOT SERVE AS AN ADEQUATE BASIS TO JUDGE OUR FUTURE PROSPECTS AND RESULTS OF OPERATIONS.

We commenced our current line of business operations in 1997 and received our good manufacturing practices ("GMP") medical certification in January 2006. Our operating history may not provide a meaningful basis on which to evaluate our business. We cannot assure you that we will maintain our profitability or that we will not incur net losses in the future. We expect that our operating expenses will increase as we expand. Any significant failure to realize anticipated revenue growth could result in significant operating losses. We will continue to encounter risks and difficulties frequently experienced by companies at a similar stage of development, including our potential failure to:

     o    raise adequate capital for expansion and operations;

     o implement our business model and strategy and adapt and modify them as needed;

     o increase awareness of our brands, protect our reputation and develop customer loyalty;

     o manage our expanding operations and service offerings, including the integration of any future acquisitions;

     o    maintain adequate control of our expenses;

     o Anticipate and adapt to changing conditions in the medical over the counter, pharmaceutical and nutritional supplement markets in which we operate as well as the impact of any changes in government regulations, mergers and acquisitions involving our competitors, technological developments and other significant competitive and market dynamics.

If we are not successful in addressing any or all of these risks, our business may be materially and adversely affected.


OUR FAILURE TO COMPETE EFFECTIVELY MAY ADVERSELY AFFECT OUR ABILITY TO GENERATE REVENUE.

We compete with other companies, many of whom are developing or can be expected to develop products similar to ours. Our market is a large market with many competitors. Many of our competitors are more established than we are, and have significantly greater financial, technical, marketing and other resources than we presently possess. Some of our competitors have greater name recognition and a larger customer base. These competitors may be able to respond more quickly to new or changing opportunities and customer requirements and may be able to undertake more extensive promotional activities, offer more attractive terms to customers, and adopt more aggressive pricing policies. We cannot assure you that we will be able to compete effectively with current or future competitors or that the competitive pressures we face will not harm our business.

WE MAY NOT BE ABLE TO EFFECTIVELY CONTROL AND MANAGE OUR GROWTH.

If our business and markets grow and develop, it will be necessary for us to finance and manage expansion in an orderly fashion. An expansion would increase demands on our existing management, workforce and facilities. Failure to satisfy such increased demands could interrupt or adversely affect our operations and cause delay in production and delivery of our pharmaceutical prescription, over the counter and medical nutrient products as well as administrative inefficiencies.

WE MAY REQUIRE ADDITIONAL FINANCING IN THE FUTURE AND A FAILURE TO OBTAIN SUCH REQUIRED FINANCING WILL INHIBIT OUR ABILITY TO GROW.

The continued growth of our business may require additional funding from time to time. Funding would be used for general corporate purposes, which could include acquisitions, investments, repayment of debt, capital expenditures, repurchase of our capital stock, among other things. Obtaining additional funding would be subject to a number of factors including market conditions, operating performance and investor sentiment, many of which are outside of our control. These factors could make the timing, amount, terms and conditions of additional funding unattractive or unavailable to us.

THE TERMS OF ANY FUTURE FINANCING MAY ADVERSELY AFFECT YOUR INTEREST AS STOCKHOLDERS.

If we require additional financing in the future, we may be required to incur indebtedness or issue equity securities, the terms of which may adversely affect your interests in the Company. For example, the issuance of additional indebtedness may be senior in right of payment to your shares upon liquidation of the Company. In addition, indebtedness may be under terms that make the operation of our business more difficult because the lender's consent could be required before we take certain actions. Similarly the terms of any equity securities we issue may be senior in right of payment of dividends to your common stock and may contain superior rights and other rights as compared to your common stock. Further, any such issuance of equity securities may dilute your interest in the Company.

WE MAY ENGAGE IN FUTURE ACQUISITIONS THAT COULD DILUTE THE OWNERSHIP INTERESTS OF OUR STOCKHOLDERS, CAUSE US TO INCUR DEBT AND ASSUME CONTINGENT LIABILITIES.

We may review acquisition and strategic investment prospects that we believe would complement our current product offerings, augment our market coverage or enhance our technical capabilities, or otherwise offer growth opportunities. From time to time we review investments in new businesses and we expect to make investments in, and to acquire, businesses, products, or technologies in the future. In the event of any future acquisitions, we could:

     o issue equity securities which would dilute current stockholders' percentage ownership;

     o    incur substantial debt;

     o    assume contingent liabilities; or

     o    expend significant cash.

These actions could have a material adverse effect on our operating results or the price of our common stock. Moreover, even if we do obtain benefits in the form of increased sales and earnings, there may be a lag between the time when the expenses associated with an acquisition are incurred and the time when we recognize such benefits. Acquisitions and investment activities also entail numerous risks, including:

     o difficulties in the assimilation of acquired operations, technologies and/or products;

     o unanticipated costs associated with the acquisition or investment transaction;

     o    the diversion of management's attention from other business concerns;

     o adverse effects on existing business relationships with suppliers and customers;

     o risks associated with entering markets in which we have no or limited prior experience;

     o    the potential loss of key employees of acquired organizations; and

     o substantial charges for the amortization of certain purchased intangible assets, deferred stock compensation or similar items.

We cannot ensure that we will be able to successfully integrate any businesses, products, technologies, or personnel that we might acquire in the future, and our failure to do so could have a material adverse effect on our business, operating results and financial condition.

WE ARE RESPONSIBLE FOR THE INDEMNIFICATION OF OUR OFFICERS AND DIRECTORS.

Our articles of incorporation provide for the indemnification and/or exculpation of our directors, officers, employees, agents and other entities which deal with it to the maximum extent provided, and under the terms provided, by the laws and decisions of the courts of the state of Maryland. This indemnification policy could result in substantial expenditures, which we may be unable to recoup, which could adversely affect our business and financial conditions.

WE MAY NOT HAVE ADEQUATE INTERNAL ACCOUNTING CONTROLS. WHILE WE HAVE CERTAIN INTERNAL PROCEDURES IN OUR BUDGETING, FORECASTING AND IN THE MANAGEMENT AND ALLOCATION OF FUNDS, OUR INTERNAL CONTROLS MAY NOT BE ADEQUATE.

We are constantly striving to improve our internal accounting controls. We hope to develop an adequate internal accounting control to budget, forecast, manage and allocate our funds and account for them. There is no guarantee that such improvements will be adequate or successful or that such improvements will be carried out on a timely basis. If we do not have adequate internal accounting controls, we may not be able to appropriately budget, forecast and manage our funds, we may also be unable to prepare accurate accounts on a timely basis to meet our continuing financial reporting obligations and we may not be able to satisfy our obligations under US securities laws.

OUR INTERNAL CONTROLS OVER FINANCIAL REPORTING MAY NOT BE EFFECTIVE, AND OUR INDEPENDENT AUDITORS MAY NOT BE ABLE TO CERTIFY AS TO THEIR EFFECTIVENESS, WHICH COULD HAVE A SIGNIFICANT AND ADVERSE EFFECT ON OUR BUSINESS.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require annual assessment of our internal control over financial reporting, and attestation of this assessment by our company's independent registered public accountants. The SEC extended the compliance dates for "non-accelerated filers," as defined by the SEC. Accordingly, we believe that the annual assessment of our internal controls requirement will first apply to our annual report for the 2007 fiscal year and the attestation requirement of management's assessment by our independent registered public accountants will first apply to our annual report for the 2008 fiscal year. The standards that must be met for management to assess the internal control over financial reporting as effective are new and complex, and require significant documentation, testing and possible remediation to meet the detailed standards. We have not yet evaluated our internal controls over financial reporting in order to allow management to report on, and our independent auditors to attest to, our internal controls over financial reporting, as will be required by Section 404 of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC. We have never performed the system and process evaluation and testing required in an effort to comply with the management assessment and auditor certification requirements of Section 404, which will initially apply to us as of December 31, 2007. Our lack of familiarity with Section 404 may unduly divert management's time and resources in executing the business plan. If, in the future, management identifies one or more material weaknesses, or our external auditors are unable to attest that our management's report is fairly stated or to express an opinion on the effectiveness of our internal controls, this could result in a loss of investor confidence in our financial reports, have an adverse effect on our stock price and/or subject us to sanctions or investigation by regulatory authorities.

WE DO NOT HAVE KEY MAN INSURANCE ON OUR PRESIDENT AND CEO ON WHOM WE RELY FOR THE MANAGEMENT OF OUR BUSINESS.

We depend, to a large extent, on the abilities and participation of our current management team, but have a particular reliance upon Mr. Ronghua Wang. The loss of the services of Mr. Wang for any reason may have a material adverse effect on our business and prospects. We cannot assure you that we will be able to find a suitable replacement for Mr. Wang. We do not carry key man life insurance for any of our key personnel.

WE MAY NOT BE ABLE TO HIRE AND RETAIN QUALIFIED PERSONNEL TO SUPPORT OUR GROWTH AND IF WE ARE UNABLE TO RETAIN OR HIRE THESE PERSONNEL IN THE FUTURE, OUR ABILITY TO IMPROVE OUR PRODUCTS AND IMPLEMENT OUR BUSINESS OBJECTIVES COULD BE ADVERSELY AFFECTED.

Competition for senior management and senior technology personnel in the PRC is intense, the pool of qualified candidates in the PRC is very limited, and we may not be able to retain the services of our senior executives or senior technology personnel, or attract and retain high-quality senior executives or senior technology personnel in the future. This failure could materially and adversely affect our future growth and financial condition.

IF WE FAIL TO INCREASE OUR BRAND RECOGNITION, WE MAY FACE DIFFICULTY IN OBTAINING NEW CUSTOMERS AND BUSINESS PARTNERS.

We believe that establishing, maintaining and enhancing our brand in a cost-effective manner is critical to achieving widespread acceptance of our current and future products and services and is an important element in our effort to increase our customer base and obtain new business partners. We believe that the importance of brand recognition will increase as competition in our market develops. Some of our potential competitors already have well-established brands in the pharmaceutical promotion and distribution industry. Successful promotion of our brand will depend largely on our ability to maintain a sizeable and active customer base, our marketing efforts and our ability to provide reliable and useful products and services at competitive prices. Brand promotion activities may not yield increased revenue, and even if they do, any increased revenue may not offset the expenses we incur in building our brand. If we fail to successfully promote and maintain our brand, or if we incur substantial expenses in an unsuccessful attempt to promote and maintain our brand, we may fail to attract enough new customers or retain our existing customers to the extent necessary to realize a sufficient return on our brand-building efforts, in which case our business, operating results and financial condition would be materially adversely affected.

OUR OPERATING RESULTS MAY FLUCTUATE AS A RESULT OF FACTORS BEYOND OUR CONTROL. Our operating results may fluctuate significantly in the future as a result of a variety of factors, many of which are beyond our control. These factors include:

     o    the costs of pharmaceutical products and development;

     o the relative speed and success with which we can obtain and maintain customers, merchants and vendors for our products;

     o    capital expenditures for equipment;

     o    marketing and promotional activities and other costs;

     o    changes in our pricing policies, suppliers and competitors;

     o the ability of our suppliers to provide products in a timely manner to our customers;

     o    changes in operating expenses;

     o    increased competition in our markets; and

     o    other general economic and seasonal factors.

WE FACE RISKS RELATED TO PRODUCT LIABILITY CLAIMS.

We do not maintain product liability insurance. We face the risk of loss resulting from, and adverse publicity associated with, product liability lawsuits, whether or not such claims are valid. We may not be able to avoid such claims. Although product liability lawsuits in the PRC are rare, and we have not to date experienced significant failure of our products, there is no guarantee that we will not face such liability in the future. This liability could be substantial and the occurrence of such loss or liability may have a material adverse effect on our business, financial condition and prospects.

WE FACE MARKETING RISKS.

Newly developed drugs and technologies may not be compatible with market needs. Because markets for drugs differentiate geographically inside China, we must develop and manufacture our products to accurately target specific markets to ensure product sales. If we fail to invest in extensive market research to understand the health needs of consumers in different geographic areas, we may face limited market acceptance of our products, which could have material adverse effect on our sales and earning.

WE FACE RISKS RELATING TO DIFFICULTY IN DEFENDING INTELLECTUAL PROPERTY RIGHTS FROM INFRINGEMENT.

Our success depends on our ability to protect our current and future technologies and products and to defend our intellectual property rights. If we fail to protect our intellectual property adequately, competitors may manufacture and market products similar to ours. We expect to file patent applications seeking to protect newly developed technologies and products in various countries, including China. Some patent applications in China are maintained in secrecy until the patent is issued. Because the publication of discoveries tends to follow their actual discovery by many months, we may not be the first to invent, or file patent applications on any of our discoveries. Patents may not be issued with respect to any of our patent applications and existing or future patents issued to or licensed by us may not provide competitive advantages for our products. Patents that are issued may be challenged, invalidated or circumvented by our competitors. Furthermore, our patent rights may not prevent our competitors from developing, using or commercializing products that are similar or functionally equivalent to our products.

We also rely on trade secrets, non-patented proprietary expertise and continuing technological innovation that we shall seek to protect, in part, by entering into confidentiality agreements with licensees, suppliers, employees and consultants. These agreements may be breached and there may not be adequate remedies in the event of a breach. Disputes may arise concerning the ownership of intellectual property or the applicability of confidentiality agreements. Moreover, our trade secrets and proprietary technology may otherwise become known or be independently developed by our competitors. If patents are not issued with respect to products arising from research, we may not be able to maintain the confidentiality of information relating to these products.

WE FACE RISKS RELATING TO THIRD PARTIES THAT MAY CLAIM THAT WE INFRINGE ON THEIR PROPRIETARY RIGHTS AND MAY PREVENT US FROM MANUFACTURING AND SELLING CERTAIN OF OUR PRODUCTS.

There has been substantial litigation in the pharmaceutical industry with respect to the manufacturing, use and sale of new products. These lawsuits relate to the validity and infringement of patents or proprietary rights of third parties. We may be required to commence or defend against charges relating to the infringement of patent or proprietary rights. Any such litigation could:

     o require us to incur substantial expense, even if we are insured or successful in the litigation;

     o require us to divert significant time and effort of our technical and management personnel;

     o    result in the loss of our rights to develop or make certain products;
          and

     o require us to pay substantial monetary damages or royalties in order to license proprietary rights from third parties.

Although patent and intellectual property disputes within the pharmaceutical industry have often been settled through licensing or similar arrangements, costs associated with these arrangements may be substantial and could include the long-term payment of royalties. These arrangements may be investigated by regulatory agencies and, if improper, may be invalidated. Furthermore, the required licenses may not be made available to us on acceptable terms. Accordingly, an adverse determination in a judicial or administrative proceeding or a failure to obtain necessary licenses could prevent us from manufacturing and selling some of our products or increase our costs to market these products.

In addition, when seeking regulatory approval for some of our products, we are required to certify to regulatory authorities, including the PRC State Food and Drug Administration (the "SFDA"), that such products do not infringe upon third party patent rights. Filing a certification against a patent gives the patent holder the right to bring a patent infringement lawsuit against us. Any lawsuit would delay the receipt of regulatory approvals. A claim of infringement and the resulting delay could result in substantial expenses and even prevent us from manufacturing and selling certain of our products.

Our launch of a product prior to a final court decision or the expiration of a patent held by a third party may result in substantial damages to us. If we are found to infringe a patent held by a third party and become subject to such damages, these damages could have a material adverse effect on the results of our operations and financial condition.

WE FACE RISKS RELATED TO RESEARCH AND THE ABILITY TO DEVELOP NEW DRUGS

Our growth and survival depends on our ability to consistently discover, develop and commercialize new products and find new and improve on existing technologies and platforms. As such, if we fail to make sufficient investments in research, be attentive to consumer needs or do not focus on the most advanced technologies, our current and future products could be surpassed by more effective or advanced products of other companies.

WE RELY ON A SMALL NUMBER OF IMPORTANT CUSTOMERS FOR A
LARGE PORTION OF OUR SALES.

In 2006, we made 11% of our sales to our single largest customer. If one or more of our major customers were to become unable or unwilling to continue purchasing our products on the scale of their recent purchases, our revenues and competitive position could be harmed.

RISK RELATED TO OUR INDUSTRY

WE FACE GOVERNMENTAL REGULATORY AND POLICY RISKS.

We must follow various government regulations and in particular, the SFDA regulations. Government regulations may have material impact on our operations, increase costs and could prevent or delay our company in licensing, manufacturing and selling our products. Our research, development, testing, manufacturing and marketing activities are subject to various governmental regulations in China, including health and drug regulations. Government regulations, among other things, cover the inspection of and controls over testing, manufacturing, safety and environmental considerations, efficacy, labeling, advertising, promotion, record keeping and sale and distribution of pharmaceutical products. We will not be able to license, manufacture, sell and distribute the vast majority of its products without a proper approval from government agencies and in particular the SFDA. There is no assurance that we will obtain such approvals.

In addition, delays or rejections may be encountered based upon additional government regulation from future legislation, administrative action or changes in governmental policy and interpretation during the period of product development and product assessment. Although we have, so far, obtained the marketing rights for selling some of our products in China, we may not continue to receive and maintain regulatory approvals for the sales of these products. Our marketing activities are also subject to government regulations with respect to the prices that we intend to charge or any other marketing and promotional related activities. Government regulations may substantially increase our costs for developing, licensing, manufacturing and selling products, impacting negatively on our operation, revenue, income and cash flow.

THERE COULD BE CHANGES IN GOVERNMENT REGULATIONS OF THE PHARMACEUTICAL INDUSTRY IN THE PRC THAT MAY ADVERSELY AFFECT OUR BUSINESS.

The manufacture and sale of pharmaceutical products in the PRC is heavily regulated by many state, provincial and local authorities. These regulations significantly increased the difficulty and costs involved in obtaining and maintaining regulatory approvals for marketing new and existing products. Our future growth and profitability depend to a large extent on our ability to obtain regulatory approvals.

The SFDA recently implemented new guidelines for licensing of pharmaceutical products. All of our existing products requiring such certification are currently valid under the previous guidelines or we have received GMP certifications for those that require certification. However, should we fail to receive or maintain the GMP certifications under the new guidelines in the future, our business would be materially and adversely affected.

Moreover, the laws and regulations regarding acquisitions of the pharmaceutical industry in the PRC may also change and may significantly impact our ability to grow through acquisitions.

IF OUR PHARMACEUTICAL PRODUCTS FAIL TO RECEIVE REGULATORY APPROVAL OR ARE SEVERELY LIMITED IN THESE PRODUCTS' SCOPE OF USE, WE MAY BE UNABLE TO RECOUP CONSIDERABLE RESEARCH AND DEVELOPMENT EXPENDITURES.

The production of our pharmaceutical products is subject to the regulatory approval of the SFDA in China. The regulatory approval procedure for pharmaceuticals can be quite lengthy, costly, and uncertain. Depending upon the discretion of the SFDA, the approval process may be significantly delayed by additional clinical testing and require the expenditure of resources not currently available; in such an event, it may be necessary for us to abandon our application. Even where approval of the product is granted, it may contain significant limitations in the form of narrow indications, warnings, precautions, or contra-indications with respect to conditions of use. If approval of our product is denied, abandoned, or severely limited in terms of the scope of products use, it may result in the inability to recoup considerable research and development expenditures. Currently, three of our products, Niao Sai Tong, Gan Fu Kang and Hua Zhi Pian, have pending applications with the SFDA. Phase II clinical testing is currently occurring for six other products (Shenrong Capsules, Zhixuening Pian, Xiao'aiping Dispersible Tablets, Zhenbao Wan Capsules, Azithromycin Dispersible Tablets, and KunLing Wan Capsules), which is scheduled to be complete by the end of 2008. After phase II clinical test, those products will need to go through a phase III clinical test before they can be submitted for SFDA approval. We expect the phase III clinical test for all six products will be completed in year 2009. If we do not receive timely approval for any ofthese drugs, then production will be delayed and sales of the products cannot be planned for.

PRICE CONTROL REGULATIONS MAY DECREASE OUR PROFITABILITY.

The laws of the PRC provide for the government to fix and adjust prices. The prices of certain medicines we distributes, including those listed in the Chinese government's catalogue of medications that are reimbursable under China's social insurance program, or the Insurance Catalogue, are subject to control by the relevant state or provincial price administration authorities. In practice, price control with respect to these medicines sets a ceiling on their retail price. The actual price of such medicines set by manufacturers, wholesalers and retailers cannot historically exceed the price ceiling imposed by applicable government price control regulations. Although, as a general matter, government price control regulations have resulted in drug prices tending to decline over time, there has been no predictable pattern for such decreases.

During the year ended December 31, 2006 and the six months ended June 30, 2007, our primary products were subject to price controls which affected our gross profit, gross margin and net income. It is possible that additional products may be subject to price control, or that price controls may be increased in the future. To the extent that we are subject to price control, our revenue, gross profit, gross margin and net income will be affected since the revenue we derive from our sales will be limited and it may face no limitation on our costs. Further, if price controls affect both our revenue and costs, our ability to be profitable and the extent of our profitability will be effectively subject to determination by the applicable regulatory authorities in the PRC.

THE BIDDING PROCESS WITH RESPECT TO THE PURCHASE OF PHARMACEUTICAL PRODUCTS MAY LEAD TO REDUCED REVENUE.

Chinese regulations require non-profit medical organizations established in China to implement bidding procedures for the purchase of drugs. It is intended that the implementation of a bidding purchase system will be extended gradually and will cover, among other drugs, those drugs consumed in large volume and commonly used for clinical uses.

IF THE MEDICINES WE PRODUCE ARE REPLACED BY OTHER MEDICINES OR ARE REMOVED FROM CHINA'S INSURANCE CATALOGUE IN THE FUTURE, OUR REVENUE MAY SUFFER.

Under Chinese regulations, patients purchasing medicines listed by China's state and/or provincial governments in the Insurance Catalogue may be reimbursed, in part or in whole, by a social medicine fund. Accordingly, pharmaceutical distributors prefer to engage in the distribution of medicines listed in the Insurance Catalogue. Currently, our main prescription products are listed in the Insurance Catalogue. The content of the Insurance Catalogue is subject to change by the Ministry of Labor and Social Security of China, and new medicines may be added to the Insurance Catalogue by provincial level authorities as part of their limited ability to change certain medicines listed in the Insurance Catalogue. If the medicines we produce are replaced by other medicines or removed from the Insurance Catalogue in the future, our revenue may suffer.

ADVERSE PUBLICITY ASSOCIATED WITH OUR PRODUCTS, INGREDIENTS OR NETWORK MARKETING PROGRAM, OR THOSE OF SIMILAR COMPANIES, COULD HARM OUR FINANCIAL CONDITION AND OPERATING RESULTS.

The results of our operations may be significantly affected by the public's perception of our Company's product and similar companies. This perception is dependent upon opinions concerning:

     o    the safety and quality of our products and ingredients;

     o the safety and quality of similar products and ingredients distributed by other companies; and

     o    our sales force

Adverse publicity concerning any actual or purported failure of our Company to comply with applicable laws and regulations regarding product claims and advertising, good manufacturing practices, or other aspects of our business, whether or not resulting in enforcement actions or the imposition of penalties, could have an adverse affect on the goodwill of our Company and could negatively affect our sales and ability generate revenue.

In addition, our consumers' perception of the safety and quality of our products and ingredients as well as similar products and ingredients distributed by other companies can be significantly influenced by media attention, publicized scientific research or findings, widespread product liability claims and other publicity concerning our products or ingredients or similar products and ingredients distributed by other companies. Adverse publicity, whether or not accurate or resulting from consumers' use or misuse of our products, that associates consumption of our products or ingredients or any similar products or ingredients with illness or other adverse effects, questions the benefits of our or similar products or claims that any such products are ineffective, inappropriately labeled or have inaccurate instructions as to their use, could negatively impact our reputation or the market demand for our products.

OUR SUCCESS IS HIGHLY DEPENDENT ON CONTINUALLY DEVELOPING NEW AND ADVANCED PRODUCTS, TECHNOLOGIES, AND PROCESSES AND FAILURE TO DO SO MAY CAUSE US TO LOSE OUR COMPETITIVENESS IN THE PHARMACEUTICAL INDUSTRY AND MAY CAUSE OUR PROFITS TO DECLINE.

To remain competitive in the pharmaceutical industry, it is important to continually develop new and advanced products, technologies, and processes. There is no assurance that our competitors' new products, technologies, and processes will not render our existing products obsolete or non-competitive. Our competitiveness in the pharmaceutical market therefore relies upon our ability to enhance our current products, introduce new products, and develop and implement new technologies and processes. The research and development of new products and technologies is costly and time consuming, and there are no assurances that our research and development of new products will either be successful or completed within the anticipate timeframe, if ever at all. Our failure to technologically evolve and/or develop new or enhanced products may cause us to lose our competitiveness in the pharmaceutical industry and may cause our profits to decline.

IF WE FAIL TO DEVELOP NEW PRODUCTS WITH HIGH PROFIT MARGINS, AND OUR HIGH PROFIT MARGIN PRODUCTS ARE SUBSTITUTED BY COMPETITOR'S PRODUCTS, OUR GROSS AND NET PROFIT MARGINS WILL BE ADVERSELY AFFECTED.

There is no assurance that we will be able to sustain our profit margins in the future. The pharmaceutical industry is very competitive, and there may be pressure to reduce sale prices of products without a corresponding decrease in the price of raw materials. In addition, the medical industry in China is highly competitive and new products are constantly being introduced to the market. In order to increase the sales of our products and expand our market, we may be forced to reduce prices in the future, leading to a decrease in gross profit margin. To the extent that we fail to develop new products with high profit margins and our high profit margin products are substituted by competitors' products, our gross profit margins will be adversely affected.

THE COMMERCIAL SUCCESS OF OUR PRODUCTS DEPENDS UPON THE DEGREE OF MARKET ACCEPTANCE AMONG THE MEDICAL COMMUNITY AND FAILURE TO ATTAIN MARKET ACCEPTANCE AMONG THE MEDICAL COMMUNITY MAY HAVE AN ADVERSE IMPACT ON OUR OPERATIONS AND PROFITABILITY.

The commercial success of our products depends upon the degree of market acceptance among the medical community, such as hospitals and physicians. Even if our products are approved by the SFDA, there is no assurance that physicians will prescribe or recommend our products to patients. Furthermore, a product's prevalence and use at hospitals may be contingent upon our relationship with the medical community. The acceptance of our products among the medical community may depend upon several factors, including but not limited to, the product's acceptance by physicians and patients as a safe and effective treatment, cost effectiveness, potential advantages over alternative treatments, and the prevalence and severity of side effects. Failure to attain market acceptance among the medical community may have an adverse impact on our operations and profitability.

WE ENJOY CERTAIN PREFERENTIAL TAX CONCESSIONS AND LOSS OF THESE PREFERENTIAL TAX CONCESSIONS WILL CAUSE OUR TAX LIABILITIES TO INCREASE AND OUR PROFITABILITY TO DECLINE.

We enjoy preferential tax concessions in the PRC as a high-tech enterprise. Pursuant to the State Council's Regulations on Encouraging Investment in and Development, we were granted a reduction in our income tax rate under which we paid no income taxes from January 1, 2005 to December 31, 2006 and have had an income tax rate of 16.5% since January 1, 2007 which is a 50% reduction on the current effective income tax rate. This favorable 50% tax exemption treatment will be expired on December 31, 2009. There is no assurance that the preferential tax treatment in the PRC will remain unchanged and effective. Our tax liabilities will increase and our profits may accordingly decline if our reduced income tax rate is no longer applicable and/or the tax relief on investment in PRC is no longer available. Additionally, the PRC Enterprise Income Tax Law (the "EIT Law") was enacted on March 16, 2007. Under the EIT Law, effective January 1, 2008, China will adopt a uniform tax rate of 25.0% for all enterprises (including foreign-invested enterprises) and cancel several tax incentives enjoyed by foreign-invested enterprises. However, for foreign-invested enterprises established before the promulgation of the EIT Law, a five-year transition period is provided during which reduced rates will apply but gradually be phased out. Since the PRC government has not announced implementation measures for the transitional policy with regards to such preferential tax rates, we cannot reasonably estimate the financial impact of the new tax law to us at this time. Further, any future increase in the enterprise income tax rate applicable to us or other adverse tax treatments, such as the discontinuation of preferential tax treatments for high and new technology enterprises altogether, would have a material adverse effect on our results of operations and financial condition.

OUR CERTIFICATES, PERMITS, AND LICENSES RELATED TO OUR PHARMACEUTICAL OPERATIONS ARE SUBJECT TO GOVERNMENTAL CONTROL AND RENEWAL AND FAILURE TO OBTAIN RENEWAL WILL CAUSE ALL OR PART OF OUR OPERATIONS TO BE TERMINATED.

We are subject to various PRC laws and regulations pertaining to the pharmaceutical industry. We have attained certificates, permits, and licenses required for the operation of a pharmaceutical enterprise and the manufacturing of pharmaceutical products in the PRC. We also obtained pharmaceutical products and health food GMP certificates. The pharmaceutical production permits are permanent once issued, the GMP certificate is valid for a term of five years and the health food certifications are valid for three year terms, and each must be renewed before its expiration, if applicable. We originally obtained our GMP certificate in January 2006, and it is valid until December 31, 2010. The GMP certificate applies to products described as medicinal tablets, granules, capsules, soft capsules, powder, and ointment. If the GMP permit expires without renewal, we will not be able to continue medicine production, which will cause our operations to be terminated. We intend to apply for a renewed GMP certificate before our current production permit expires on December 31, 2010. We hold one GMP certificate, which expireson December 31, 2010.


We hold numerous health food certificates, which expire as follows:

Health Food       Expires on
-----------       ----------

Ao Xing No.1      August 24, 2010

Yanshuang         August 4, 2010

New Chakederi     October 16, 2010

Tiantianle        June 28, 2010

AoXing Gan Bao    July 28, 2010

Fengningdan       April 8, 2011

Hengen            May 28, 2010

Baitongning       July 14, 2010

Sukang Capsule    July 28, 2010

Aoxing Ointment   September 14, 2010

We intend to apply for renewal of these health food certificates prior to expiration. During the renewal process, we will be re-evaluated by the appropriate governmental authorities and must comply with the then prevailing standards and regulations which may change from time to time. In the event that we are not able to renew the certificates, permits and licenses, all or part of our operations may be terminated. Furthermore, if escalating compliance costs associated with governmental standards and regulations restrict or prohibit any part of our operations, it may adversely affect our operation and profitability.

RISKS RELATED TO DOING BUSINESS IN THE PRC

CHANGES IN THE POLICIES OF THE PRC GOVERNMENT COULD HAVE A SIGNIFICANT IMPACT UPON THE BUSINESS WE MAY BE ABLE TO CONDUCT IN THE PRC AND THE PROFITABILITY OF SUCH BUSINESS.

The PRC's economy is in a transition from a planned economy to a market oriented economy subject to five-year and annual plans adopted by the government that set national economic development goals. Policies of the PRC government can have significant effects on the economic conditions of the PRC. The PRC government has confirmed that economic development will follow the model of a market economy. Under this direction, we believe that the PRC will continue to strengthen its economic and trading relationships with foreign countries and business development in the PRC will follow market forces. While we believe that this trend will continue, there can be no assurance that this will be the case.

A change in policies by the PRC government could adversely affect our interests by, among other factors: changes in laws, regulations or the interpretation thereof, confiscatory taxation, restrictions on currency conversion, imports or sources of supplies, or the expropriation or nationalization of private enterprises. Although the PRC government has been pursuing economic reform policies for more than two decades, there is no assurance that the government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption, or other circumstances affecting the PRC's political, economic and social life.

THE PRC LAWS AND REGULATIONS GOVERNING OUR CURRENT BUSINESS OPERATIONS ARE SOMETIMES VAGUE AND UNCERTAIN. ANY CHANGES IN SUCH PRC LAWS AND REGULATIONS MAY HARM OUR BUSINESS.

The PRC laws and regulations governing our current business operations are sometimes vague and uncertain There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including the laws and regulations governing our business, or the enforcement and performance of our arrangements with customers in the event of the imposition of statutory liens, death, bankruptcy and criminal proceedings. We and any future subsidiaries are considered foreign persons or foreign funded enterprises under PRC laws, and as a result, we are required to comply with PRC laws and regulations. These laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement involves substantial uncertainty. New laws and regulations that affect existing and new businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our businesses.

A SLOWDOWN OR OTHER ADVERSE DEVELOPMENTS IN THE PRC ECONOMY MAY HARM OUR CUSTOMERS AND THE DEMAND FOR OUR SERVICES AND OUR PRODUCTS.

All of our operations are conducted in the PRC and all of our revenues are generated from sales in the PRC. Although the PRC economy has grown significantly in recent years, we cannot assure you that this growth will continue. A slowdown in overall economic growth, an economic downturn, a recession or other adverse economic developments in the PRC could significantly reduce the demand for our products and harm our business.

INFLATION IN THE PRC COULD NEGATIVELY AFFECT OUR PROFITABILITY AND GROWTH.

While the PRC economy has experienced rapid growth, such growth has been uneven among various sectors of the economy and in different geographical areas of the country. Rapid economic growth could lead to growth in the money supply and rising inflation. If prices for our products rise at a rate that is insufficient to compensate for the rise in the costs of supplies, it may harm our profitability. In order to control inflation in the past, the PRC government has imposed controls on bank credit, limits on loans for fixed assets and restrictions on state bank lending. Such an austere policy can lead to a slowing of economic growth. In October 2004, the People's Bank of China, the PRC's central bank, raised interest rates for the first time in nearly a decade and indicated in a statement that the measure was prompted by inflationary concerns in the Chinese economy. Repeated rises in interest rates by the central bank would likely slow economic activity in China which could, in turn, materially increase our costs and also reduce demand for our products.

GOVERNMENTAL CONTROL OF CURRENCY CONVERSION MAY AFFECT THE VALUE OF YOUR INVESTMENT.

The PRC government imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency out of the PRC. We receive substantially all of our revenues in Renminbi, which is currently not a freely convertible currency. Shortages in the availability of foreign currency may restrict our ability to remit sufficient foreign currency to pay dividends, or otherwise satisfy foreign currency dominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from the transaction, can be made in foreign currencies without prior approval from the PRC State Administration of Foreign Exchange by complying with certain procedural requirements. However, approval from appropriate governmental authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of bank loans denominated in foreign currencies.

The PRC government may also in the future restrict access to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay certain of our expenses as they come due.

 THE FLUCTUATION OF THE RENMINBI MAY HARM YOUR INVESTMENT.

The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in the PRC's political and economic conditions. As we rely entirely on revenues earned in the PRC, any significant revaluation of the Renminbi may materially and adversely affect our cash flows, revenues and financial condition. For example, to the extent that we need to convert U.S. dollars we receive from an offering of our securities into Renminbi for our operations, appreciation of the Renminbi against the U.S. dollar would diminish the value of the proceeds of the offering and this could harm our business, financial condition and results of operations. Conversely, if we decide to convert our Renminbi into U.S. dollars for the purpose of making payments for dividends on our common shares or for other business purposes and the U.S. dollar appreciates against the Renminbi; the U.S. dollar equivalent of the Renminbi we convert would be reduced. In addition, the depreciation of significant U.S. dollar denominated assets could result in a charge to our income statement and a reduction in the value of these assets.

On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the Renminbi to the U.S. dollar. Under the new policy, the Renminbi is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. This change in policy has resulted in an approximately 11.7% appreciation of the Renminbi against the U.S. dollar as of November 9, 2007. While the international reaction to the Renminbi revaluation has generally been positive, there remains significant international pressure on the PRC government to adopt an even more flexible currency policy, which could result in a further and more significant appreciation of the Renminbi against the U.S. dollar.

PRC STATE ADMINISTRATION OF FOREIGN EXCHANGE ("SAFE") REGULATIONS REGARDING OFFSHORE FINANCING ACTIVITIES BY PRC RESIDENTS WHICH MAY INCREASE THE ADMINISTRATIVE BURDEN WE FACE. THE FAILURE BY OUR SHAREHOLDERS WHO ARE PRC RESIDENTS TO MAKE ANY REQUIRED APPLICATIONS AND FILINGS PURSUANT TO SUCH REGULATIONS MAY PREVENT US FROM BEING ABLE TO DISTRIBUTE PROFITS AND COULD EXPOSE US AND OUR PRC RESIDENT SHAREHOLDERS TO LIABILITY UNDER PRC LAW.

SAFE, issued a public notice ("SAFE #75") effective from November 1, 2005, which requires registration with SAFE by the PRC resident shareholders of any foreign holding company of a PRC entity. Without registration, the PRC entity cannot remit any of its profits out of the PRC as dividends or otherwise.

In October 2005, SAFE issued a public notice, the Notice on Relevant Issues in the Foreign Exchange Control over Financing and Return Investment Through Special Purpose Companies by Residents Inside China, or the SAFE notice, which requires PRC residents, including both legal persons and natural persons, to register with the competent local SAFE branch before establishing or controlling any company outside of China, referred to as an "offshore special purpose company," for the purpose of overseas equity financing involving onshore assets or equity interests held by them. In addition, any PRC resident that is the shareholder of an offshore special purpose company is required to amend its SAFE registration with the local SAFE branch with respect to that offshore special purpose company in connection with any increase or decrease of capital, transfer of shares, merger, division, equity investment or creation of any security interest over any assets located in China. Moreover, if the offshore special purpose company was established and owned the onshore assets or equity interests before the implementation date of the SAFE notice, a retroactive SAFE registration is required to have been completed before March 31, 2006. If any PRC shareholder of any offshore special purpose company fails to make the required SAFE registration and amendment, the PRC subsidiaries of that offshore special purpose company may be prohibited from distributing their profits and the proceeds from any reduction in capital, share transfer or liquidation to the offshore special purpose company. Moreover, failure to comply with the SAFE registration and amendment requirements described above could result in liability under PRC laws for evasion of applicable foreign exchange restrictions.

It is unclear whether our other PRC resident shareholders must make disclosure to SAFE. While our PRC counsel has advised us that only PRC resident shareholders who receive ownership of the foreign holding company in exchange for ownership in the PRC operating company are subject to SAFE #75, there can be no assurance that SAFE will not require our other PRC resident shareholders to register and make the applicable disclosure. In addition, SAFE #75 requires that any monies remitted to PRC residents outside of the PRC be returned within 180 days; however, there is no indication of what the penalty will be for failure to comply or if shareholder non-compliance will be considered to be a violation of SAFE #75 by us or otherwise affect us.

In the event that the proper procedures are not followed under SAFE #75, we could lose the ability to remit monies outside of the PRC and would therefore be unable to pay dividends or make other distributions. Our PRC resident shareholders could be subject to fines, other sanctions and even criminal liabilities under the PRC Foreign Exchange Administrative Regulations promulgated January 29, 1996, as amended.

THE PRC'S LEGAL AND JUDICIAL SYSTEM MAY NOT ADEQUATELY PROTECT OUR BUSINESS AND OPERATIONS AND THE RIGHTS OF FOREIGN INVESTORS

The PRC legal and judicial system may negatively impact foreign investors. In 1982, the National People's Congress amended the Constitution of China to authorize foreign investment and guarantee the "lawful rights and interests" of foreign investors in the PRC. However, the PRC's system of laws is not yet comprehensive. The legal and judicial systems in the PRC are still rudimentary, and enforcement of existing laws is inconsistent. Many judges in the PRC lack the depth of legal training and experience that would be expected of a judge in a more developed country. Because the PRC judiciary is relatively inexperienced in enforcing the laws that do exist, anticipation of judicial decision-making is more uncertain than would be expected in a more developed country. It may be impossible to obtain swift and equitable enforcement of laws that do exist, or to obtain enforcement of the judgment of one court by a court of another jurisdiction. The PRC's legal system is based on the civil law regime, that is, it is based on written statutes; a decision by one judge does not set a legal precedent that is required to be followed by judges in other cases. In addition, the interpretation of Chinese laws may be varied to reflect domestic political changes.

The promulgation of new laws, changes to existing laws and the pre-emption of local regulations by national laws may adversely affect foreign investors. However, the trend of legislation over the last 20 years has significantly enhanced the protection of foreign investment and allowed for more control by foreign parties of their investments in Chinese enterprises. There can be no assurance that a change in leadership, social or political disruption, or unforeseen circumstances affecting the PRC's political, economic or social life, will not affect the PRC government's ability to continue to support and pursue these reforms. Such a shift could have a material adverse effect on our business and prospects.

The practical effect of the PRC legal system on our business operations in the PRC can be viewed from two separate but intertwined considerations. First, as a matter of substantive law, the Foreign Invested Enterprise laws provide significant protection from government interference. In addition, these laws guarantee the full enjoyment of the benefits of corporate Articles and contracts to Foreign Invested Enterprise participants. These laws, however, do impose standards concerning corporate formation and governance, which are qualitatively different from the general corporation laws of the United States. Similarly, the PRC accounting laws mandate accounting practices, which are not consistent with U.S. generally accepted accounting principles. PRC's accounting laws require that an annual "statutory audit" be performed in accordance with PRC accounting standards and that the books of account of Foreign Invested Enterprises are maintained in accordance with Chinese accounting laws. Article 14 of the People's Republic of China Wholly Foreign-Owned Enterprise Law requires a wholly foreign-owned enterprise to submit certain periodic fiscal reports and statements to designated financial and tax authorities, at the risk of business license revocation. While the enforcement of substantive rights may appear less clear than United States procedures, the Foreign Invested Enterprises and Wholly Foreign-Owned Enterprises are Chinese registered companies, which enjoy the same status as other Chinese registered companies in business-to-business dispute resolution. Any award rendered by an arbitration tribunal is enforceable in accordance with the United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards (1958). Therefore, as a practical matter, although no assurances can be given, the Chinese legal infrastructure, while different in operation from its United States counterpart, should not present any significant impediment to the operation of Foreign Invested Enterprises

ANY RECURRENCE OF SEVERE ACUTE RESPIRATORY SYNDROME, OR SARS, OR ANOTHER WIDESPREAD PUBLIC HEALTH PROBLEM, COULD HARM OUR OPERATIONS.

A renewed outbreak of SARS or another widespread public health problem (such as bird flu) in the PRC, where all of our revenues are derived, could significantly harm our operations. Our operations may be impacted by a number of health-related factors, including quarantines or closures of some of our offices that would adversely disrupt our operations. Any of the foregoing events or other unforeseen consequences of public health problems could significantly harm our operations.

BECAUSE OUR PRINCIPAL ASSETS ARE LOCATED OUTSIDE OF THE UNITED STATES AND MOST OF OUR DIRECTORS AND ALL OF OUR OFFICERS RESIDE OUTSIDE OF THE UNITED STATES, IT MAY BE DIFFICULT FOR YOU TO ENFORCE YOUR RIGHTS BASED ON U.S. FEDERAL SECURITIES LAWS AGAINST US AND OUR OFFICERS OR TO ENFORCE U.S. COURT JUDGMENT AGAINST US OR THEM IN THE PRC.

Most of our directors and all of our officers reside outside of the United States. In addition, our operating company is located in the PRC and substantially all of its assets are located outside of the United States. It may therefore be difficult for investors in the United States to enforce their legal rights based on the civil liability provisions of the U.S. Federal securities laws against us in the courts of either the U.S. or the PRC and, even if civil judgments are obtained in U.S. courts, to enforce such judgments in PRC courts. Further, it is unclear if extradition treaties now in effect between the United States and the PRC would permit effective enforcement against us or our officers and directors of criminal penalties, under the U.S. Federal securities laws or otherwise.

WE MAY HAVE DIFFICULTY ESTABLISHING ADEQUATE MANAGEMENT, LEGAL AND FINANCIAL CONTROLS IN THE PRC.

The PRC historically has not adopted a western style of management and financial reporting concepts and practices, as well as in modern banking, computer and other control systems. We may have difficulty in hiring and retaining a sufficient number of qualified employees to work in the PRC. As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards.

THE RELATIVE LACK OF PUBLIC COMPANY EXPERIENCE OF OUR MANAGEMENT TEAM MAY PUT US AT A COMPETITIVE DISADVANTAGE.

Our management team lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. The individuals who now constitute our senior management have never had responsibility for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our senior management may not be able to implement programs and policies in an effective and timely manner that adequately responds to such increased legal, regulatory compliance and reporting requirements. Our failure to comply with all applicable requirements could lead to the imposition of fines and penalties and distract our management from attending to the growth of our business.

RISKS RELATED TO OUR COMMON STOCK.

OUR OFFICERS AND DIRECTORS CONTROL US THROUGH THEIR POSITIONS AND STOCK OWNERSHIP AND THEIR INTERESTS MAY DIFFER FROM OTHER STOCKHOLDERS.

As of November 13, there were 22,152,311 shares of our common stock issued and outstanding. Our officers and directors beneficially own approximately 41.02% of our common stock. Mr. Ronghua Wang, our Chairman, beneficially owns approximately 40.48% of our common stock. As a result, he is able to influence the outcome of stockholder votes on various matters, including the election of directors and extraordinary corporate transactions including business combinations. Yet Mr. Wang's interests may differ from those of other stockholders. Furthermore, ownership of 41.02% of our common stock by our officers and directors reduces the public float and liquidity, and may affect the market price, of our common stock.

WE ARE NOT LIKELY TO PAY CASH DIVIDENDS IN THE FORESEEABLE FUTURE.

We intend to retain any future earnings for use in the operation and expansion of our business. We do not expect to pay any cash dividends in the foreseeable future but will review this policy as circumstances dictate. Should we decide in the future to do so, as a holding company, our ability to pay dividends and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries. In addition, our operating subsidiaries, from time to time, may be subject to restrictions on their ability to make distributions to us, including restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions.

THERE IS CURRENTLY NO TRADING MARKET FOR OUR COMMON STOCK.

Our common stock is not quoted on any exchange or inter-dealer quotation system. There is no trading market for our common stock and our common stock may never be included for trading on any stock exchange or through any quotation system (including, without limitation, the NASDAQ Stock Market and the FINRA over-the-counter Bulletin Board). You may not be able to sell your shares due to the absence of a trading market.

Our common stock may be also subject to the "penny stock" rules to the extent that its price is below $5.00, which rules require delivery of a schedule explaining the penny stock market and the associated risks before any sale. These requirements may further limit your ability to sell your shares.

OUR COMMON STOCK IS ILLIQUID AND SUBJECT TO PRICE VOLATILITY UNRELATED TO OUR OPERATIONS.

If a market for our common stock does develop, its market price could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or us. In addition, the stock market itself is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

OUR COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES, WHICH REQUIRE DELIVERY OF A SCHEDULE EXPLAINING THE PENNY STOCK MARKET AND THE ASSOCIATED RISKS BEFORE ANY SALE.

Our common stock is currently subject to regulations prescribed by the SEC relating to "penny stocks." The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price (as defined in such regulations) of less than $5 per share, subject to certain exceptions. These regulations impose additional sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 and individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 (individually) or $300,000 (jointly with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of these securities and have received the purchaser's prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The penny stock rules may restrict the ability of broker-dealers to sell our common stock and may affect the ability of investors to sell their common stock.

A LARGE NUMBER OF SHARES WILL BE ELIGIBLE FOR FUTURE SALE AND MAY DEPRESS OUR STOCK PRICE.

We may be required, under terms of future financing arrangements, to offer a large number of common shares to the public, or to register for sale by future private investors a large number of shares sold in private sales to them.

Sales of substantial amounts of common stock, or a perception that such sales could occur, and the existence of options or warrants to purchase shares of common stock at prices that may be below the then-current market price of our common stock, could adversely affect the market price of our common stock and could impair our ability to raise capital through the sale of our equity securities, either of which would decrease the value of any earlier investment in our common stock.

WE ARE AUTHORIZED TO ISSUE "BLANK CHECK" PREFERRED STOCK, WHICH, IF ISSUED WITHOUT STOCKHOLDERS APPROVAL, MAY ADVERSELY AFFECT THE RIGHTS OF HOLDERS OF OUR COMMON STOCK.

We are authorized to issue 10,000,000 shares of preferred stock, of which 5,000,000 shares have been designated as Series A Preferred Stock. As of November 13, 2007 there were 72,500 shares of Series A Preferred Stock issued and outstanding. The Board of Directors is authorized under our Articles of

Amendment to provide for the issuance of additional shares of preferred stock by resolution, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the stockholders. Any shares of preferred stock so issued are likely to have priority over the common stock with respect to dividend or liquidation rights. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control, which could have the effect of discouraging bids for our company and thereby prevent stockholders from receiving the maximum value for their shares. We have no present intention to issue any shares of its preferred stock in order to discourage or delay a change of control. However, there can be no assurance that preferred stock will not be issued at some time in the future.



                              SELLING STOCKHOLDERS

This prospectus relates to the offer and sale of our common stock by the selling stockholders identified in the table below. Each of the selling stockholders acquired the Series A Preferred Stock and the warrants in a series of private placement transactions completed as of June 4, 2007. Each investor was an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act at the time of the transactions.

None of the selling stockholders has held a position as an officer or director of the Company, nor has any selling stockholder had a material relationship of any kind with the Company.

The table set forth below lists the names of the selling stockholders as well as
(1) the number of shares underlying the Series A Preferred Stock acquired by the selling stockholder in the private placements all of which are being registered, and (2) the number of shares underlying the warrants acquired by the selling stockholder in the private placements all of which are being registered.

Each selling stockholder is offering for sale all of the shares he or it will acquire upon conversion of the Series A Preferred Stock and exercise of the warrants acquired in the private placements.

Each selling stockholder may offer for sale all or part of the shares from time to time. The table below assumes that the selling stockholders will sell all of the shares offered for sale and that they beneficially own no other shares other than those acquired in the private placements. Accordingly they will beneficially own no shares of common stock upon completion of the offering. A selling stockholder is under no obligation, however, to sell any shares immediately pursuant to this prospectus, nor is a selling stockholder obligated to sell all or any portion of the shares at any time.


------------------------- --------------------------- ------------------------------ ----------------- -------------------

                            TOTAL NUMBEROF SHARES      TOTAL PERCENTAGE OF SHARES     MAXIMUM NUMBER    NUMBER OF SHARES
    NAME OF SELLING        BENEFICIALLY OWNED PRIOR    BENEFICIALLY OWNED PRIOR TO   OF SHARES TO BE      OWNED AFTER
      STOCKHOLDER              TO OFFERING (1)                OFFERING (2)                 SOLD           OFFERING (3)
------------------------- --------------------------- ------------------------------ ----------------- -------------------
 KWCB Investments, Ltd.          2,102,100(4)                     8.67%                 2,102,100              0
------------------------- --------------------------- ------------------------------ ----------------- -------------------
 Joseph J. Amiel Money            75,075 (5)                      0.34%                   75,075               0
     Purchase Fund
------------------------- --------------------------- ------------------------------ ----------------- -------------------

------------------------------
(1) In accordance with applicable SEC rules, includes all shares that the selling stockholder may acquire upon conversion of Series A Preferred Stock and exercise of warrants within 60 days. Because the selling stockholders may convert all of their Series A Preferred Stock and exercise all of their warrants within 60 days, this includes all of the stock underlying their Series A Preferred Stock and warrants. Each listed selling stockholder has sole investment and voting power with respect to all shares of common stock attributed to such selling stockholder.


                                       20


(2) As of November 13, 2007, we had outstanding 22,152,311 shares of common stock. In accordance with footnote (4), in determining the percent of common stock beneficially owned by a selling stockholder prior to the offering, (a) the numerator is the number of shares of common stock beneficially owned by such selling stockholder on November 13, 2007, including shares the beneficial ownership of which may be acquired within 60 days on conversion of Series A Preferred Stock or on exercise of warrants, and (b) the denominator is the sum of (i) the 22,152,311 shares outstanding on November 13, 2007, and (ii) the number of shares underlying the Series A Preferred Stock and warrants, which each of the selling stockholders has the right to acquire within 60 days of November 13, 2007.

(3)      Assumes the sale of all shares offered by the selling stockholders.

(4) Includes 1,051,050 shares issuable upon conversion of Series A Preferred Stock and 1,051,050 shares issuable upon exercise of warrants, all of which were acquired from us in private transactions in May and June of 2007.

(5) Includes 37,538 shares issuable upon conversion of Series A Preferred Stock and 37,538 shares issuable upon exercise of warrants, all of which were acquired from us in private transactions in May and June of 2007.


BACKGROUND

Between May 29, 2007 and June 4, 2007, we raised $725,000 in a private placement of our Series A Convertible Preferred Stock at a purchase price of $10.00 per share which we issued together with an aggregate of 1,088,588 warrants to purchase our common stock at a purchase price of $1.00 per share. The Series A Convertible Preferred Stock is convertible into 1,088,588 shares of our common stock, or 4.47% of our issued and outstanding stock on a fully diluted basis. The warrants are convertible into 1,088,588 shares of our common stock, or 4.47% of our issued and outstanding common stock on a fully diluted basis.

The agreements entered into with the investors include a Preferred Stock and Warrant Purchase Agreement, and disclosure schedules and exhibits in support thereof including the warrant. The following is a summary of the material terms of those documents.

SECURITIES PURCHASE AGREEMENT
The Preferred Stock and Warrant Purchase Agreement provides for the purchase by the investors of the securities as set forth below.

                                                                        NUMBER OF
                                                                         SHARES OF
                                                                          COMMON          NUMBER OF
                                                       NUMBER OF        UNDERLYING        SHARES OF
                                                         SHARES          SERIES A           COMMON
                                   AMOUNT OF          OF SERIES A        PREFERRED        UNDERLYING
       NAME                        INVESTMENT       PREFERRED STOCK        STOCK           WARRANTS     DATE OF AGREEMENT

KWCB Investments, Ltd.              $ 700,000            70,000          1,051,050        1,051,050         May 29, 2007
Joseph J. Amiel Money
Purchase Fund                        $25,000             2,500            37,538            37,538          June 4, 2007


  Total                             $ 725,000            72,500          1,088,588        1,088,588


REPRESENTATIONS; WARRANTIES; INDEMNIFICATION: The Preferred Stock and Warrant Purchase Agreement contains representations and warranties by us and the investors which are customary for transactions of this type.

COVENANTS: The Preferred Stock and Warrant Purchase Agreement contains certain covenants on our part, including the following:

     o We shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the Conversion Shares and the Warrant Shares;

     o So long as any Purchaser beneficially owns any Securities, the Company shall maintain its corporate existence, except in the event of a merger, consolidation or sale of all or substantially all of the Company's assets, as long as the surviving or successor entity in such transaction assumes the Company's obligations hereunder and under the agreements and instruments entered into in connection herewith;

     o No Purchaser has an existing short position with respect to the Company's Common Stock. Each Purchaser agrees not to, directly or indirectly, enter into any short sales with respect to the Common Stock prior to the date on which such Purchaser is entitled to sell, transfer the number of shares of Common Stock as to which such Purchaser proposes to establish a short position;

THE SERIES A PREFERRED STOCK

The rights and preferences of the Series A Preferred Stock are set forth in the Articles of Amendment. The following is a summary of the rights and preferences:

NO DIVIDENDS.  The Series A Preferred shall not be entitled to any dividends..

VOTING RIGHTS. The Series A Preferred Stock has no voting rights except as may be required by Maryland law. However, the approval of the holders of at least 51% of the Series A Preferred Stock is required for:

     o The authorization, creation, or issuance, or any increase in the authorized or issued amount, of any class or series of stock ranking equal or prior to the Series A Preferred; or

     o The amendment, alteration, or repeal, whether by merger, consolidation, or otherwise, of any of the provisions of the Articles of Incorporation of the corporation which would alter or change the powers, preferences, or special rights of the shares of the Series A Preferred so as to affect them adversely; provided, however, that any increase in the amount of authorized Series A Preferred, or the creation and issuance of series of Blank Check Preferred Stock with dividend rights or ranking junior to the Series A Preferred with respect to the distribution of assets upon liquidation, dissolution, or winding up, shall not be deemed to adversely affect such powers, preferences, or special rights.

LIQUIDATION PREFERENCE. On liquidation the holders are entitled to receive $10 per share (out of available assets) before any distribution or payment can be made to the holders of any junior securities.

CONVERSION.

CONVERSION AT OPTION OF HOLDER. Upon the valuation of the common stock by a person, firm or entity engaged in the business of providing evaluations or appraisals of the value of securities of companies which is selected in good faith by the Board of Directors of the corporation and is independent of the corporation (the "Valuation Firm"), each share of Series A Preferred Stock is convertible into shares of common stock at the option of the holder at a Conversion Price based on the valuation of the common stock on a per share basis (the "Valuation Price"). Conversion Price shall mean the price equal to the product obtained by multiplying (x) 1/3, times (y) 80% of the Valuation Price. The aggregate number of shares of common stock which may be issued upon conversion of the Series A Preferred Stock shall be no more than 2 million shares.

ADJUSTMENT TO CONVERSION PRICE OF SERIES A PREFERRED STOCK. The Conversion Price shall be appropriately adjusted in the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, or similar change in the corporation's Common Stock.

REGISTRATION RIGHTS. The holders of Series A Preferred will be entitled to piggyback registration rights for a period of two years after the conversion.

LOCKUP: Upon the conversion of the shares of Series A Preferred into shares of Common Stock ("Conversion Shares"), the holders may not sell such Conversion Shares for a period of 150 days following the conversion; provided, however, after the expiration of 90 days after the Conversion a holder may sell up to one-third of the Conversion Shares issued to such holder, and after the expiration of 120 days following the Conversion a holder may sell up to an additional one-third of the Conversion Shares issued to such holder.

THE WARRANTS Each warrant entitles the holder to purchase up to 15.015 shares of Common Stock at a purchase price of $1.00 per share, subject to adjustment. The warrants terminate on the third anniversary of the date after which the Warrants are issued.

REGISTRATION RIGHTS. The holders of the Warrants will be entitled to the piggyback registration rights for a period of two years after the conversion.

                              PLAN OF DISTRIBUTION

         The selling stockholders and any of their pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock being offered under this prospectus on any stock exchange, market or trading facility on which shares of our common stock may be traded in the future or in private transactions. These sales may be at fixed or negotiated prices. As of the date of this prospectus, there is no public market for our common stock. The selling stockholders are offering the common stock under this prospectus in the hope that such a market will develop. The selling stockholders may use any one or more of the following methods when disposing of shares:

     o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

     o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     o purchases by a broker-dealer as principal and resales by the broker-dealer for its account;

     o an exchange distribution in accordance with the rules of the applicable exchange;

     o    privately negotiated transactions;

     o to cover short sales made after the date that the registration statement of which this prospectus is a part is declared effective by the Commission;

     o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

     o    a combination of any of these methods of sale; and

     o    any other method permitted pursuant to applicable law.

The shares may also be sold under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

Broker-dealers engaged by a selling stockholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from a selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, which commissions as to a particular broker or dealer may be in excess of customary commissions to the extent permitted by applicable law.

If sales of shares offered under this prospectus are made to broker-dealers as principals, we would be required to file a post-effective amendment to the registration statement of which this prospectus is a part. In the post-effective amendment, we would be required to disclose the names of any participating broker-dealers and the compensation arrangements relating to such sales.

The selling stockholder and any broker-dealers or agents that are involved in selling the shares offered under this prospectus may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. Commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Any broker-dealers or agents that are deemed to be underwriters may not sell shares offered under this prospectus unless and until we set forth the names of the underwriters and the material details of their underwriting arrangements in a supplement to this prospectus or, if required, in a replacement prospectus included in a post-effective amendment to the registration statement of which this prospectus is a part.

The selling stockholder and any other persons participating in the sale or distribution of the shares offered under this prospectus will be subject to applicable provisions of the Exchange Act, and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholder or any other person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

If any of the shares of common stock offered for sale pursuant to this prospectus are transferred other than pursuant to a sale under this prospectus, then subsequent holders could not use this prospectus until a post-effective amendment or prospectus supplement is filed, naming such holders. We offer no assurance as to whether any of the selling stockholder will sell all or any portion of the shares offered under this prospectus.

We have agreed to pay all fees and expenses we incur incident to the registration of the shares being offered under this prospectus. However, each selling stockholder and purchaser is responsible for paying any discounts, commissions and similar selling expenses they incur.

We and the selling stockholders have agreed to indemnify one another against certain losses, damages and liabilities arising in connection with this prospectus, including liabilities under the Securities Act.


                                 USE OF PROCEEDS

We will not receive any of the proceeds from any sales of the shares offered and sold under this prospectus by the selling shareholders. However, we will receive proceeds from any exercise of warrants to purchase 1,088,588 shares of our common stock, for $1 per share, which we issued in connection with private financing transactions in May and June of 2007, if those warrants are exercised for cash. If all of our outstanding warrants were exercised for cash, we would receive proceeds of $1,088,588. We cannot assure you that any of the warrants will ever be exercised for cash or at all. We intend to use any proceeds received from the exercise of warrants for working capital and other general corporate purposes.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

MARKET INFORMATION

Our common stock is not traded or quoted on any exchange or inter-dealer quotation system. We will seek to have our common stock quoted on the OTC Bulletin Board as soon as practicable after the effective date of this registration statement. As of the date of this prospectus, there are outstanding shares of preferred stock and warrants to purchase our common stock that are convertible and exercisable into a total of 2,177,176 shares of our common stock. The shares of common stock underlying that preferred stock and those warrants are all owned by the selling stockholders named in this prospectus, and they are the same shares of common stock being offered under this prospectus.

HOLDERS

As of November 13, 2007, there were 22,152,311 shares of our common stock issued and outstanding, and there were approximately 75 holders of record of our common stock.

DIVIDENDS

We have not declared or paid any cash dividends on our common stock during either of our last two fiscal years or during our last two fiscal quarters. The payment of dividends, if any, is at the discretion of the Board of Directors and is contingent on the Company's revenues and earnings, capital requirements, financial conditions. We currently intend to retain all earnings, if any, for use in business operations. Accordingly, we do not anticipate declaring any dividends in the near future.

The PRC's national currency, the Yuan, is not a freely convertible currency. For an explanation of how this may restrict our ability to declare dividends on our common stock, please refer to the risk factors "Governmental control of currency conversion may affect the value of your investment," "The fluctuation of the Renminbi may harm your investment," and "Recent PRC State Administration of Foreign Exchange ("SAFE") Regulations regarding offshore financing activities by PRC residents have undergone a number of changes which may increase the administrative burden we face."

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS.

We do not have any equity compensation plans.

PENNY STOCK REGULATIONS

The SEC has adopted regulations which generally define "penny stock" to be an equity security that has a market price of less than $5.00 per share. Our common stock falls within the definition of penny stock and is subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 or $300,000, together with their spouse).

For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell the common stock and may affect the ability of investors to sell their common stock in the secondary market.

SHARES ELIGIBLE FOR FUTURE SALE

There is no established trading market for our common stock. Future sales of substantial amounts of our common stock in the trading market could adversely affect market prices.

This is an offering of 2,177,176 shares of our common stock by the selling stockholders, among which up to 1,088,588 shares may be acquired on conversion of our Series A Preferred Stock and 1,088,588 shares may be acquired on exercise of warrants. As of November 13, there were 22,152,311 shares of our common stock outstanding. Assuming (i) conversion of all of the Series A Preferred Stock and
(ii) the exercise of all of the warrants being registered in this prospectus, there will be 24,329,487 shares of common stock outstanding after this offering is completed. All of the 2,177,176 shares held by the selling stockholders are being registered for resale pursuant to this prospectus, and all other outstanding shares not registered in this prospectus will be deemed "restricted securities" as defined under Rule 144. Restricted securities may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144 promulgated under the Securities Act, which rules are summarized below.

RULE 144

In general, under Rule 144 as currently in effect, a person or persons whose shares are aggregated, who has beneficially owned shares of common stock for at least one year, including the holding period of any prior owner, except if the prior owner was one of our affiliates, would be entitled to sell within any three-month period a number of shares that does not exceed the greater of:

     o    1% of the number of shares of our common stock then outstanding; or
     o the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about our company.


RULE 144(K)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at any time during the 90 days preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, including the holding period of any prior owner except one of our affiliates, is entitled to sell the shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.


REGISTRATION UNDER THE SECURITIES ACT

Except for the 2,177,176 shares of common stock being registered in the registration statement and described in this prospectus, the Company has not agreed to register any other shares of stock under the Securities Act.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

         The following discussion should be read in conjunction with the Company's financial statements and the notes thereto which appear elsewhere in this report. The results shown herein are not necessarily indicative of the results to be expected in any future periods. This discussion contains forward-looking statements based on current expectations, which involve uncertainties. In some cases, you can identify forward-looking statements by terminology such as "anticipate," "estimate," "plan," "project,""predict," "potential," "continue," "ongoing," "expect," "believe," "intend," "may," "will," "should," "could," or the negative of these terms or other comparable terminology. All forward-looking statements included in this document are based on information available to the management on the date hereof, and the Company undertakes no obligation to update any such forward-looking statements. Actual results and the timing of events could differ materially from the forward-looking statements as a result of a number of factors. Readers should also carefully review factors set forth in other reports or documents that the Company file from time to time with the Securities and Exchange Commission.

OVERVIEW

         We conduct all of our operations through Shaanxi Aoxing Pharmaceutical Co., Ltd. ( "Aoxing Pharmaceutical"), a modern pharmaceutical company, based in the PRC,that has adopted international standards, complies with national industrial development trends, and is supported by the Shaanxi provincial government. Aoxing Pharmaceutical received China's National GMP ("Good Manufacturing Practices") certification in January 2006. Since its establishment in 1995, Aoxing Pharmaceutical has increased its productivity by a factor of twelve and currently has annual production capacity of $180 million.

The Company currently has five state approved drugs on the market, as listed below, with an additional twelve drugs in development, and derives all of its revenues in China.

     |X| Xin AoXing Oleanolic Acid Capsule: an over-the-counter ("OTC") drug that treats chronic hepatitis B disease.
     |X| Compound Paracetamol & Amantadine Hydrochloride Capsule: an OTC drug that treats the common cold.
     |X| Danshen Granule: a prescription drug effective in treating coronary heart disease, myocarditis and angina pectoris with no known side effects.
     |X| Pediatric Medicine: a prescription drug used for treating children's cough and respiratory tract infection with no known side effects.
     |X| Tianqi Dysmenorrhea Capsule: an OTC traditional Chinese medicine for treating dysmenorrhea with no known side effects.

The Company's best-selling product, Xin Aoxing Oleanolic Acid Capsule, is the only non-prescription drug in China that treats hepatitis and the only oral intake hepatitis treatment product licensed for sale by the PRC government. Xin AoXing Oleanolic Acid Capsule meets the requirements of China's "Chronic Hepatitis Prevention Guide" and is listed as a designated quality product for Hepatitis B in China.

The Company currently holds three patents and is planning to apply for another three patents by the end of 2007. The marketing network of the Company covers 21 provinces and sells products in more than 28 provinces throughout China.

In July 2007, a contractual arrangement between the Aoxing Pharmaceutical and Shaanxi Biostar Biotech Ltd. ("Shaanxi BioTech"), a wholly-foreign owned enterprise formed in the PRC, was initiated, and and on November 1, 2007 the agreement was finalized. Under the terms of the agreement, the Company and all of its shareholders have agreed to entrust the WFOE to manage and operate the Company. The parent company of Shaanxi BioTech, Biostar Pharmaceuticals, Inc. ("Biostar"), was incorporated on March 27, 2007, under the laws of the State of Maryland. In accordance with relevant accounting rules, Biostar reports its financial results together with those of Shaanxi BioTech and Aoxing Pharmaceutical, in consolidated financial statements. In the discussion and analysis that follows, the results discussed are for the consolidated companies, and are based entirely on operations conducted by Aoxing Pharmaceutical.

RECENT DEVELOPMENTS

In 2007, in order to extend its sales network, the Company activated a series of strategic projects as follows:

     |X| The high-margin-product marketing network promotion plan I, or "Hundred City" project, targets 31 provinces in China and hundreds of cities and counties within those provinces with the goal of building its Xin AoXing Oleanolic Acid Capsule brand as one of the biggest brand names for hepatitis treatment medicine in China, and building the largest and most efficient hepatitis treatment medicine distribution network in China.

     |X| The high-margin-product marketing network promotion plan II, or "China Hepatitis Internet Hospital " project, targets every region in China that has internet access to provide hepatitis patients diagnosis, specialist consultation, drug prescription and many more hospital type services online and to build an online drug store selling hepatitis treating medicines which recommends the Company's Xin AoXing Oleanolic Acid Capsule as the preferred product.

     |X| The China new rural medical supply cooperative program, or "Blue Sea" project: targets six provinces in China and 300 counties within those provinces to become the largest and most innovative pharmaceutical products supplier to China's rural market.

     |X| The retail agent network promotion strategy, or "Mercury" project, targets counties within 31 provinces in China to promote the Company's "Gan Wang" Compound Paracetamol & Amantadine Hydrochloride Capsule so that it becomes one of the most important brand OTC drugs for flu treatment.

     |X| The merger and acquisition strategic plan contemplates the acquisition of four or five pharmaceutical manufacturers and one medical supplement company over the next five-year period.

The goal is to have a variety categories of pharmaceutical and medical supplement products, such as the medicines for hepatitis, gynecopathy and various male diseases, and other conditions, distributed to 31 provinces in China and to expand our sales network to approximately 300 cities, and ultimately become the pharmaceutical industry leader in northwestern China. As of the date of this prospectus, the "Hundred City" plan is in progress, the website for "online hospital for hepatitis B" is about to go live, the Company is planning to advertise for the "internet hospital" through the largest Chinese internet search website, Baidu.com, and the pilot test of our "Blue Sea" project has been launched.

LIQUIDITY AND CAPITAL RESOURCES

         Total assets increased from $9,418,923 at June 30, 2006 to $16,915,714 at June 30, 2007. The increase is primarily attributable to the increase in accounts receivable of approximately $1,580,104, as a result of the Company's increase in revenues and providing longer credit term to customers with the planned objective of increasing sales and revenues, an increase in fixed assets of approximately $1,314,001, and an increase in intangible assets of approximately $4,670,972, resulting from acquisition of land use rights and patents.

         The Company's total outstanding current liabilities increased to approximately $3,870,296 at June 30, 2007, as compared to approximately $3,001,331 at June 30, 2006. The current liabilities increase was the result of additional customer advances and deposits, and the increase in income tax payable, net of a decrease in accounts payable.

         From June 30, 2006, to June 30, 2007, the Company's cash and cash equivalents decreased by approximately $303,809 as a result of prolonged customer credit, additional capital expenditures, and paying-off accounts payables. The Company has funded its recent operations and capital expenditures primarily using the $3.4 million additional capital received in fiscal year 2006 from the Company's current owners, as well as short-term bank loans and cash generated from operations.

         Net cash provided by operating activities for the six months ended June 30, 2007, was $66,544. This was primarily due to the net income of $1,523,906, adjusted by non-cash related expenses including depreciation of $147,882, amortization of intangible assets of $142,284, and allowance for doubtful accounts of $48,238, offset by a net decrease in working capital items of $1,795,766. The net decrease in working capital items was mainly due to increase in account receivables which resulted from the significant increase in revenues during the six months ended June 30, 2007, the longer credit term provided to customers as part of the sales promotion, increase in inventories to prepare for the ongoing sales promotion, and paying off some value-added tax payable. The net decrease in working capital items was partially offset by the increase in accounts payables, accrued liabilities and income tax payable.

         Net cash used in investing activities for the six months ended June 30, 2007, was $41,269. This was primarily due to equipment and machinery purchase of $3,746 and additional construction fee of $37,523 paid for property under construction.

         Net cash provided by financing activities for the six months ended June 30, 2007, was $384,931 representing the proceeds from short-term bank loans.

                  Management believes the Company currently has sufficient cash to maintain operations at its present level for at least the next twelve months. However, to fulfill the planned expansion and acquisition, the Company is currently seeking approximately $8.5 million in new funding over the next one to two year period. There cannot be any guarantees that the Company will be able to raise this additional capital on terms acceptable to management or at all. If the Company is not able to raise this additional capital, it could be forced to curtail some of the currently anticipated expenditures in the above mentioned areas. Should the Company be forced to do this, it could have an impact on the anticipated future sales and earnings.

RESULTS OF OPERATIONS

COMPARISON OF RESULTS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2006, TO THE FISCAL YEAR ENDED DECEMBER 31, 2005

         REVENUE. During the fiscal year ended December 31, 2006, the Company generated $5,745,787 from product sales compared to revenues from product sales for the fiscal year ended December 31, 2005, of $3,979,038. This is an increase of $1,766,749 or approximately 44%. The increase was primarily due to more robust sales of the Company's product line, particularly the sales of its Xin Aoxing Oleanolic Acid Capsule, Pediatrics Medicine and Tianqi Dysmenorrhea. Domestic Chinese customers accounted for 100% of total sales. During the year ended December 31, 2006, it is estimated that 42.1% of these sales were from the sale of Xin Aoxing Oleanolic Acid Capsule, 19.4% were from the sale of Taohuasan Pediatric Medicine, 13.1% were from the sale of Tianqi Dysmenorrhea Capsule, 15.9% were from the sale of Gan Wang Compound Paracetamol Capsule, and 9.5% were from the sale of Danshen Granule.

         Management anticipates growing total revenues by as much as 100% in 2007, through broader distribution within China by introducing the high-profit-product marketing network promotion plan ("Hundred City" project and "China Hepatitis Internet Hospital" project) and the China new rural medical supply cooperative program ("Blue Sea" project), and the addition of new products. Despite the views of management, the statement concerning future gross revenues is a forward-looking statement that involves certain risks and uncertainties, which could result in a fluctuation of gross sales below those achieved for the year ended December 31, 2006. Pricing of the Company's products and gross profit on product sales could change due to competitive forces, which could negatively impact future sales and or operating profits.

         COST OF SALES. Cost of sales increased $833,859, or 39%, in the fiscal year ended December 31, 2006, to $2,978,884, or 52% of product net sales, compared to $2,145,025, or 54% of product net sales, in the fiscal year ended December 31, 2005. Cost of sales increased in the fiscal year ended December 31, 2006, compared to the fiscal year ended December 31, 2005 primarily as a result of the 44% increase in product net sales. The cost of sales as a percentage of product net sales for the fiscal year ended December 31, 2006 decreased 2% from the cost of sales percentage in the fiscal year ended December 31, 2005, primarily as a result of the increase in the mix of Pediatrics Medicine and Tianqi Dysmenorrhea product net sales relative to total product net sales. Pediatrics Medicine and Tianqi Dysmenorrhea product net sales generally have a lower cost of sales percentage compared to the Company's other pharmaceutical products.

         GROSS PROFIT. Gross profit on product sales for the fiscal year ended December 31, 2006, was $2,766,903 compared to $1,834,013 for the fiscal year ended December 31, 2005, an increase of $932,890 or approximately 51%. The increase in gross profits during 2006 was due primarily to the $1.8 million increase in sales of high profit margin products. More efficient product manufacturing and selling directly to consumers instead of using distributors accounted for the remainder of the increase in the gross profits.

         Management anticipates future gross profit margins to increase by as much as another 28% in 2007. This gross profit margin increase is largely due to the anticipated increase in the sales of Xin Aoxing Oleanolic Acid Capsule while substantially lower the distribution cost of this product by directly marketing to consumers instead of going through third party distributors. The Company plans to achieve higher average unit profit through the introduction of high-profit-product marketing network promotion plan ("Hundred City" project and "China Hepatitis Internet Hospital" project) and the use of low cost Chinese herb as raw material. Management believes that lower distribution costs will result from the opening of the "China Hepatitis Internet Hospital". Management also believes that the increased unit production and sales volume being achieved will enable the Company to negotiate improved raw material supply prices. Despite the views of management, the statement concerning future gross profit margins is a forward-looking statement that involves certain risks and uncertainties, which could result in a fluctuation of gross margins below those achieved for the year ended December 31, 2006. Pricing of the Company's products and gross profit on product sales could change due to competitive forces that could negatively impact future sales and or operating profits.

         SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. The Company incurred Selling, General and Administrative expenses of $983,913 for fiscal year ended December 31, 2006, compared to $694,879 for the fiscal year ended December 31, 2005, an increase of $289,034 or approximately 42%. This increase in 2006 was primarily due to higher depreciation expenses, resulting from additional purchases of building and equipment, higher promotional expenditures, resulting from the direct marketing, increase in sales related tax levy and shipping expenses, as a result of increase in revenues, increase in personnel compensation and related staff welfare, and the inclusion of amortization expense, resulting from the purchase of land use right.

         INTEREST EXPENSE. The Company incurred interest expense of $82,640 for fiscal year ended December 31, 2006, compared to $31,422 for the fiscal year ended December 31, 2005, an increase of $51,218 or approximately 163%. This increase in 2006 was mainly due to more interest paid for the short-term bank loan during the year.

         NET INCOME. The Company recorded net income for the fiscal year ended December 31, 2006, of $1,696,921 compared to net income of $1,111,543 for the fiscal year ended December 31, 2005. The increase is the result of the aforementioned increase in revenues of $1.8 million, net of the increase in cost of sales of $833,859, operating expenses of $289,034, and interest expense of $51,218.

COMPARISON OF RESULTS FOR THE SIX MONTHS ENDED JUNE 30, 2007 TO SIX MONTHS ENDED JUNE 30, 2006

         REVENUE. During the six-month period ended June 30, 2007, the Company generated $5,477,061 from product sales compared to revenues from product sales for the six-month ended June 30, 2006 of $2,172,505. This represents a sales increase of $3,304,556 or approximately 152% from the six-month period ended June 30, 2006. The increase in revenues was due to more sales of the Company's five state approved drugs, as a result of the management's strategic decision to commence the projects of building the network to market profitable products, particularly the Xin Aoxing Oleanolic Acid Capsule. Domestic Chinese customers still accounted for 100% of total sales. During the first six months of 2007, approximately 65.3% of these sales were from the sale of Xin Aoxing Oleanolic Acid Capsule, 10.8% were from Taohuasan Pediatrics Medicine, 9.0% were from Gan Wang Compound Paracetamol and Amantadine Hydrochloide Capsules, 8.2% were from Tianqi Dysmenorrhea Capsule, and 6.7% were from Danshen Granule.

         Management anticipates growing total revenues by as much as 100% in 2007, through the continuing implementation of high-margin-product marketing network promotion plan ("Hundred City" project and its "China Hepatitis Internet Hospital" project), the introduction of China new rural medical supply cooperative program ("Blue Sea" project), and the addition of new products. Starting from March 1, 2007, the Company plans to develop 10 city-level markets each month, targeting 15 large scale drug stores or supermarkets or chain stores in capital cities, targeting four drug stores and one hospital in regular cities, and targeting 10 middle-size drug stores in counties within the city. By the end of June 2007, the Company had launched the "Hundred City" marketing project in 26 cities in three provinces, Shandong, Guizhou and Shaanxi. The website for "China Hepatitis Internet Hospital" is expected to go live within a few months of the date of this prospectus. Starting August 1, 2007, the Company began its "Blue Sea" project to develop 300 county-level sales stations and to initate a marketing program in approximately 200 villages in each county. Despite the views of management, the statement concerning future gross revenues is a forward-looking statement that involves certain risks and uncertainties, which could result in a fluctuation of total sales below those anticipated to be achieved. Pricing of the products and gross profit on product sales could change due to competitive forces, which could negatively impact future sales and or operating profits.

         COST OF SALES. Cost of sales increased $557,234, or 47%, in the six-month ended June 30, 2007, to $1,731,666, or 32% of product net sales, compared to $1,174,432, or 54% of product net sales, in the six-month ended June 30, 2006. Cost of sales in dollars increased in the six-month ended June 30, 2007, compared to the same period 2006 primarily as a result of the 152% increase in product net sales. The cost of sales as a percentage of product net sales for the six-month ended June 30, 2007 decreased 22%, compared to the cost of sales percentage for the same period 2006, primarily as a result of the increase in the mix of high margin product net sales (Xin Aoxing Oleanolic Acid Capsule) relative to total product net sales, and the Company's transition from selling to distributors at lower prices (i.e. wholesale) to selling directly to consumers at much higher prices (i.e. retail) through the Company's own retail sales campaign. The cost of sales of Xin Aoxing Oleanolic Acid Capsule as a percentage of its own product net sales decreased about 40% as a result of the Company's direct marketing to consumers through the implementation of high-margin-product marketing network promotion plan.

         GROSS PROFIT. Gross profit on product sales for the six-month ended June 30, 2007, was $3,745,395 compared to $998,073 for the six-month ended June 30, 2006, an increase of $2,747,322. These figures represent a 275% increase of the Company's gross margin to approximately 68%. This increase in gross profit was achieved through the planned marketing expansion of highly profitable products to retail market and the decreased use of third party distributors.

         During the remainder of 2007, management anticipates continuing to increase the gross profit margin in order to achieve further gains, which may represent an increase of more than 28% over 2006 fiscal year. Management anticipates achieving this significant increase in gross profit margin through promoting the Company's most renowned high dosage low cost OTC drug, Xin Aoxing Oleanolic Acid Capsule by the continued implementation of the high-margin-product marketing network promotion plan ("Hundred City" project and "China's biggest online hospital for hepatitis B" project), the use of low cost Chinese herbs as raw material, the acquisition of a pharmaceutical plant, and the introduction of new products, particularly high sales volume low cost generic drugs. From October to December, 2007, management intends to acquire the first pharmaceutical enterprise using the cash generated from operations and bank financing. Despite the views of management, the statement concerning future gross profit margins is a forward-looking statement that involves certain risks and uncertainties, which could result in a fluctuation of gross margins below those anticipated to be achieved. Pricing of the products and gross profit on product sales could change due to competitive forces that could negatively impact future sales and or operating profits.

         SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. The Company incurred Selling, General and Administrative expenses of $1,878,648 for the six-months ended June 30, 2007, compared to $416,155 for the six-months ended June 30, 2006, an increase of $1,462,493 or approximately 351%. This increase for the six-months ended June 30, 2007 was mainly due to the much higher promotional and advertising expenditures, as well as sales commissions and travel expenses, resulting from the direct marketing campaign, increase in office expenses, the inclusion of amortization expense relating to the purchase of land use rights and patents, increase in provision for doubtful accounts, sales related tax levies and shipping expenses relating to the increase in revenues, increase in professional fees relating to the Company's planning to go public in the United States, and higher depreciation expenses, resulting from the additional purchases of building and equipment.

         INTEREST EXPENSE. The Company incurred interest expense of $26,765 for the six-months ended June 30, 2007, compared to $40,880 for the six-month ended June 30, 2006, a decrease of $14,115 or approximately 35%. This decrease in the six-month ended June 30, 2007 was mainly due to less interest paid on the lower average balance of short-term bank loan, compared to the same period 2006.

         PROVISION FOR INCOME TAXES. Based on the Company's current operating structure and the preferential tax treatments available in China, the Company was exempt from income tax in 2006. From January 1, 2007 to December 31, 2009, the Company's income tax rate is 17%, a 50% reduction from the regular rate. Therefore, in the six-month ended June 30, 2007, the Provision for Income Taxes was $316,420 compared to $0 for the six-month ended June 30, 2006. If tax benefits currently available to the Company in China were to become no longer available, the Company's effective income tax rate could increase to 33%. Management expects the Company's effective tax rate for its operation in China to continue to increase in the future, as the Company experiences further expirations of tax holidays.

         NET INCOME. As a result of the above, in the six-month ended June 30, 2007, net income was $1,523,906 compared to net income of $537,652 for the six-month ended June 30, 2006. The increase is the result of the aforementioned increase in revenues of $3,304,556, net of the increase in cost of sales of $557,234, operating expenses of $1,462,493, and provision for income taxes of $316,420.

         ASSETS AND LIABILITIES. At June 30, 2007, the Company had total assets of $16,915,714 compared to total assets of $14,671,104 at December 31, 2006. Cash was $427,238 as of June 30, 2007, an increase of $415,304 from the $11,934 cash on hand as of December 31, 2006.

         Accounts receivable was $1,973,582 at June 30, 2007, an increase of approximately $1,592,663 from the $380,919 at December 31, 2006. Inventories increased approximately $456,805 to $606,368 at June 30, 2007 from the $149,563 at December 31, 2006. The increase in inventories was attributable to increased product inventories to support the Company's ongoing market expansion plan.

         Total liabilities at June 30, 2007 were $3,870,296, an increase of $761,412 from $3,108,884 at December 31, 2006. Accounts payable and accrued liabilities were $425,025 at June 30, 2007, an increase of approximately $159,496 from the $265,529 at December 31, 2006.

CRITICAL ACCOUNTING POLICIES

         The Company believes the following critical accounting policies, among others, affect management's more significant judgments and estimates used in the preparation of the financial statements:

Allowance for Doubtful Accounts

         The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. The allowance for doubtful accounts is based on specific identification of customer accounts and management's best estimate of the likelihood of potential loss, taking into account such factors as the financial condition and payment history of major customers. Management evaluates the collectability of the receivables at least quarterly. If the financial condition of the customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required. The differences could be material and could significantly impact cash flows from operating activities.

Inventory

         The Company writes down its inventory for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventory and the estimated market value based upon assumptions about future demand, future pricing and market conditions. If actual future demands, future pricing or market conditions are less favorable than those projected by management, additional inventory write-downs may be required and the differences could be material. Such differences might significantly impact cash flows from operating activities.

Property and Equipment

         Property and equipment are stated at historical cost less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Judgment is required to determine the estimated useful lives of assets, especially for computer equipment, including determining how long existing equipment can function and when new technologies will be introduced at cost-effective price points to replace existing equipment. Changes in these estimates and assumptions could materially impact the financial position and results of operations.

Accounting for Stock-Based Compensation

         The account for stock-based compensation based on the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", as amended by the Financial Accounting Standards Board Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation." Accounting Principles Board Opinion No. 25 and Financial Accounting Standards Board Interpretation No. 44 state that no compensation expense is recorded for stock options or other stock-based awards to employees that are granted with an exercise price equal to or above the estimated fair value per share of the company's common stock on the grant date. The Company adopted the disclosure requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" which requires compensation expense to be disclosed based on the fair value of the options granted at the date of the grant.

         In December 2004, the FASB issued FASB Statement No. 123R, "Share-Based Payment, an Amendment of FASB Statement No. 123" ("FAS No. 123R"). FAS No. 123R requires companies to recognize in the statement of operations the grant date fair value of stock options and other equity-based compensation issued to employees. FAS No. 123R is effective beginning in the Company's first quarter of fiscal 2006.

         The Company did not issue any stock options to employees during the period ended June 30, 200, therefore pro forma disclosures are not required for the six months ended June 30, 2007.

Sales Allowances

         A portion of the Company's business is to sell products to distributors who resell the products to the end customers. In certain instances, these distributors obtain discounts based on the contractual terms of these arrangements. Sales discounts are usually based upon the volume of purchases or by reference to a specific price in the related distribution agreement. The Company recognizes the amount of these discounts at the time the sale is recognized. Additionally, sales returns and allowances are estimated based on historical return data, and recorded at the time of sale. If the quality or efficacy of the Company's products deteriorates or market conditions otherwise change, actual discounts and returns could be significantly higher than estimated, resulting in potentially material differences in cash flows from operating activities.

Valuation of Intangibles

         From time to time, the Company acquires intangible assets that are beneficial to its product development processes. Management periodically evaluates the carrying value of intangibles, including the related amortization periods. In evaluating acquired intangible assets, management determines whether there has been impairment by comparing the anticipated undiscounted cash flows from the operation and eventual disposition of the product line with its carrying value. If the undiscounted cash flows are less than the carrying value, the amount of the impairment, if any, will be determined by comparing the carrying value of each intangible asset with its fair value. Fair value is generally based on either a discounted cash flows analysis or market analysis. Future operating income is based on various assumptions, including regulatory approvals, patents being granted, and the type and nature of competing products. If regulatory approvals or patents are not obtained or are substantially delayed, or other competing technologies are developed and obtain general market acceptance or market conditions otherwise change, the Company's intangibles may have a substantially reduced value, which could be material.

Value Added Tax

         Value added tax payable is reported as a significant liability. The accounting policies adopted by management include full disclosure of the Value Added Tax liability calculated at 17% of the difference between ex factory price and the cost of raw materials, less the cost of the fees paid to the third-party original equipment manufacturing company.

Income Taxes

         The Company uses the asset and liability method of accounting for income taxes. Under this method, income tax expense is recognized for the amount of taxes payable or refundable for the current year. In addition, deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities and for operating losses and tax credit carry-forwards. Management must make assumptions, judgments and estimates to determine the current provision for income taxes and the deferred tax assets and liabilities and any valuation allowance to be recorded against a deferred tax asset. Management's judgments, assumptions and estimates relative to the current provision for income tax take into account current tax laws, management's interpretation of current tax laws and possible outcomes of current and future audits conducted by foreign and domestic tax authorities. Changes in tax law or management's interpretation of tax laws and the resolution of current and future tax audits could significantly impact the amounts provided for income taxes in the financial statements. Management's assumptions, judgments and estimates relative to the value of a deferred tax asset take into account predictions of the amount and category of future taxable income, such as income from operations. Actual operating results and the underlying amount and category of income in future years could render management's current assumptions, judgments and estimates of recoverable net deferred taxes inaccurate. Any of the assumptions, judgments and estimates mentioned above could cause the Company's actual income tax obligations to differ from the estimates, thus materially impact its financial position and results of operations.

Foreign Currency

         The Company's functional currency is the Chinese Yuan Renminbi (CNY). An entity's functional currency is the currency of the primary economic environment in which the entity operates. Management must use judgment in determining an entity's functional currency, assessing economic factors including cash flow, sales price, sales market, expense, financing and inter-company transactions and arrangements. Impact from exchange rate changes related to transactions denominated in currencies other than the functional currency is recorded as a gain and loss in the statements of operations, while impact from exchange rate changes related to translating a foreign entity's financial statements from the functional currency to the Company's reporting currency, the U.S. dollar, is disclosed and accumulated in a separate component under the equity section of the balance sheets. Different judgments or assumptions resulting in a change of functional currency may materially impact the Company's financial position and results of operations. For period ended June 30, 2007, the Company's translation adjustment was -$40,708.

INFLATION

Management believes that inflation has not had a material effect on the Company's results of operations.

OFF-BALANCE SHEET ARRANGEMENTS

The Company has no off-balance sheet arrangements, as defined in Regulation S-B
Section 303.


                             DESCRIPTION OF BUSINESS

CORPORATE HISTORY

Biostar Pharmaceuticals, Inc. ("Biostar") was incorporated in the State of Maryland on March 27, 2007. Through the steps described immediately below, we became the indirect holding company for Shaanxi Aoxing Pharmaceutical Co., Ltd. ("Aoxing Pharmaceutical"), a medical and pharmaceutical developer, manufacturer and marketer in the PRC, on November 1, 2007.

On June 15, 2007, we formed Shaanxi Biostar BioTech, Ltd., a limited liability company organized under the laws of the PRC (" Shaanxi BioTech"), as our wholly-owned subsidiary and a "wholly foreign-owned enterprise" ("WOFE") under Chinese law. On November 1, 2007, Shaanxi BioTech gained control over Aoxing Pharmaceutical, in accordance with PRC laws, in the following manner:

On November 1, 2007, Shaanxi BioTech signed signed a management entrustment agreement with Aoxing Pharmaceutical and the shareholders of Aoxing Pharmaceutical (the "Management Entrustment Agreement"), in which Aoxing Pharmaceutical and its shareholders agreed to entrust the operations and management of its business to Shaanxi BioTech. Under the agreement, Shaanxi BioTech manages the operations and assets of Aoxing Pharmaceutical, controls all of the cash flows of Aoxing Pharmaceutical through an entrusted bank account, is entitled to all of the net profits of Aoxing Pharmaceutical as a management fee, and is obligated to pay all payables and loan payments of Aoxing Pharmaceutical. The Management Entrustment Agreement will remain in effect until Shaanxi BioTech acquires all of the assets or equity of Aoxing Pharmaceutical (as more fully described below under "Exclusive Option Agreement"). We anticipate that Aoxing Pharmaceutical will continue to be the contracting party under its customer contracts, bank loans and certain other instruments until such time as those may be transferred to Shaanxi BioTech.

Also on November 1, 2007 the Aoxing Pharmaceutical shareholders and Shaanxi BioTech entered into a shareholders' voting proxy agreement (the "Voting Proxy Agreement") whereby the Aoxing Pharmaceutical shareholders irrevocably and exclusively appointed the members of Shaanxi BioTech's board of directors as their proxies to vote on all matters that require Aoxing Pharmaceutical shareholder approval.

Also on November 1, 2007, Shaanxi BioTech, Aoxing Pharmaceutical and the Aoxing Pharmaceutical shareholders entered into an exclusive option agreement (the "Exclusive Option Agreement") whereby the Aoxing Pharmaceutical shareholders granted Shaanxi BioTech an irrevocable and exclusive purchase option (the "Option") to acquire Aoxing Pharmaceutical's equity and/or remaining assets, but only to the extent that the acquisition does not violate limitations imposed by PRC law on such transactions. Current PRC law does not specifically provide for the equity of a non-PRC entity to be used as consideration for the purchase of a PRC entity's assets or equity. Accordingly, the Option is exercisable when PRC law would allow foreign equity to be used as consideration to acquire a PRC entity's equity interests and/or assets, or when Shaanxi BioTech has sufficient funds to purchase the equity or remaining assets of Aoxing Pharmaceutical. The consideration for the exercise of the Option is to be determined by the parties and memorialized in future definitive agreements setting forth the kind and value of such consideration.

Also on November 1, 2007, Shaanxi BioTech and the Aoxing Pharmaceutical shareholders entered into a share pledge agreement (the "Share Pledge Agreement") whereby the Aoxing Pharmaceutical shareholders pledged all of their equity interests in Aoxing Pharmaceutical, including the proceeds thereof, to guarantee all of Shaanxi BioTech's rights and benefits under the Entrusted Management Agreement, Voting Proxy Agreement and Exclusive Option Agreement. Prior to termination of the Share Pledge Agreement, the pledged equity interests cannot be transferred without Shaanxi BioTech's prior written consent.

         The following diagram sets forth the current corporate structure of the
Company:

                                     BIOSTAR
                  (Biostar Pharmaceuticals, Inc. -- Maryland)

                                 100% ownership


                                SHAANXI BIOTECH
                    (Shaanxi Biostar BioTech., Ltd. -- PRC)

                            Contractual Relationship

                             AOXING PHARMACEUTICAL
                (Shaanxi Aoxing Pharmaceutical Co., Ltd. -- PRC)

Neither Biostar nor Shaanxi BioTech has any operations or plans to have any operations in the future other than acting as a holding company and management company for Aoxing Pharmaceutical and raising capital for its operations. However, we reserve the right to change our operating plans regarding Biostar and Shaanxi BioTech.

HISTORY OF AOXING PHARMACEUTICAL

Aoxing Pharmaceutical was formed on August 17, 1995 as a limited liability company under the laws of the PRC.


OUR BUSINESS

Through Shaanxi BioTech and Aoxing Pharmaceutical, our wholly-owned subsidiary and affiliated operating company in the PRC, we develop, manufacture and market pharmaceutical and medical nutrient products in the PRC for a variety of diseases and conditions. Our products are derived from medicinal herbs that we now grow 15% on our farms, and the remaining 85% of which are purchased from raw materials suppliers. Our most popular product is the Xin Ao Xing Oleanolic Acid Capsule, an over-the-counter ("OTC") medicine for chronic hepatitis B, a disease affecting approximately 10% of the Chinese population. In addition to our hepatitis product, we manufacture two OTC products, two prescription-based pharmaceuticals and ten nutritional supplements. We have adopted international standards, currently hold three patents and are in the process of applying for an additional three patents.

Our products are currently being sold through an established network of more than 200 dedicated sales people. We are also in the process of testing our new internet service, the China Hepatitis Internet Hospital ("CHIH"). We believe that this unique, multi-purpose website serves as an effective marketing tool and distribution channel for our hepatitis and nutrient products, while providing patients with convenient, confidential and dedicated service that is provided by a qualified and dedicated staff.

We currently manufacture five drugs and ten nutrients which are sold in over 28 provinces in China. In addition, there are 12 products under development and/or waiting approval, which will complement the existing product line. Our significant pharmaceutical products and their usages are summarized below:

o Over the Counter medical nutrient products:

     o    Oleanlic Acid Capsule, designed for the treatment of Hepatitis B.

     o Ganwang, designed for the relief of the common cold, runny nose, sore throat, headache and fever.

     o Tianqi Dysmenorrhea Capsule, designed for the relief of pain and other symptoms associated with menstruation.

o Prescription pharmaceutical products:

     o Danshen granule, designed for the treatment of coronary heart disease, myocarditis and angina pectoris.

     o Taohuasan, designed for the relief of bronchial congestion of the lungs and to reduce associated coughing.

PRODUCTS

We currently manufacture five over the counter and prescription drugs and ten nutrients which are sold in over 28 provinces in China. In addition, we are in the process of developing 12 additional products to complement our existing product line which range from developmental stage to awaiting approval.

The table below summarizes our current pharmaceutical products:


-------------------------------- ------------------------ ------------------------------------------------------------
NAME                             TREATMENT                BENEFITS AND SIDE EFFECTS
-------------------------------- ------------------------ ------------------------------------------------------------
Xin Ao Xing                      Hepatitis B              Designed to relieve hepatic injury, reduce
                                                          glutamic-pyruvic transaminase activity, reduce r-GLO.
                                                          Believed to promote hepatic cell regeneration, to be
Oleanlic                                                  Acid Capsule effective in hepatic coma treatment, to inhibit fibrous hyperplasia and prevent hepatocirrhosis. Used
                                                          to reduce hepatic damage caused by HBV regeneration.
-------------------------------- ------------------------ ------------------------------------------------------------
                                 Colds, runny nose,       Relieves the symptoms of the common cold, including runny
Ganwang (Compound Paracetamol    sore throat pain,        nose, sniffles and sneezing. Some patients will
 Capsule)                        headache and fever       experience stomach pain after using.
-------------------------------- ------------------------ ------------------------------------------------------------
                                 Coronary heart           Believed to stimulate circulation to end stasis,
Danshen granule                  disease, myocarditis     regulating the flow of qi (vital energy) to alleviate
                                 and angina pectoris      pain. There are no known side effects.
-------------------------------- ------------------------ ------------------------------------------------------------
                                                          Used for the treatment for children's cough and
Taohuasan (Pediatric Medicine)   Bronchial congestion     respiratory tract infection. There are no known side
                                 and coughs               effects.
-------------------------------- ------------------------ ------------------------------------------------------------
Tianqi                                                    Dysmenorrhea Capsule
                                                          Dysmenorrhea
                                                          Traditional Chinese
                                                          medicine used for
                                                          treatment of pain and
                                                          other symptoms
                                                          associated with
                                                          menstruation. There
                                                          are no known side
                                                          effects.
-------------------------------- ------------------------ ------------------------------------------------------------

XIN AO XING OLEANOLIC ACID CAPSULE FOR HEPATITIS B

The Xin Ao Xing Oleanolic Acid Capsule for Hepatitis B, also known as Ao Xing Liver Cure, is the only non-prescription drug approved by the SFDA for the treatment of chronic hepatitis B virus ("HBV"), which is prevalent in China. In China, it is estimated that more than 130 million people are infected with HBV, or 10(pound)(Y) of the population (some estimates are as high as 15% of the population). According to the World Health Organization, ("WHO") approximately about 1 million people die in hepatic failure, hepatocirrhosis and primary hepatoma caused by HBV infection per year, however it was not until 2005 that the Chinese government first issued an HPV prevention manual for the general public.

There are two kinds of medicine typically used for antivirotic treatment: interferon and ribonucleotide analog, both of which can not kill HBV directly. They are used to interfere with the metabolizing of HBV replication so they inhibit HBV increasing indirectly; however they also damage normal cells. This treatment has additional disadvantages, including the need for a prolonged treatment periods of more than 1 year, high expense, and several unwanted side effects and contraindications.

Our Xin Ao Xing Oleanolic Acid Capsule is a pentacyclic triterpenoid which contains extracts from natural plant Fructus Ligustri Lucidi and Hemsleya, and is the only SFDA-approved product to be manufactured as the only OTC Hepatitis B Medicine in China. It also certified by Chinese Medical Association as specified products for Hepatitis B treatment. The pharmacological actions of the product include the relief of hepatic injury, reduction of glutamic-pyruvic transaminase activity, promotion of hepatic cell regeneration, inhibiting fibrous hyperplasia and preventing hepatocirrhosis.

Management estimates the demand for medicine treating hepatitis B is about $7.8 billion annually. We believe are well positioned to become a leader in this sector.

NUTRIENTS

The Company has introduced 10 herbal nutritional products to the China markets. Summarized below is a brief description of each nutrient and its intended use.

AO XING NO.1
MAIN INGREDIENTS: Egg yolk lecithin, Vitamin E, Vitamin C, etc.
USAGE & REPORTED BENEFITS: Improvement of overall health of the elderly; improved intelligence in children, and improved memory.

YANSHUANG
MAIN INGREDIENTS: Sterculia Scaphigera, chrysanthemum, Honeysuckle and Mint USAGE & REPORTED BENEFITS: For the treatment of those who suffer from pharyngeal discomfort and chronic pharyngitis.

NEW CHAKEDERI
MAIN INGREDIENTS: Agastache, Perilla, Licorice and Mint
USAGE & REPORTED BENEFITS: Improved prevention and recovery periods for those who suffer from rhinitis, sinusitis, headache congestion and running nose in adults.

TIANTIANLE
MAIN INGREDIENTS: Folicartemisiae, chrysanthemum, Honeysuckle, Agastache and
Mint.
USAGE & REPORTED BENEFITS: Improves the body's ability to fight influenza and certain sexually transmitted diseases; purification of human body in adults.

AOXING GAN BAO
MAIN INGREDIENTS: polygonum cuspidatum, cordyceps and Ginseng.
USAGE & REPORTED BENEFITS: Improved blood circulation by removing blood stasis, strengthened spleen and stomach functions, reduction of body temperature and toxic materials, cholagogic purgative, as well as lowering transaminase in adults.

FENGNINGDAN
MAIN INGREDIENTS: safflower, osthol, cork, dragles, dracorhodin, borneol and angelica.
USAGE & REPORTED BENEFITS: For the elimination of toxins, intended principally for gynecological inflammation of young and middle-aged women.

HENGEN
MAIN INGREDIENTS: black sesame seeds and medla.
USAGE & REPORTED BENEFITS: Adults with premature graying of beard or hair. Treatment of phalacrosis caused by excess fat; postpartum hair loss.

BAITONGNING
MAIN INGREDIENTS: bulleyacontitin, myrrh and centipede.
USAGE & REPORTED BENEFITS: Treatment of cervical spondylosis, lumbar lesion, osteoporosis, rheumatoid arthritis in adults.

SUKANG CAPSULE
MAIN INGREDIENTS: agkistrodon, cinnamon, safflower and hawthorn.
USAGE & REPORTED BENEFITS: Mainly for the elderly suffering from cardiovascular and cerebrovascular complications, such as, dizziness headache, amnesia, kidney deficiency, coronary heart disease, and Atherosclerosis, etc.

AOXING OINTMENT
MAIN INGREDIENTS: walnut meat and camphor.
USAGE & REPORTED BENEFITS: Used to treat psoriasis, vitiligo and various dermatitis.


MARKET FOR OUR PRODUCTS

Based on data that our management has compiled from the business intelligence service DataMonitor, over the past decade the Chinese medicine and pharmaceutical industry has developed at an annual growth rate of over 16%, making it one of the fastest growing industries in the Chinese economy. According to DataMonitor, the Chinese pharmaceuticals market generated total revenues of $12.6 billion in 2006 and experienced a compound annual growth rate
(CAGR) of 17.3% for the five year period spanning 2002-2006. Worldwide, China is among the ten largest medicine manufacturing countries and medical raw materials exporting countries.

With approximately one-fifth of the world's population and a fast-growing gross domestic product, China presents significant potential for the pharmaceutical industry. The relative performance of the market is forecast to decelerate, with an anticipated CAGR of 14.6% for the five-year period 2006-2011 expected to drive the market to a value of $29.9 billion by the end of 2011, according to DataMonitor. However, this growth is still significantly higher as compared to the rest of the world, where growth of the pharmaceutical industry is projected to be at a CAGR of 5.0% to 8.0% between 2004 and 2009 according to IMS Health.

The following table sets forth the projected pharmaceutical market trends in China in terms of demand from 2006 to 2011:

CHINA PHARMACEUTICALS MARKET VALUE FORECAST: $ BILLION, 2006-2011



[GRAPHIC OMITTED]

We believe that the burgeoning market provides many interesting opportunities for us. We are pursuing opportunities in several sectors we believe will experience high growth and that we can address with our manufacturing and distribution expertise. Following is a brief overview of the market and our opportunities in each sector.

HEPATITIS

We estimate that there are approximately 1.3 million hepatitis patients in China. Currently, the most common way to establish an effective treatment protocol is through a doctor or hospital. As many patients have chronic HPV, ailments are prevalent and typically become more severe if not properly treated. However, HPV patients in China also bear substantial psychological pressure, since it is very contagious. Infected patients are often fearful that their relatives, friends and coworkers will become aware of their circumstances and wind up soliciting treatment in secret, if at all. In addition to producing a medicine to treat HPV we seek to take advantage of internet technology to establish a website designed to serve patients in the privacy of their home. We are positioning ourselves as a leader in the care of HPV patients.

CORONARY DISEASE

According to the World Heart Federation, cardiovascular disease is the leading cause of death in the developing world (with the exception of sub-Saharan Africa). Its rise is linked to the increase in prevalence of risk factors such as tobacco use and relative lack of access to interventions to managing the ensuing disease. In China, annual direct costs are estimated at (euro)30.76 billion or 4% percent of gross national income. China is facing an increase in cardiac disease on two fronts. We believe that in urban and upscale areas, heart disease is on the rise as their lifestyles increasingly imitate western culture, i.e., higher stress levels associated with a `privatized" economy, poorer nutrition, decreased physical activity and increases tobacco use. Within the rural provinces, we believe that impoverishment is also contributing to the rise in coronary disease as most villages have no doctor, clinic or hospital to turn to when illness strikes.

Our Danshen Granule has been accepted as an effective product for the treatment of coronary heart disease, myocarditis and angina pectoris and we intend to market it aggressively within the rural and urban markets.

DYSMENORRHEA

There are an estimated 400 million "pre-menopausal" women in China. As China continues to develop, women are increasing valued and demanding of products to treat their health concerns. We believe that our Tianqi Dysmenorrhea Capsule is positioned to take a leading role in this sector.

INFLUENZA

Influenza is one of the most common recurring diseases in China. It has been estimated that there is an annual market of 6.25 billion dollars market for flu-related healthcare in China, 85% of which is in the form of OTC consumption (SOURCE: WWW.PHARMATECH.ORG.CN). Some of our herbal nutritional supplements are designed to relieve symptoms associated with the flu.

THE RURAL MARKET

"Modern" medicine is not yet established in much of rural China. Frequently-occurring respiratory, digestive, and infectious diseases (such as hepatitis) often result in far more severe symptoms than would occur with proper treatment. Patients in remote areas are often lucky to be tended to by a technical school graduate at a village "clinic" with treatments passed down from generation to generation; professional doctors are few and far between. Median family incomes in many parts of western China are less than $100 per year yet a day in the hospital can cost $25 and when medicines, procedures and other services are added this can exceed $50.

As China's government works to improve the overall health of its population, the rural markets represent a significant opportunity for growth. This sector has typically been neglected by China's pharmaceutical and medicine industry, as there is minimal healthcare infrastructure or standardized health care service in much of rural China. As part of a strategy to improve rural healthcare, China's central government has initiated its "New Rural Medical Care Cooperative Program" which will be launched in 2008, with the intention of achieving full coverage of all rural citizens by 2010. With an estimated 900 million rural farmers throughout the nation, the implementation of this program provides substantial opportunity for market expansion in this sector, where expenditures are estimated at nearly US$ 5.6 billion in the next 3 years - with 80% of that budget to be paid by the regional provincial governments in mid and western China. Of these rural markets the provinces of Shaanxi, Shaanxi, Sichuan, Chongqing, Gansu, Henan, Hubei, and Hunan are expected to comprise 30% of the market, or $US 1.7 billion. We believe that we are well established within the rural marketplace and have developed a targeted, aggressive sales and marketing campaign designed to expand our presence of all of our products in this sector.

PEDIATRIC MEDICINE

China's fifth national census (published in 2001) indicated that with a population of 296,500,000, the 14 and under age group represented 22.89% of China's population. A lack of education within the population results in children often given treatments created for adults and without direction from a doctor, and a rash of adverse reactions. Even aspirin, taken by a baby can result in gastric mucous membrane erosion, other "adult" medicines can affect a child's hearing, cause trauma of bones and joints, event induce permanent deafness and renal damage.

Increased access to information through education programs and the general promotion of good health within China are helping to generate demand for products designed specifically for children. Furthermore, as China continues to advocate the one child per family policy, parents' demands for quality children's medicines are increasing, as is the interest in brand differentiation. However, at present, few manufacturing plants specialize in pediatric medicine and there is no leading national brand. Approximately 90% of general pharmaceuticals and medicines utilized in China have no corresponding pediatric formula, leaving substantial opportunity for growth. We plan to introduce new products to address these issues.

RESPIRATORY DISEASE

With the aggravation of air pollution and worsening environmental conditions, the incidence of respiratory system diseases remains high in China. Flu is one of the most common diseases in China, and an estimated 7.5% of the population suffer from flu every year and 5.5% suffer from tracheitis caused by flu. This rate is more than 15% for senior citizens, who often suffer more than 3 times per year.

Experts forecast that, the market for antitussive, expectorant and asthma-relieving medication will turn out to be one of the ten strongest medication sectors of the next twenty years. As is shown in the related statistics in the National Health Care Department in China, the morbidity of the respiratory diseases in China is approximately 6.94%, that is, there is a population of 80,000,000 in China suffers from the respiratory system diseases every year. And the four commondiseases--acute nasopharyngitis, influenza, tonsillar tracheitis, and chronic bronchitis account for 80% of the whole respiratory system diseases. Our Paracetamol and Amantadine Hydrochloride Capsule Tablet is used to treat respiratory disease in children.

INDUSTRY CONSOLIDATION

In 2003, the Chinese government implemented its GMP to help strengthen the domestic medical manufacturing industry. This action has, and will continue to result in, an industry consolidation as those companies without the facilities, capital or management expertise necessary to secure approval are forced to find strategic alternatives or cease operations. Since 2003, the number of pharmaceutical companies in China has decreased rather significantly, from 6,700 to approximately 3,600. This trend has also resulted in significant opportunity for us, as we are able to identify companies that have similar products or other assets, but an inability to bring them to market.

CUSTOMERS

Approximately 62% of our sales are made directly to healthcare facilities, doctors and pharmacies, while approximately 38% of sales are made through distributors. Our largest customer accounted for approximately 14%, of sales for the year ended December 31, 2006.


MARKETING STRATEGY

We have established a multi-prong growth strategy, with the objective of establishing the Company as a leading developer, manufacturer and marketer in China's pharmaceutical marketplace, with a particular emphasis in the hepatitis, cancer and coronary sectors. To execute this strategy, the Company intends to implement the following tactics.

CHINA HEPATITIS INTERNET HOSPITAL

With the preliminary work done, we will soon be ready to conduct a full market launch of our Hepatitis Internet Hospital. The multi-function website will provide registered hepatitis patients with a variety of services including: blood test guidance, expert consultation and diagnosis, medicine prescription, pathology analysis, information seminars, etc. Patients can receive treatment from a pool of more than 50 renowned HPV experts that we are currently in the process of finalizing a relationship with, without having to go to the hospital.

The site will also comprise an online drug store for hepatitis patients. Although the site will feature a broad variety of hepatitis treatment medicines, it will recommend our products first. Members will receive membership and volume discounts.

Registered users will also be able to secure a "membership card" for a fee of 200 RMB (approximately US$25). As members, patients will receive a 20% discount on diagnosis and medical services provided by CHIH, free expert diagnosis and free medicine delivery, a wide range of inquiry, instruction and other complementary services.

We have designed an aggressive, highly targeted marketing campaign to build the brand awareness for the site and the Xin Aoxing Capsule. These campaigns will be executed using print advertisements, physician endorsements, and other promotional methods. The site will also be featured in all Ao Xing advertising and will be marketed to hospitals and other HPV related professionals.

The successful launch of the CHIH is also anticipated to increase our margins, due to decreased distribution costs for the Xin Aoxing Capsule as Biostar is able to sell directly to consumers.

CONTINUE TO EXPAND THE DISTRIBUTION NETWORK

We have initiated a series of strategic projects in order to extend our sales network. The "Hundred City" project targets cities above the county level in 31 provinces. Internal research indicates there are 18,381 hospitals and 230,000 retail pharmacies within this sector in China. Their sales revenue accounts for 61.8% of pharmaceuticals market revenue.

As of July 2007, we have established relationships with an estimated 41 distributors. In our effort to establish a broad and balanced distribution network, we will continue to add proven distributors in each of its target markets. Management believes that its relationships with these distributors will facilitate the speed and ability with which it can introduce new products to the market.

Through our "Blue Sea" project we are working to build our presence in the government's Rural Medical Care Program. We continue to train and position "local" sales personnel in rural markets in addition to implementing programs to generate brand awareness and medical literacy within this underserved population.

Management believes this market represents a substantial opportunity as the central government's budget for this program has reached 340 billion RMB (approximately $45.82 billion) in 2006. There are 50,613 identified rural hospitals and similar facilities, and another 728,488 medical stations and clinics throughout China. Our studies indicate revenue from these facilities accounts for 38.2% of country's total pharmaceutical sales revenue.

EXPAND PRODUCTION CAPACITY

We have identified an additional facility located in Chen Yang Zhai in the southwest of Xian Yang city and is currently in negotiation to acquire this plant with nutrient production company that will result in increasing our capacity to produce over 20 types of products, and have the production ability of US$200 million from its 4 production line which occupies an area of 8,000 square meters.

We are also planning to add a 333,000 square meter Chinese herb medicine growing area. This facility will enable Biostar to internally provide most of the raw materials necessary for production. Management anticipates this new facility will increase Biostar's capacity to meet the expected increase in demand for the next 10 years.

CONTINUE TO DEVELOP AND MARKET NEW PRODUCTS

There is significant opportunity to establish a leadership position within the burgeoning domestic Chinese pharmaceutical marketplace. Our planned product line expansion will come through both internal research and development and acquisition.

We currently have twelve products in the development pipeline. In addition to the work being done in our in-house research department, we work with many prestigious universities, research institute and association to develop effective, high margin products. To that end, we also intend to leverage the somewhat "nascent" stage and competitive nature of the pharmaceutical industry in China to continue to acquire products and technologies that complement its expansion strategy. We are currently reviewing and/or in negation for the acquisition of 5 products, including: Lushan Sheng Bao is utilized for invigorating kidney, Hematinic Syrup, Fei Er syrup is used to treat pediatric ailment, Xiao Yao Wan is used for gynecopathy treatment, Dian Du Qing for skin disease.

RAW MATERIALS AND PRINCIPAL SUPPLIERS

Located in south east Xian Yang City, our corporate headquarters is located between Century Avenue on the south and Bin He South Road on the north. The land is flat, water and air quality are high and transportation is convenient. The campus is located on approximately 84,667 square meters, comprising 12,300 square meters of total building area. This area comprises manufacturing space of 6,100 square meters, a 5,300 square meter research and development facility and a 300 square meters inspection center. The Company's in-house manufacturing and growing capabilities provide it with a substantial competitive advantage, providing it the flexibility to generate superior margins and/or offer customers preferable pricing.

The principal raw materials used for our products are the active ingredients for each of our pharmaceuticals. Raw materials, as well as packaging materials, are sourced internally and from various independent suppliers in China. The Company's newly built herb medicine plantation will provide most of the raw materials for production in the near future.

Third party vendors are selected based on a number of factors including quality, timely delivery, cost and technical capability. Management also conducts periodic onsite reviews of suppliers' facilities. The vast majority of our product's raw materials are readily available. We try to maintain relationships with at least two vendors for each major raw material in order to ensure a reliable supply of raw materials at reasonable prices.

COMPETITION

The pharmaceutical industry both within China and globally is intensely competitive and is characterized by rapid and significant technological progress, and our operating environment is increasingly competitive. Our competitors, both domestic and international, include large pharmaceutical companies, universities, and public and private research institutions that currently engage in or may engage in efforts related to the discovery and development of new pharmaceuticals. Many of these entities have substantially greater research and development capabilities and financial, scientific, manufacturing, marketing and sales resources than we do, as well as more experience in research and development, clinical trials, regulatory matters, manufacturing, marketing and sales.

Competition in the manufacture and sale of medical products for cardiovascular, generic cold medicines, nutritional herbal supplements and hepatitis in China is also intense. There are a large number of companies that are licensed to manufacture and sell these types of medical products in China. Western drugs also present significant competition. On the whole, Chinese patent medicine still generally has many problems such as complex and unclear ingredients, inconsistent quality, slow action and ineffectiveness. Therefore, new Chinese medicines tend not to stay on the market for very long.


The following table illustrates our primary competition within each product category:


--------------------------------------- --------------------------------------------------------------
Xin Ao Xing                             OTC  competitors, potential competitors are other prescription
Oleanlic Acid Capsule                   medicines that are used for hepatitis treatment
--------------------------------------- --------------------------------------------------------------
--------------------------------------- --------------------------------------------------------------
Compound Paracetamol and Amantadine     Jiang Xi Ren He Pharmaceuticals, Inc. Han Nan Asia
Hydrochloride Capsule                   Pharmaceuticals, Inc.
--------------------------------------- --------------------------------------------------------------
--------------------------------------- --------------------------------------------------------------
Danshen granule                         Yun Nan Yong An Pharmaceuticals, Inc. Gan Su Min Hai
                                        Pharmaceuticals, Ltd
--------------------------------------- --------------------------------------------------------------
--------------------------------------- --------------------------------------------------------------
Pediatrics Medicine                     Shandong Bai Cao Pharmaceuticals, Ltd, Chang Chun Ren Min
                                        Pharmaceuticals, Ltd.
--------------------------------------- --------------------------------------------------------------
--------------------------------------- --------------------------------------------------------------
Tianqi Dysmenorrhea Capsule             Yun Nan Yu Xi city Wei He Pharmaceutical, Ltd, Shandong Phenix
                                        Pharmaceuticals, ltd
--------------------------------------- --------------------------------------------------------------
--------------------------------------- --------------------------------------------------------------
Nutrients                               Traditional Chinese herbal suppliers
--------------------------------------- --------------------------------------------------------------

RAW MATERIALS

RESEARCH AND DEVELOPMENT


We currently have 12 potential products in the research and development "pipeline". Identified compounds are currently being tested for indications related to neoplastic disease, central nervous system disease, an anti-infective medicine, kidney tonifying medicine and sterility. Management anticipates it will be able to identify three to five new products each year.

In addition to the work being done in our in-house research department, we work with many prestigious Chinese universities, research institute and association to develop effective, high margin products. To that end, we intend to leverage the somewhat "nascent" stage and competitive nature of the pharmaceutical industry in China to continue to acquire products and technologies that complement our expansion strategy. We are currently reviewing and/or in negotiation for the acquisition of five products, including: Lushan Sheng Bao, which is utilized for invigorating the kidneys, Hematinic Syrup, Fei Er syrup, which is used for treating pediatric ailments, Xiao Yao Wan, which is used for gynecopathy treatments, and Dian Du Qing, which is used for treatments of skin disease.

INTELLECTUAL PROPERTY
We rely on a combination of trademark, copyright and trade secret protection laws in China, as well as confidentiality procedures and contractual provisions to protect our intellectual property. We currently hold three patents and 11 trademarks. We also require employees to execute confidentiality and trade secret agreements.

DOMAIN NAMES

We own the rights to the internet domain name www.aoxing-group.com.

SEASONALITY

Sales in the first quarter are usually lower due to people traveling and taking vacations during the traditional Chinese New Year and Chinese Spring Festival holidays. Sales in the fourth quarter are usually higher.

GOVERNMENT REGULATION

The testing, approval, manufacturing, labeling, advertising and marketing, post-approval safety reporting, and export of our products are extensively regulated by governmental authorities in the PRC. We are also subject to the Drug Administration Law of China, which governs the licensing, manufacturing, marketing and distribution of pharmaceutical products in China and sets penalties for violations of the law. We are also subject to various regulations and permit systems by the Chinese government.

We have enjoyed a sound, cooperative relationship with the Shaanxi People's Government and related government department since its foundation. Adjustments to our operating strategies and long-term business plans have been unanimously approved by relevant departments and by provincial-level government entities.

THE SFDA

The application and approval procedure in China for a newly developed drug product has numerous steps. For each new product, we prepare documentation of pharmacological, toxicity, pharmacokinetics and drug metabolism studies in addition to providing samples of the drug. The documentation and samples are then submitted to provincial food and drug administration. This process typically takes approximately three months. After the documentation and samples have been approved by the provincial food and drug administration, the provincial administration submits the approved documentation and samples to the SFDA. The SFDA examines the documentation and tests the samples and presents the findings to the New Drug Examination Committee for approval. If the application is approved by the SFDA, the SFDA will issue a clinical trial license to the applicant for clinical trials. This clinical trial license approval typically takes one year, followed by approximately two years of trials, depending on the category and class of the new drug. The SFDA then examines the documentation from the trial and, if approved, issues the new drug license to the applicant. This process usually takes eight months. The entire process takes anywhere from three to four years.

The SFDA and China Traditional Medicine Administration Bureau regulate the process for new drug approval and licensing in China, which can involve many layers of authority, lacks transparency, and presents one of the greatest obstacles for companies in introducing new drugs into the market. One of the preliminary aspects of the application process involves a review of the Chinese market's need for a particular drug. If the SFDA determines that the market niche for a particular drug is saturated, the drug will not receive further consideration and the licensing application will be denied. According to industry analysts, eighty-five percent of the applications for new drugs licensing are determined by SFDA to be in saturated markets and thus are not considered for approval. Only fifteen percent of new-to-market drug applications are considered for approval by the SFDA. China's bureaucracy has many layers of authority.

Furthermore, only companies that meet the GMP standard may apply for new drug approvals with the SFDA. The SFDA estimates that less than 20% out of the 6,000 pharmaceutical companies in China currently meet the GMP standard. Our approval represents a significant competitive advantage and great potential to capture greater market share in China.

ENVIRONMENTAL REGULATION

Our operation and facilities are subject to environmental laws and regulations stipulated by the national and the local environment protection bureaus in China. Relevant laws and regulations include provisions governing air emissions, water discharges and the management and disposal of hazardous substances and wastes. The PRC regulatory authorities require pharmaceutical companies to carry out environmental impact studies before engaging in new construction projects to ensure that their production processes meet the required environmental standards.

We are not aware of any investigations, prosecutions, disputes, claims or other proceedings in respect of environmental protection, nor have we been subject to any action made by any environmental administration authorities of the PRC. To management's knowledge, our operation meets or exceeds the existing requirements of the PRC.

EMPLOYEES

As of November 13, 2007, we have 269 full time employees who receive labor insurance. These employees are organized into a union under the labor laws of China and can bargain collectively with us. In addition, we employ over 72 sales representatives who are paid on a commission basis. These representatives are not part of the union. We maintain good relations with our employees.

We are required to contribute a portion of our employees' total salaries to the Chinese government's social insurance funds, including medical insurance and unemployment insurance and to purchase job injuries insurance for employees, in accordance with relevant regulations. The government's social insurance funds account for 10% of employees' total salaries. And the job injuries insurance premium is about RMB 50 (approximately US$7) per person. We expect the amount of our contribution to the government's social insurance funds and the cost related to job injuries insurance to increase in the future as we expand our workforce and operations.

EXECUTIVE OFFICES

Our executive office in China for our operating subsidiary is located at Shiji Xi Road, Xianyang, Shaanxi Province, Tel(pound)(0)029-33686638,
Fax(pound)(0)029-33686638.

RISK OF LOSS AND PRODUCT LIABILITY INSURANCE

We do not carry any product liability insurance on our products.

                             DESCRIPTION OF PROPERTY

All land in the PRC is owned by the government and cannot be sold to any individual or entity. Instead, the government grants landholders a "land use right" after a purchase price for such "land use right" is paid to the government. The "land use right" allows the holder the right to use the land for a specified long-term period of time and enjoys all the incidents of ownership of the land. The following are the details regarding our land use rights with regard to the land that we use in our business.

We have rights to 84,778 square meters of land and our land use area is 52,264 square meters. The number of years of our land tenure is 50 years, and our and use certificate was issued in 2006.

                                LEGAL PROCEEDINGS

Neither we nor any of our subsidiaries is a party to any pending legal proceedings, nor are we aware of any such proceedings threatened against us or our subsidiaries.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of November 13, 2007 by (i) any person or group with more than 5% of our voting securities, (ii) each director,
(iii) each executive officer and (iv) all executive officers and directors as a group.

                                                  Name and                              Amount and
Title of                                                                                Nature of           Percent of
                                                 Address of                             Beneficial
Class                                         Beneficial Owner                          Owner (1)            Class (2)
                  -------------------------------------------------------------------
Common Stock      Ronghua Wang, Chairman of Board, President, CEO (3)                     8,966,974             40.48%
                  Shiji Avenue, Xianyang City, Shaanxi province, P.R. China, 712000

Common Stock      Michael Segal, Director                                                   104,400              0.47%
                  11 East 86th Street, Suite 19 B
                  New York, NY 10028

Common Stock      Qinghua Liu, Director                                                       3,000              0.01%
                  Qhiji Avenue, Xianyang City,
                  Shaanxi province, P.R. China, 712000

Common Stock      Haipeng Wu, Director                                                            0                  -
                  Shiji Avenue, Xianyang City,
                  Shaanxi province, P.R. China, 712000

Common Stock      Xifeng Nie, Director                                                        3,000              0.01%
                  Shiji Avenue, Xianyang City,
                  Shaanxi province, P.R. China, 712000

Common Stock                                                                                  3,000              0.01%
                  Elaine Lanfeng Zhao, CFO
                  E0955 Pathfinder Road, Suite 100,
                  Diamond Bar, CA   91765

Common Stock      Amei Zhang, Chief Operating Officer                                         3,000              0.01%
                  Ahuang Gong , Secretary
                  Shiji Avenue, Xianyang City,
                  Shaanxi province, P.R. China, 712000

Common Stock      Shuang Gong , Secretary                                                     3,000              0.01%
                  Shiji Avenue, Xianyang City,
                  Shaanxi province, P.R. China, 712000


                                       46


Common Stock                                                                              9,086,374             41.02%
                  All Directors and Officers of the Company as a group

Common Stock      Yan Wang (3)                                                            1,152,897              5.20%
                  Shiji Avenue, Xianyang City, Shaanxi
                  province, P.R. China, 712000

Common            Rongfa Wang (3)                                                         1,152,897              5.20%
Stock             Shiji Avenue, Xianyang City, Shaanxi
                  province, P.R. China, 712000


Common            Rangmei Wang (3)                                                        1,152,897
Stock             Shiji Avenue, Xianyang City, Shaanxi                                                          5.20%
                  province, P.R. China, 712000



         (1) As of the date of this prospectus, none of the beneficial owners listed in the table holds any option, warrant or other right to acquire any shares of our common within 60 days.

         (2) As of November 13, 2007 we had 22,152,311 outstanding shares of common stock. Because none of the beneficial owners listed in the table holds any option, warrant or other right to acquire any shares of our common within 60 days of the date of this prospectus, the calculation of percentage of class held by each owner does not include any such shares.

         (3) The shares attributed to to this beneficial owner are held on behalf of such owner by Equity Trust (BVI), Limited, as trustee, pursuant to trust agreements executed on November 1, 2007.



          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

         The following are our officers and directors as of the date of this prospectus. Some of our officers and directors are residents of the PRC and, therefore, it may be difficult for investors to effect service of process within the U.S. upon them or to enforce judgments against them obtained from the U.S. courts.

         According to a Preliminary Employment Agreement entered into as of June 25, 2007 between us and Elaine Zhao, Ms. Zhao provides financial services to us in consideration for the payment of $45,000 per year.

Directors and Executive Officers of Biostar:


Name                           Position                                  Age
---------------------------------------------------------------------  ---------

Ronghua Wang                   Chairman of Board, President, CEO       52

Michael Segal                  Director                                65

Qinghua Liu                    Director                                40

Haipeng Wu                     Director                                50

Xifeng Nie                     Director                                52

Elaine Lanfeng Zhao            Chief Financial Officer,                34

Shuang Gong                    Secretary                               39

Amei Zhang                     Chief Operating Officer                 33



RONGHUA WANG has been our Chairman since September of 2006 and a director since 1997. He has served as our CEO since1997 and our President since 2007. Beginning 1997, he was our Manager in charge of sales, management and manufacturing. Prior to 2006, Mr. Wang's experience in management of other companies was at Geological Research Institute, Drugs Research Institute, General Contractor from 1985 to 1994. In 2001, Mr. Wang was named a "top ten most important person" in the Shaanxi pharmaceutical industry by News Department. In December 1997, he acquired 45.3%. Aoxing Pharmaceutical Inc. and began to serve as general manager of that Company. He graduated from Northwest University, with a Bachelor's degree in Economics.

MICHAEL SEGAL has been our director since June 8, 2006. Since 2001, he has been President of Segal Cirone Services Inc., a financial consulting company that advises institutions, banks and high net worth individuals. He has been a Principal, Options Compliance Principal and Branch Office Manager of Whitaker Securities LLC, a member of the Financial Industry Regulatory Authority (FINRA) since October 23, 2006. Prior to that, Mr. Segal had served as President of Alexander Westcott & Co., Inc., a Broker/Dealer registered with NASD and Secretary of the board of directors of its parent company, President of the Financial Commerce Network Inc., a public company, President of Lamborn Securities Inc. a Broker/Dealer registered with NASD, Branch Manager of Geldermann Securities Inc., President of Greentree Commodities, a Branch Manager at REFCO, Inc., a Senior Vice President at Shearson American Express and a Branch Manager at Investors Overseas Services (Bangkok, Thailand). He is also individually registered as an Introducing Broker with the Commodity Futures Trading Commission and a member of the National Futures Association and a founding member of the Managed Funds Association. Mr. Segal received a B.B.A. in marketing and economics from the University of Miami in Florida. Mr. Segal sits on the board of directors of China Agri Business Inc.(CHBU.BB), a public company traded on the US OTC Bulletin Board. Additionally Mr. Segal sits on the board of directors of the following privately held companies: China Power Equipment Inc.; Jiali Pharmaceuticals Inc.; and Asia Nutracueticals Consulting Co. Ltd.

QINGHUA LIU has been our director since 2007. Ms. Liu also serves as Chief Financial Officer of Aoxing Pharmaceutical, a position she has held since 2006. She began working at Aoxing Pharmaceutical in 1996 as the manager of the company's finance department. Prior to that, Ms. Liu served as an accountant at Xing Ping paper mill and at a Chinese traditional medicine research academyMs. Liu graduated from Northwest Light Industry College in Shaanxi, China in 1990 with an Associate's Degree in financial management.

HAIPENG WU has been our director since July 2007. From 2001 until now, Mr. Wu worked at Automobile Repairing Department as manager and CEO. He graduated from Northwest University in Xi'an, China, in 1982.

XIFENG NIE graduated from Xi'an College of Politics in Xi'an, China in 1987. Mr. Nie has been a director of Biostar since 2007. In 2002, Mr. Nie began working at Aoxing Pharmaceutical Inc. as vice manager and office director and served in that position until now. From 1997 to 2002, Mr. Nie worked in Construction Bank. Mr. Nie graduated from Xi'an College of Politics in Xi'an, China in 1987.

PAGE>


ELAINE ZHAO has been our CFO since July 1, 2007 and our Secretary since July 30, 2007. In 2005, she founded ELZ Accountancy Corp., a Los Angeles based accounting firm providing services in accounting, auditing, tax, financial planning, insurance analysis, and investment consulting, and she has served as its president since that time. Ms. Zhao continues to work for ELZ. In her work with ELZ, Ms. Zhao has served clients including privately owned and publicly traded company in various industries and has worked with banks in financing small businesses. Ms. Zhao has held Series 7 and 66 licenses as a broker at a national brokerage firm and is an independent financial advisor. Prior to October 2005, Ms. Zhao worked as accountant and auditor at local CPA firm in Los Angeles and worked for several years in international trade. Ms. Zhao is a co-founder of the Southern California Chinese Professional Association. She holds an MS in Finance from the Kelley School of Business at Indiana University and is a Certified Public Accountant.

SHUANG GONG has been Secretary to the Board of Biostar since 2006. The other positions she has held with Biostar are Administration Manager. From 1998 to 2000, Ms. Gong served as Assets Operation Manager of West Securities and Assistant Economist at West Securities; she currently serves as Assistant Office Director of Aoxing Pharmaceutical Inc. Ms. Gong graduated from Xi'an Polytechnic University in Xi'an, China, with a bachelor's degree in machine and electricity integration and earned a second bachelor's degree in business management from Provincial Party College in Xi'an, China in 2001.

AMEI ZHANG has been our COO since July 2007. From 1999 until now she has serves in various capacities at Aoxing Pharmaceutical Inc. Ms. Zhang graduated from North-West University of China with a major of law in 1999, and received a bachelor's degree in Economics from The Central Party School in 2005 in Xianyang, China.

The directors will serve until our next annual meeting, or until their successors are duly elected and qualified. The officers serve at the pleasure of the Board.

None of our directors is an "independent director" under the Rules of NASDAQ, Marketplace Rule 4200(a)(15).

There are no family relationships among our directors or officers.

To our knowledge, during the last five years, none of our directors and executive officers (including those of our subsidiaries) has:

o Had a bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

o Been convicted in a criminal proceeding or been subject to a pending criminal proceeding, excluding traffic violations and other minor offenses.

o Been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities.

o Been found by a court of competent jurisdiction (in a civil action), the SEC, or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.


                             EXECUTIVE COMPENSATION

The following table reflects the compensation paid to our principal executive officer. None of our executive officers earned more than $100,000 in any of the previous two fiscal years.


                                                               Non-Equity   Non-Qualified
                                                                Incentive      Deferred
Name and                                    Stock     Option       Plan       Compensation     All Other
Principal      Year   Salary      Bonus    Awards     Awards   Compensation     Earnings     Compensation    Total
Position       ($)      ($)        ($)        ($)       ($)       ($)             ($)            ($)          ($)
--------------------------------------------------------------------------------------------------------------------

Ronghua       2006     8,086      12,129      --         --        --              --          --           20,216
Wang
CEO,          2005     6,469      7,008       --         --        --              --          --           13,477
President
(1)

(1) Mr. Ronghua Wang was appointed our President and CEO on November 1, 2007.


OUTSTANDING EQUITY AWARDS AT 2006 FISCAL YEAR END

There were no option exercises or options outstanding in 2006.


EMPLOYMENT AGREEMENTS

We have standard employment agreements with most of our executive officers. The employment agreements follow the PRC labor laws' terms of employment such as, the provision of labor-related insurance, termination for cause, termination on 30 days' notice and termination without notice and the labor-related benefits.

Pursuant to a Preliminary Employment Agreement entered into as of June 25, 2007 between us and Elaine Zhao, Ms. Zhao provides financial services to us in consideration for the payment of $45,000 per year.

DIRECTOR COMPENSATION

We pay no compensation to the directors for serving as a director. There are no other elements of compensation paid to our directors but it is expected that in the future, we may create a remuneration and expense reimbursement plan.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have not engaged in any transactions with any related persons which would require disclosure under Item 404 of Regulation S-B.

                          DESCRIPTION OF OUR SECURITIES

The following is a summary description of our capital stock and certain provisions of our Articles of Incorporation, as amended and corrected, our By-laws, and certain applicable provisions of Maryland law.

GENERAL

We are authorized to issue 100,000,000 shares of common stock, par value $.001 per share, and 10,000,000 shares of preferred stock, par value $.001 per share, of which 5,000,000 shares have been designated as Series A Convertible Preferred Stock and 5,000,000 shares have been designated as Blank Check Preferred Stock. As of November 13, 2007 there were 22,152,311shares of our common stock issued and outstanding, 72,500 shares of our Series A Preferred Stock issued and outstanding, no shares of our Blank Check Preferred Stock issued and outstanding, and 72,500 warrants to purchase our common stock issued and outstanding. The following is a summary of the material terms of the common stock, the preferred stock and the outstanding warrants.

COMMON STOCK

The holders of our common stock are entitled to one vote per share on all matters to be voted on by the stockholders and are not entitled to cumulative voting in the election of directors. Holders of common stock are entitled to any dividends that may be declared from time to time by the Board of Directors in its discretion out of funds legally available therefor, subject to the prior rights, if any, of holders of any outstanding shares of preferred stock and any contractual restrictions we have against the payment of dividends on common stock. In the event of our liquidation or dissolution, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive or other subscription rights and no right to convert their common stock into any other securities.

PREFERRED STOCK

The Board of Directors is authorized under our Articles of Incorporation, as amended and corrected, to provide for the issuance of shares of preferred stock by resolution to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the stockholders. Any shares of preferred stock so issued are likely to have priority over the common stock with respect to dividend or liquidation rights.

SERIES A PREFERRED STOCK:

The Company has designated 5,000,000 shares of its preferred stock as Series A Preferred Stock of which 72,500 shares are currently outstanding. Reference is made to the section "Selling Stockholders - Background - Series A Preferred Stock" for a description of the material terms of the outstanding Series A Preferred Stock.

ANTI-TAKEOVER PROVISIONS

Our Board of Directors is authorized to issue shares of "blank check" preferred stock, with any rights or preferences allowed by law and our Articles of Incorporation, including the right to approve or not approve an acquisition or other change in control. The issuance of such "blank check" preferred stock could be used to discourage a transaction involving an actual or potential change in control of us or our management, including a transaction in which our stockholders might otherwise receive a premium for their shares over then current prices.

WARRANTS

Reference is made to the section "Selling Stockholders - Background - Warrants" for a description of the material terms of the warrants granted to the selling stockholders in connection with the issuance of Series A Preferred Stock.


                                  LEGAL MATTERS

Our counsel, Guzov Ofsink, LLC, located at 600 Madison Avenue, 14th Floor, New York, New York 10022, is passing upon the validity of the issuance of the common stock that we are offering under this prospectus.


                                     EXPERTS

Morgenstern, Svoboda, & Baer CPAs P.C., independent certified public accountants, located at 40 Exchange Place Suite 1820, New York, N.Y. 10005, have audited our financial statements included in this registration statement to the extent and for the periods set forth in their reports. We have relied upon such reports, given upon the authority of such firm as experts in accounting and auditing.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

No "expert" or "counsel," as defined by Item 509 of Regulation S-B promulgated pursuant to the Securities Act, whose services were used in the preparation of this Form SB-2, was hired on a contingent basis or will receive a direct or indirect interest in us, nor was any of them a promoter, underwriter, voting trustee, director, officer or employee of the Company.

             DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATIONFOR
                           SECURITIES ACT LIABILITIES

Our Bylaws provide that we will indemnify our directors and officers from all liabilities incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their acting as our directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

None.


                           WHERE YOU CAN FIND MORE INFORMATION

The registration statement and other information may be read and copied at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site (HTTP://WWW.SEC.GOV) that contains the registration statements, reports, proxy and information statements and other information regarding registrants that file electronically with the SEC such as us.

You may also read and copy any reports, statements or other information that we have filed with the SEC at the addresses indicated above and you may also access them electronically at the web site set forth above. These SEC filings are also available to the public from commercial document retrieval services.

We are not currently required to file reports with the SEC; however, we intend to begin filing periodic reports with the SEC if and when the registration statement becomes effective. We are not currently required to deliver an annual report to stockholders, and we do not currently intend to deliver an annual report to stockholders until we are requried to do so.


                              FINANCIAL STATEMENTS

Aoxing Pharmaceutical's unaudited financial statements for the three and six months ended June 30, 2007 and the notes thereto, and its audited financial statements for the fiscal years ended December 31, 2006 and 2005, together with the report of the independent certified public accounting firm thereon and the notes thereto, are presented beginning at page F-1.

                          INDEX TO FINANCIAL STATEMENTS

I.SHAANXI AOXING PHARMACEUTICAL CO., LTD.


   1. Unaudited Financial Statements for the Three and Six Months ended June 30, 2007

         i.     Balance Sheets as of June 30, 2007

         ii. Statements of Operations and Comprehensive Income for the Three and Six Months ended June 30, 2007 and 2006

         iii.   Statements of Cash Flows for the Six months ended
                June 30, 2007 and 2006

         iv. Statements of Changes in Stockholders' Equity for the Six months ended June 30, 2007

         v.     Notes to Financial Statements of June 30, 2007

   2. Audited Financial Statements for the Year ended December 31, 2006

         i.    Report of Independent Public Accounting Firm

         ii.   Balance Sheet as of December 31, 2006 and 2005

         iii. Statements of Operations and Comprehensive Income for the Years ended December 31, 2006 and 2005

         iv. Statements of Changes in Stockholders' Equity for the Years ended December 2006 and 2005

         v. Statements of Cash Flows for the Years Ended December 31, 2006 and 2005

         vi.   Notes to Audited Financial Statements

MORGENSTERN, SVOBODA, & BAER, CPA'S, P.C.

CERTIFIED PUBLIC ACCOUNTANTS
40 Exchange Place, Suite 1820
New York, NY 10005
TEL: (212) 925-9490
FAX: (212) 226-9134
E-MAIL: MSBCPAS@GMAIL.COM


Board of Directors and Stockholders of
Shanxi Aoxing Pharmacy Co., Ltd.

We have audited the accompanying consolidated balance sheets of Shanxi Aoxing Pharmacy Co., Ltd. ("Company") as of December 31, 2006 and 2005, and the related consolidated statements of income, comprehensive losses, statement of stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Shanxi Aoxing Pharmacy Co., Ltd. as of December 31, 2006 and 2005, and the results of their consolidated operations and their cash flows for the periods then ended, in conformity with generally accepted accounting principles in the United States of America.




/s/ Morgenstern, Svoboda & Baer, CPAs, P.C.
------------------------------------
Morgenstern, Svoboda & Baer, CPAs, P.C.
Certified Public Accountants

New York, NY
April 30, 2007

                         SHANXI AOXING PHARMACY CO., LTD

                              FINANCIAL STATEMENTS

                                  JUNE 30, 2007

                                TABLE OF CONTENTS


Balance Sheet                                                              3
-------------

Statements of Income                                                       4
--------------------

Statements of Cash Flows                                                   5
------------------------

Statement of Stockholders Equity                                           6
--------------------------------

Notes to Financial Statements                                           7-14
-----------------------------


                         SHANXI AOXING PHARMACY CO., LTD
                                  BALANCE SHEET
                                  JUNE 30, 2007
                                   (UNAUDITED)

                                     ASSETS
CURRENT ASSETS
  Cash and cash equivalents                                        $    427,238
  Accounts receivable, net                                            1,973,582
  Inventories                                                           606,368
  Other receivable, net                                                  14,944
  Prepaid expenses                                                       27,940
                                                                   ------------
    Total Current Assets                                              3,050,072

PROPERTY AND EQUIPMENT, NET                                           6,315,132

INTANGIBLE ASSETS, NET                                                7,550,510
                                                                   ------------

    TOTAL ASSETS                                                   $ 16,915,714
                                                                   ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable and accrued expenses                            $    425,025
  Customer advances                                                   2,282,801
  Short-term bank loan                                                  655,755
  Value-added tax payable                                               271,947
  Income tax payable                                                    234,768
                                                                   ------------
   Total Current Liabilities                                          3,870,296
                                                                   ------------

COMMITMENT

STOCKHOLDERS' EQUITY

  Common stock, no par value,
    and no shares authorized,
    issued and outstanding                                            7,623,763
  Additional paid in capital                                            642,406
  Statutory reserves                                                    662,739
  Retained earnings                                                   4,251,379

  Accumulated other comprehensive income (loss)                        (134,869)
                                                                   ------------
   Total Stockholders' Equity                                        13,045,418
                                                                   ------------

    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                     $ 16,915,714
                                                                   ============








   The accompanying notes are an integral part of these financial statements.


                             SHANXI AOXING PHARMACY CO., LTD
                                STATEMENTS OF OPERATIONS
                                       (UNAUDITED)

                                     THREE MONTHS ENDED           SIX MONTHS ENDED
                                          JUNE 30                      JUNE 30
                               --------------------------    --------------------------
                                  2007           2006           2007            2006
                               -----------    -----------    -----------    -----------

Sales, net                     $ 3,905,829    $ 1,288,836    $ 5,477,061    $ 2,172,505

Cost of sales                    1,022,183        685,710      1,731,666      1,174,432
                               -----------    -----------    -----------    -----------


GROSS PROFIT                     2,883,646        603,126      3,745,395        998,073

Selling, general and
  administrative expenses        1,503,550        223,898      1,878,648        416,155
                               -----------    -----------    -----------    -----------

INCOME FROM OPERATIONS           1,380,096        379,228      1,866,747        581,918
                               -----------    -----------    -----------    -----------

Other Income (Expense)

  Interest  income                      76             26            377             37
  Interest expense                 (17,098)       (27,815)       (26,765)       (40,880)
  Other, net                           (33)           447            (33)        (3,423)
                               -----------    -----------    -----------    -----------

Total other Income (Expense)       (17,055)       (27,342)       (26,421)       (44,266)
                               -----------    -----------    -----------    -----------

INCOME BEFORE INCOME TAXES       1,363,041        351,886      1,840,326        537,652

Provision for income taxes         232,805           --          316,420           --
                               -----------    -----------    -----------    -----------


NET INCOME                     $ 1,130,236    $   351,886    $ 1,523,906    $   537,652
                               ===========    ===========    ===========    ===========









       The accompanying notes are an integral part of these financial statements.


                              SHANXI AOXING PHARMACY CO., LTD
                                 STATEMENTS OF CASH FLOWS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND JUNE 30, 2006
                                        (UNAUDITED)

                                                                         JUNE 30,
                                                               --------------------------
                                                                   2007           2006
                                                               -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                                   $ 1,523,906    $   537,652
  Adjustments to reconcile net income to net cash
  provided by operating activities:
    Depreciation and amortization                                  290,166        112,894
    Property, plant and equipment written off                         --            3,870
    Provision for doubtful accounts                                 48,238           --
    Changes in operating assets and liabilities:
      Accounts receivables                                      (1,607,234)       (92,908)
      Other receivables                                            (13,491)        (6,960)
      Prepaid expenses                                             (13,050)        18,837
      Inventories                                                 (450,416)       (34,397)
      Accounts payable and accrued expenses                        210,135         12,334
      Customer advances                                            (93,587)       154,356
      Income tax payable                                           231,910           --
      VAT tax payable                                              (60,033)      (285,561)
                                                               -----------    -----------
    NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES             66,544        420,117
                                                               -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of property and equipment                                (3,746)       (35,378)
  Construction in progress                                         (37,523)          --
  Acquisitions of land use right                                      --         (373,932)
                                                               -----------    -----------
    NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES            (41,269)      (409,310)
                                                               -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Borrowings from short-term bank loan                             384,931         74,163
                                                               -----------    -----------
    NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES            384,931         74,163
                                                               -----------    -----------

Effect of exchange rate changes on cash and cash equivalents         5,098          4,114
                                                               -----------    -----------

Net Increase (Decrease) in cash and cash equivalents               415,304         89,084

CASH AND CASH EQUIVALENTS, BEGINNING BALANCE                        11,934        641,963
                                                               -----------    -----------

CASH AND CASH EQUIVALENTS, ENDING BALANCE                      $   427,238    $   731,047
                                                               ===========    ===========

SUPPLEMENTAL DISCLOSURES:
  Income tax payments                                          $    84,510    $      --
  Interest payments                                            $    21,456    $    48,722




        The accompanying notes are an integral part of these financial statements.


                                             SHANXI AOXING PHARMACY CO., LTD
                                            STATEMENT OF STOCKHOLDERS' EQUITY
                                         FOR THE SIX MONTHS ENDED JUNE 30, 2007
                                                       (UNAUDITED)

                                                                                            Accumulated
                                               Additional                                      Other          Total
                      Capital Stock             Paid-in      Statutory        Retained      Comprehensive  Shareholders'
                   Shares         Amount        Capital        Reserve        Earnings      Income (loss)     Equity
                ------------   ------------   ------------   ------------   ------------    ------------    ------------

Balance,
January 1, 2007         -      $  7,623,763   $    642,406   $    510,348   $  2,879,864    $    (94,161)   $ 11,562,220


 Net income             -              --             --             --        1,523,906            --         1,523,906

 Additional
 capital                -              --             --             --             --              --              --

 Transfer to
 statutory
 reserve                -              --             --          152,391       (152,391)           --              --

 Translation
 adjustment             -              --             --             --             --           (40,708)        (40,708)
                ------------   ------------   ------------   ------------   ------------    ------------    ------------

Balance,
June 30, 2007           -      $  7,623,763   $    642,406   $    662,739   $  4,251,379    $   (134,869)   $ 13,045,418
                ============   ============   ============   ============   ============    ============    ============







                       The accompanying notes are an integral part of these financial statements.

                                                           6

                         SHANXI AOXING PHARMACY CO., LTD
                          NOTE TO FINANCIAL STATEMENTS
                                  JUNE 30, 2007

NOTE 1 - ORGANIZATION

Shanxi Aoxing Pharmacy Co., Ltd (the "Company"), located in the city of Xian Yang in the northwestern Portion of the People's Republic of China (the "PRC"), was incorporated under the laws of the PRC. The Company is engaged in the business of discovering, developing, manufacturing and marketing of over-the-counter ("OTC") and prescription pharmaceutical products as well as medical supplement products for a variety of diseases and conditions in the PRC. Shanxi Aoxing Pharmacy Co., Ltd has an operating history of more than 10 years and has historically been a manufacturer and distributor of proprietary and generic pharmaceutical products, which include capsules, granules and powder type medicines for hepatitis, gynecopathy and various male diseases for domestic Chinese sales. The Company currently holds three patents and is planning to apply for another three patents by the end of 2007.

In July 2007, a contractual arrangement between the Company and Shaanxi Biostar Biotech Ltd (the "WFOE), a wholly-foreign owned enterprise formed in PRC, was initiated and on November 1, 2007 a definitive agreement was executed. The executed agreement provided that, the Company and all of its shareholders agreed to entrust the WFOE to manage and operate the Company. The parent company of the WFOE, Biostar Pharmaceuticals, Inc. was incorporated on March 27, 2007, under the laws of the State of Maryland, United States. The accounting treatment for which provides for the consolidation of the financial statements of Biostar Pharmaceuticals Inc., the WOFE and Shanxi Aoxing Pharmacy Co., Ltd.

Shaanxi Biostar Biotech Ltd is classified under Chinese Company Law as a Wholly Foreign Owned Enterprise. Wholly Foreign Owned Enterprises have recently become the investment vehicle of choice for foreign investors who wish to manufacture, process, or assemble products in China. Wholly Foreign Owned Enterprises are limited liability companies established under Chinese Company Law, which are owned exclusively by one or more foreign investors and thus offer controls over the Company's management, technology, and finances that the typical foreign investor requires. From a foreign investors' point of view, the advantages of establishing a WFOE include:

     o Independence and freedom to implement the worldwide strategies of its parent company without having to consider the involvement of a Chinese partner;
     o Ability to carry on business rather than just a representative office function;
     o Ability to issue invoices to their customers in Renminbi (Chinese Currency) and receive Renminbi revenues;
     o Ability to convert Renminbi profits to US dollars for remittance to their parent company outside China;
     o    Ability to employ staff directly within China;
     o    Protection of intellectual know-how technology;
     o Greater efficiency in its operations, management and future development; and
     o    No requirement to share profits with another party.

In summary, the key differences between a WFOE and an equity or cooperative joint venture are that the joint venture business structure requires profit sharing between the stake holders, significant involvement in operational and business matters by the Chinese stake holders, indirect representation in business matters and much less effective and efficient cooperation between the stake holders. Typically, the foreign party to a Chinese joint venture experiences significantly less control over the business structure than if the foreign party forms a Wholly Foreign Owned Enterprise or converts an existing joint venture into a Wholly Foreign Owned Enterprise.

                         SHANXI AOXING PHARMACY CO., LTD
                          NOTE TO FINANCIAL STATEMENTS
                                  JUNE 30, 2007

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. The Company's functional currency is the Chinese Renminbi; however the accompanying financial statements have been translated and presented in United States Dollars. The accompanying financial statements present the historical financial condition, results of operations and cash flows of the operating company.

Interim Financial Information

The interim financial statements included herein as of June 30, 2007 and for the six months ended June 30, 2007 and 2006 are un-audited and have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission. These statements reflect all normal recurring adjustments that, in the opinion of management, are necessary for a fair presentation of the information contained herein.

Translation Adjustment
As of June 30, 2006 and 2005, the accounts of Shanxi Aoxing Pharmacy Co., Ltd. were maintained, and its financial statements were expressed, in Chinese Yuan Renminbi (CNY). Such financial statements were translated into U.S. Dollars
(USD) in accordance with Statement of Financial Accounts Standards (SFAS) No. 52, Foreign Currency Translation with the CNY as the functional currency. According to the Statement, all assets and liabilities were translated at the current exchange rate, stockholders equity are translated at the historical rates and income statement items are translated at the average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income in accordance with SFAS No. 130, Reporting Comprehensive Income as a component of shareholders equity. Transaction gains and losses are reflected in the income statement. During the six months ended June 30, 2007, the foreign currency translation adjustments to the Company's comprehensive income were -$40,708.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Risks and Uncertainties

All of the following risks may impair the Company's business operations. If any of the following risks actually occurs, the Company's business, financial condition or results of operations could be materially adversely affected. In such case, investor may lose all or part of the investment. Additional risks include:
     o The Company may not be able to adequately protect and maintain its intellectual property.
     o The Company may not be able to obtain regulatory approvals for its products.
     o The Company may have difficulty competing with larger and better financed companies in the same sector. New legislative or regulatory requirements may adversely affect the Company's business and operations. The Company is dependant on certain key existing and future personnel.
     o The Company's growth is dependent on its ability to successfully develop, market, or acquire new drugs. The Company may be subject to product liability claims in the future.

                         SHANXI AOXING PHARMACY CO., LTD
                          NOTE TO FINANCIAL STATEMENTS
                                  JUNE 30, 2007

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     o Changes in the laws and regulations in the PRC may adversely affect the Company's ability to conduct its business.
     o The Company may experience barriers to conducting business due to governmental policy.
     o Capital outflow policies in the PRC may hamper the Company's ability to remit income to the United States.
     o Fluctuation of the Renminbi could materially affect the Company's financial condition and results of operations.
     o    The Company may face obstacles from the communist system in the PRC.
     o The Company may have difficulty establishing adequate management, legal and financial controls in the PRC.
     o Trade barriers and taxes may have an adverse affect on the Company's business and operations.
     o There may not be sufficient liquidity in the market for the Company's securities in order for investors to sell their securities.

CONTINGENCIES

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company's management and legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company's legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company's financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed.

Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash in hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

ACCOUNTS RECEIVABLE

The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Terms of the sales vary. Reserves are recorded primarily on a specific identification basis. Allowance for doubtful accounts amounted to $ 61,039 as at June 30, 2007.

                         SHANXI AOXING PHARMACY CO., LTD
                          NOTE TO FINANCIAL STATEMENTS
                                  JUNE 30, 2007

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INVENTORIES

Inventories are valued at the lower of cost (determined on a weighted average basis) or market. The Management compares the cost of inventories with the market value and allowance is made for writing down their inventories to market value, if lower. As of June 30, 2007, inventories consist of the following:

Raw materials                                  $ 555,134
Work in process                                    6,034
Finished goods                                    45,200
                                               =========
                                               $ 606,368
                                               =========

PROPERTY, PLANT & EQUIPMENT

Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method for substantially all assets with estimated lives of:

Real property                                 50 years
Machinery & equipment                         15 years
Leasehold improvements                        10 years
Computers & office equipment                   5 years

As of June 30, 2007, Property, Plant & Equipment consist of the following:

Real property                                                       $ 4,314,602
Machinery & equipment                                                   504,530
Leasehold improvements                                                1,946,831
Furniture & fixtures
                                                                         62,981
Constructions in progress                                                37,523
                                                                    -----------
                                                                      6,866,467
Less: Accumulated depreciation
                                                                       (551,335)
                                                                    ===========
                                                                    $ 6,315,132
                                                                    ===========

INTANGIBLE ASSETS

Intangible assets are amortized using the straight-line method over their estimated period of benefit, ranging from one to fifty years. Management evaluate the recoverability of intangible assets periodically and take into account events or circumstances that warrant revised estimates of useful lives or that indicate that impairment exists. All of the Company's intangible assets are subject to amortization. No impairments of intangible assets have been identified during any of the periods presented. In August of 2006 the company purchased land rights which expire in 2056.

                         SHANXI AOXING PHARMACY CO., LTD
                          NOTE TO FINANCIAL STATEMENTS
                                  JUNE 30, 2007

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

As of June 30, 2007, the components of finite-lived intangible assets are as follows:

Land use right                                                      $ 6,202,238
Patent                                                                1,511,544
                                                                    -----------
                                                                      7,713,782
Less: Accumulated amortization
                                                                       (163,272)
                                                                    ===========
                                                                    $ 7,550,510
                                                                    ===========

The estimated future amortization expenses related to intangible assets as of June 30, 2007 are as follows:

 Years Ending December
          31,
========================
   2007, six months                         $  143,000
         2008                                   286,100
         2009                                   286,100
         2010                                   286,100
         2011                                   286,100
      Thereafter                              6,263,100

REVENUE RECOGNITION

The Company's revenue recognition policies are in compliance with Staff accounting bulletin (SAB) 104. Sales revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectibility is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as unearned revenue.

ADVERTISING

Advertising expenses consist primarily of costs of promotion for corporate image and product marketing and costs of direct advertising. The Company expenses all advertising costs as incurred.

COMPREHENSIVE INCOME

Comprehensive income is defined as the change in equity of a company during a period from transactions and other events and circumstances excluding transactions resulting from investments from owners and distributions to owners. For the Company, comprehensive income for the periods presented includes net income, foreign currency translation adjustments.

                         SHANXI AOXING PHARMACY CO., LTD
                          NOTE TO FINANCIAL STATEMENTS
                                  JUNE 30, 2007

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RECENT ACCOUNTING PRONOUNCEMENTS

In September 2006, FASB issued Statement of Financial Accounting Standards 157 ("SFAS 157"), "Fair Value Measurements". This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statements applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company is currently evaluating the effect of this pronouncement on financial statements, but does not expect adoption of this standard will have a material impact on its financial position, operations or cash flows.

In September 2006, FASB issued SFAS 158 "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R)". This Statement improves financial reporting by requiring an employer to recognize the over funded or under funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded statues in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006. An employer without publicly traded equity securities is required to recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after June 15, 2007. However, an employer without publicly traded equity securities is required to disclose the following information in the notes to financial statements for a fiscal year ending after December 15, 2006, but before June 16, 2007, unless it has applied the recognition provisions of this Statement in preparing those financial statements.

A brief description of the provisions of this Statement
The date that adoption is required
The date the employer plans to adopt the recognition provisions of this Statement, if earlier.

The requirement to measure plan assets and benefit obligations as of the date of the employer's fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. The management is currently evaluating the effect of this pronouncement on financial statements.

The Company believes that the adoption of these standards will have no material impact on its financial statements.

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities." SFAS 159 permits entities to choose to measure many financial instruments, and certain other items, at fair value. SFAS 159 applies to reporting periods beginning after November 15, 2007. The adoption of SFAS 159 is not expected to have a material impact on the Company's financial condition or results of operations.

                         SHANXI AOXING PHARMACY CO., LTD
                          NOTE TO FINANCIAL STATEMENTS
                                  JUNE 30, 2007

NOTE 3 - INCOME TAXES

The Company is incorporated in the PRC which is governed by the Income Tax Law of the PRC concerning high-tech enterprises and various local income tax laws (the "Income Tax Laws"). Under the Income Tax Laws, all enterprises in China (including foreign-invested enterprises) generally are subject to an income tax at an effective rate of 33% (30% state income taxes plus 3% local income taxes) on income as reported in their statutory financial statements after appropriate tax adjustments unless the enterprise is located in specially designated regions or cities for which more favorable effective rates apply. Upon approval by the PRC tax authorities, high-tech enterprises may be exempt from income taxes for two years, commencing with their first profitable year of operations, and thereafter with a 50% exemption for the next three years.

The Company's application for an income tax deduction was accepted on December 4, 2005 by the Tax Department of Xian Yang Government. That is a reduction of income tax payable by 50% from January 1, 2007 to December 31, 2009 and an exemption from income tax from January 1, 2005 to December 31, 2006.

NOTE 4 - STATUTORY RESERVES

In accordance with the laws and regulations of the PRC, a wholly-owned Foreign Invested Enterprises income, after the payment of the PRC income taxes, shall be allocated to the statutory surplus reserves and statutory public affair fund. Prior to January 1, 2006 the proportion of allocation for reserve was 10 percent of the profit after tax to the surplus reserve fund and additional 5-10 percent to the public affair fund. The public affair fund reserve was limited to 50 percent of the registered capital. Effect January 1, 2006 there is now only one fund requirement. The reserve is 10 percent of income after tax, not to exceed 50 percent of registered capital.

Statutory Reserve funds are restricted for set off against losses, expansion of production and operation or increase in register capital of the respective company. Statutory public welfare fund is restricted to the capital expenditures for the collective welfare of employees. These reserves are not transferable to the Company in the form of cash dividends, loans or advances. These reserves are therefore not available for distribution except in liquidation. As of June 30, 2007, the Company had allocated $662,739 to these non-distributable reserve funds.

NOTE 5 - OTHER COMPREHENSIVE INCOME

Balance of related after-tax components comprising accumulated other comprehensive income (loss), included in stockholders equity at June 30, 2007 is as follows:

                                                          Accumulated Other
                                                        Comprehensive Income
                                                               (loss)
                                                       ----------------------
Balance at January 1, 2007                                 $ (94,161)
Change for six months ended June 30, 2007                    (40,708)
                                                           ---------
Balance at June 30, 2007                                   $(134,869)
                                                           =========

                         SHANXI AOXING PHARMACY CO., LTD
                          NOTE TO FINANCIAL STATEMENTS
                                  JUNE 30, 2007

NOTE 6 - COMMITMENT

Corporate Finance Advisory Services Agreement

On March 8, 2007, the Company executed a Corporate Finance Advisory Services Agreement (the "Advisory Agreement") with Friedland Capital Inc. ("Friedland"). The advisory agreement stated that Friedland would provide to the Company corporate finance advisory services designed to achieve its corporate finance objectives, specifically to result in the Company's shares (or a successor entity's shares) becoming publicly-traded in the United States. As consideration for these services, the Company paid Friedland RMB 700,000 in April 2007 and is obligated to pay Friedland additional RMB 450,000 ($59,018 translated at the June 30, 2007 exchange rate of $1=RMB 7.6248) within five working days after the filing of a registration statement with the US Securities and Exchange Commission ("SEC"), RMB 500,000 ($65,575 translated at $1=RMB 7.6248) within five working days of the registration statement being declared effective by the SEC, and RMB 750,000 ($98,363 translated at $1=RMB 7.6248) within five working days after the Company's shares becoming listed in public market.

NOTE 7 - MAJOR CUSTOMER

Approximately 10% of net sales were made to one customer for six months ended June 30, 2007.

NOTE 8 - SUBSEQUENT EVENTS

In July 2007, a contractual arrangement between the Company and Shaanxi Biostar Biotech Ltd (the "WFOE), a wholly-foreign owned enterprise formed in PRC, was initiated and on November 1, 2007 a definitive agreement was executed. The executed agreement provided that the Company and all of its shareholders agreed to entrust the WFOE to manage and operate the Company. The parent company of the WFOE, Biostar Pharmaceuticals, Inc. was incorporated on March 27, 2007, under the laws of the State of Maryland, United States. The accounting treatment for which provides for the consolidation of the financial statements of Biostar Pharmaceuticals Inc., the WOFE and Shanxi Aoxing Pharmacy Co., Ltd. Pursuant to the management entrustment agreement, the WFOE acting as a management company directly manages and controls the Company, and is entitled to all proceeds of the Company's business and obligated to fund its operations and pay all of the debts.

                         SHANXI AOXING PHARMACY CO., LTD

                              FINANCIAL STATEMENTS

                                DECEMBER 31, 2006

                                TABLE OF CONTENTS


Report of Independent Registered Public Accounting Firm                     3
-------------------------------------------------------

Balance Sheets                                                              4
--------------

Statements of Income                                                        5
--------------------

Statements of Cash Flows                                                    6
------------------------

Statements of Stockholders' Equity                                          7
----------------------------------

Notes to Financial Statements                                          8 - 17
-----------------------------



                             SHANXI AOXING PHARMACY CO., LTD
                                      BALANCE SHEETS
                      FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

                                                                     DECEMBER 31,
                                                            ----------------------------
                                   ASSETS                         2006          2005
                                                            ----------------------------
CURRENT ASSETS
    Cash and cash equivalents                               $     11,934    $    641,963
    Accounts receivable, net                                     380,919         316,892
    Inventories                                                  149,563         345,456
    Other receivables, net                                        14,149          10,176
    Prepaid expenses                                                --            13,673
                                                            ------------    ------------
        Total Current Assets                                     556,565       1,328,160

PROPERTY & EQUIPMENT, NET                                      6,421,745       5,082,535

INTANGIBLE ASSETS, NET                                         7,692,794       2,505,606

                                                            ------------    ------------
        TOTAL ASSETS                                        $ 14,671,104    $  8,916,301
                                                            ============    ============

                     LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
    Accounts payable and accrued expenses                   $    265,529    $  1,059,677
    Customer advances                                          2,261,612         713,432
    Short-term bank loan                                         256,164         631,955
    Value-added tax payable                                      325,579         619,154
                                                            ------------    ------------
        Total Current Liabilities                              3,108,884       3,024,218

COMMITMENT

STOCKHOLDERS' EQUITY
    Common stock, no par value, and no shares
      authorized, issued and outstanding                       7,623,763       4,222,789
    Additional paid in capital                                   642,406            --
    Statutory reserves                                           510,348         257,699
    Accumulated other comprehensive income (loss)                (94,161)        (23,997)
    Retained earnings                                          2,879,864       1,435,592
                                                            ------------    ------------
        Total Stockholders' Equity                            11,562,220       5,892,083

                                                            ------------    ------------
        TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY          $ 14,671,104    $  8,916,301
                                                            ============    ============







                   The accompanying notes are an integral part of these
                                  financial statements.


                         SHANXI AOXING PHARMACY CO., LTD
                              STATEMENTS OF INCOME
                 FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

                                                            DECEMBER 31,
                                                    ---------------------------
                                                         2006          2005
                                                    -----------     -----------

Sales, net                                          $ 5,745,787     $ 3,979,038

Cost of sales                                         2,978,884       2,145,025
                                                    -----------     -----------

GROSS PROFIT                                          2,766,903       1,834,013

Selling, general and administrative expenses            983,913         694,879
                                                    -----------     -----------

INCOME FROM OPERATIONS                                1,782,990       1,139,134

Other (Income) Expense
    Interest  income                                         46             161
    Interest expense                                    (82,640)        (31,422)
    Other                                                (3,475)          3,670
                                                    -----------     -----------
Total other (Income) Expense                            (86,069)        (27,591)

                                                    -----------     -----------
INCOME BEFORE INCOME TAXES                            1,696,921       1,111,543

Provision for income taxes                                 --              --
                                                    -----------     -----------

NET INCOME                                          $ 1,696,921     $ 1,111,543
                                                    ===========     ===========

Foreign currency translation adjustments                (94,161)        (23,997)
                                                    -----------     -----------

COMPREHENSIVE INCOME                                $ 1,602,760     $ 1,087,546
                                                    ===========     ===========


              The accompanying notes are an integral part of these
                             financial statements.



                              SHANXI AOXING PHARMACY CO., LTD
                                 STATEMENTS OF CASH FLOWS
                      FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

                                                                       DECEMBER 31,
                                                               --------------------------
                                                                  2006           2005
                                                               -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net income                                                 $ 1,696,921    $ 1,111,543
    Adjustments to reconcile net income to net cash
    provided by operating activities:
        Depreciation and amortization                              250,595        102,915
        Provision for doubtful accounts                              1,632          9,648
        Loss on disposition of fixed assets                          3,927           --
        Changes in operating assets and liabilities:
           Accounts receivables                                    (54,113)      (261,572)
           Other receivables                                        (3,570)       (10,048)
           Prepaid expenses                                         13,899       (159,327)
           Inventory                                               204,081        (97,538)
           Accounts payable and accrued expenses                  (816,069)       744,238
           Customer advances                                     1,498,948        636,210
           Income tax payable                                         --         (195,483)
           VAT tax payable                                        (309,204)       643,788
                                                               -----------    -----------
        NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES      2,487,047      2,524,374

CASH FLOWS FROM INVESTING ACTIVITIES
    Purchase of property & equipment                            (1,572,615)    (2,427,666)
    Purchase of land use right                                  (5,208,176)          --
    Construction in progress                                          --            2,724
                                                               -----------    -----------
        NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES     (6,780,791)    (2,424,942)

CASH FLOWS FROM FINANCING ACTIVITIES
    Borrowings from short-term bank loan                              --          367,044
    Repayments of short-term bank loan                            (390,482)          --
    Receipt of additional capital                                4,043,381           --
                                                               -----------    -----------
        NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES      3,652,899        367,044

Effect of exchange rate changes on cash and cash equivalents        10,816          9,481

                                                               -----------    -----------
Net Increase (Decrease) in cash and cash equivalents              (630,029)       475,957

CASH AND CASH EQUIVALENTS, BEGINNING BALANCE                       641,963        166,006
                                                               -----------    -----------

CASH AND CASH EQUIVALENTS, ENDING BALANCE                      $    11,934    $   641,963
                                                               ===========    ===========

SUPPLEMENTAL DISCLOSURES:
    Income tax payments                                        $      --      $   195,483
    Interest payments                                          $    90,865    $    23,433


                   The accompanying notes are an integral part of these
                                  financial statements.


                                                    SHANXI AOXING PHARMACY CO., LTD
                                                   STATEMENT OF STOCKHOLDERS' EQUITY
                                             FOR THE YEAR ENDED DECEMBER 31, 2006 AND 2005

                                                                                                    Accumulated
                                                       Additional                                      Other           Total
                                  Capital Stock          Paid-in       Statutory       Retained     Comprehensive  Shareholders'
                            Shares          Amount       Capital        Reserve        Earnings      Income (loss)      Equity
                         ------------   ------------   ------------   ------------   ------------    ------------    ------------

Balance, January 1, 2005         --     $  4,222,789   $       --     $     93,353   $    488,395    $       --      $  4,804,537


    Net income                   --             --             --             --        1,111,543            --         1,111,543

    Transfer to
    statutory reserve            --             --             --          164,346       (164,346)           --              --

    Translation
    adjustments                  --             --             --             --             --           (23,997)        (23,997)
                         ------------   ------------   ------------   ------------   ------------    ------------    ------------

Balance, December 31, 2005       --        4,222,789           --          257,699      1,435,592         (23,997)      5,892,083


    Net income                   --             --             --             --        1,696,921            --         1,696,921

    Additional
    capital                                3,400,974           --             --             --              --         3,400,974

    Additional paid
    in capital                   --             --          642,406           --             --              --           642,406

    Transfer to
    statutory reserve            --             --             --          252,649       (252,649)           --              --

    Translation
    adjustment                   --             --             --             --             --           (70,164)        (70,164)
                         ------------   ------------   ------------   ------------   ------------    ------------    ------------

Balance, December 31, 2006       --     $  7,623,763   $    642,406   $    510,348   $  2,879,864    $    (94,161)   $ 11,562,220
                         ============   ============   ============   ============   ============    ============    ============






                              The accompanying notes are an integral part of these financial statements.

                         SHANXI AOXING PHARMACY CO., LTD
                          NOTE TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2006

NOTE 1 - ORGANIZATION

Shanxi Aoxing Pharmacy Co., Ltd (the "Company"), located in the city of Xian Yang in the northwestern Portion of the People's Republic of China (the "PRC"), was incorporated under the laws of the PRC. The Company is engaged in the business of discovering, developing, manufacturing and marketing of over-the-counter ("OTC") and prescription pharmaceutical products as well as medical supplement products for a variety of diseases and conditions in the PRC. Shanxi Aoxing Pharmacy Co., Ltd has an operating history of more than 10 years and has historically been a manufacturer and distributor of proprietary and generic pharmaceutical products, which include capsules, granules and powder type medicines for hepatitis, gynecopathy and various male diseases for domestic Chinese sales. The Company currently holds three patents and is planning to apply for another three patents by the end of 2007.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. The Company's functional currency is the Chinese Renminbi; however the accompanying financial statements have been translated and presented in United States Dollars. The accompanying financial statements present the historical financial condition, results of operations and cash flows of the operating company.

Translation Adjustment
As of December 31, 2006 and 2005, the accounts of Shanxi Aoxing Pharmacy Co., Ltd. were maintained, and its financial statements were expressed, in Chinese Yuan Renminbi (CNY). Such financial statements were translated into U.S. Dollars
(USD) in accordance with Statement of Financial Accounts Standards (SFAS) No. 52, Foreign Currency Translation with the CNY as the functional currency. According to the Statement, all assets and liabilities were translated at the current exchange rate, stockholders equity are translated at the historical rates and income statement items are translated at the average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income in accordance with SFAS No. 130, Reporting Comprehensive Income as a component of shareholders equity. Transaction gains and losses are reflected in the income statement. During the years ended December 31, 2006 and 2005, the foreign currency translation adjustments to the Company's comprehensive income were -$70,164 and -$23,997, respectively.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Risks and Uncertainties

The Company is subject to substantial risks from, among other things, intense competition associated with the industry in general, other risks associated with financing, liquidity requirements, rapidly changing customer requirements, limited operating history, foreign currency exchange rates and the volatility of public markets.

                         SHANXI AOXING PHARMACY CO., LTD
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2006

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company's management and legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company's legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company's financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed.

Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed.

Cash and Cash Equivalents

Cash and cash equivalents include cash in hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

Accounts Receivable

The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Terms of the sales vary. Reserves are recorded primarily on a specific identification basis. Allowance for doubtful accounts amounted to $ 11,565 and $ 9,648 as at December 31, 2006 and 2005 respectively.

Inventories

Inventories are valued at the lower of cost (determined on a weighted average basis) or market. The Management compares the cost of inventories with the market value and allowance is made for writing down their inventories to market value, if lower. As of December 31, 2006 and 2005 inventory consisted of finished goods valued at $ 22,783 and $ 143,843 respectively, and raw material inventory was $ 126,781 and $ 201,613, respectively.

Property, Plant & Equipment

Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method for substantially all assets with estimated lives of:

                         SHANXI AOXING PHARMACY CO., LTD
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2006

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Real property                                                          50 years
Machinery & equipment                                                  15 years
Leasehold improvements                                                 10 years
Computers & office equipment                                            5 years

Property, Plant & Equipment consist of the following:

                                                  Year ended December, 31,
                                              ---------------------------------
                                                  2006              2005
                                              ---------------   ---------------
Real property                                 $    4,314,602    $    2,803,058
Machinery & equipment                                500,783           564,918
Leasehold improvements                             1,946,831         1,946,831
Furniture & fixtures                                  62,981            13,730
                                              ---------------   ---------------
                                                   6,825,197         5,328,537
Less: Accumulated depreciation                      (403,452)         (246,002)
                                              ---------------   ---------------
                                              $    6,421,745    $    5,082,535
                                              ===============   ===============

Intangible Assets

Intangible assets are amortized using the straight-line method over their estimated period of benefit, ranging from one to fifty years. Management evaluates the recoverability of intangible assets periodically and takes into account events or circumstances that warrant revised estimates of useful lives or that indicate that impairment exists. All of the Company's intangible assets are subject to amortization. No impairments of intangible assets have been identified during any of the periods presented. In August of 2006 the company purchased land rights which expire in 2056.

The components of finite-lived intangible assets are as follows:

                                               Year ended December, 31,
                                            ============================
                                                 2006              2005
                                            ==============    ------------
Land use right                              $ 6,202,238       $ 2,505,606
Patent                                         1,511,544
                                                                   -
                                            --------------    ------------
                                               7,713,782        2,505,606
Less: Accumulated amortization                    (
                                              20,988)              -
                                            ==============    ------------
                                            $ 7,692,794       $ 2,505,606
                                            ==============    ============

The estimated future amortization expenses related to intangible asset as of December 31, 2006 are as follows:

                         SHANXI AOXING PHARMACY CO., LTD
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2006

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

 Years Ending December
          31,
------------------------
         2007                                     $      283,055
         2008                                            283,055
         2009                                            283,055
         2010                                            283,055
         2011                                            283,055
      Thereafter                                       6,277,520

Long-Lived Assets

Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS 144), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, and the accounting and reporting provisions of APB Opinion No. 30, Reporting the Results of Operations for a Disposal of a Segment of a Business. The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144. SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. Based on its review, the Company believes that, as of December 31, 2006 there were no significant impairments of its long-lived assets.

Fair Value of Financial Instruments

Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company discloses estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Value Added Tax Payable

The Company is subject to a value added tax rate of 17% on product sales by the Peoples Republic of China. Value added tax payable is computed net of value added tax paid on purchases for all sales in the Peoples Republic of China.

Revenue Recognition

The Company's revenue recognition policies are in compliance with Staff accounting bulletin (SAB) 104. Sales revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectibility is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as unearned revenue.

                         SHANXI AOXING PHARMACY CO., LTD
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2006

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Stock-Based Compensation

In October 1995, the FASB issued SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS No. 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, Accounting for stock issued to employees (APB 25) and related interpretations with proforma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method. The Company uses the intrinsic value method prescribed by APB 25 and has opted for the disclosure provisions of SFAS No.123.

Advertising

Advertising expenses consist primarily of costs of promotion for corporate image and product marketing and costs of direct advertising. The Company expenses all advertising costs as incurred.

Income Taxes

The Company utilizes SFAS No. 109, Accounting for Income Taxes, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Basic and Diluted Earnings per Share

Earnings per share are calculated in accordance with the Statement of financial accounting standards No. 128 (SFAS No. 128), Earnings per share. SFAS No. 128 superseded Accounting Principles Board Opinion No.15 (APB 15). Net loss per share for all periods presented has been restated to reflect the adoption of SFAS No. 128. Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

Comprehensive income

Comprehensive income is defined as the change in equity of a company during a period from transactions and other events and circumstances excluding transactions resulting from investments from owners and distributions to owners. For the Company, comprehensive income for the periods presented includes net income, foreign currency translation adjustments.

                         SHANXI AOXING PHARMACY CO., LTD
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2006

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Statement of Cash Flows

In accordance with SFAS No. 95, Statement of Cash Flows, cash flows from the Company's operations is based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk are cash, accounts receivable and other receivables arising from its normal business activities. The Company places its cash in what it believes to be credit-worthy financial institutions. The Company has a diversified customer base, most of which are in China. The Company controls credit risk related to accounts receivable through credit approvals, credit limits and monitoring procedures. The Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance, if required, for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowance is limited.

Segment Reporting

Statement of Financial Accounting Standards No. 131 (SFAS 131), Disclosure about Segments of an Enterprise and Related Information requires use of the management approach model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

As the Company operates in one segment, the Company has not made segment disclosures in the accompanying financial statements.

Recent accounting pronouncements

In December 2004, the Financial Account Standards Board (the "FASB") issued FASB Statement No. 123R, "Share-Based Payment, an Amendment of FASB Statement No. 123" ("FAS No. 123R"). FAS No. 123R requires companies to recognize in the statement of operations the grant- date fair value of stock options and other equity-based compensation issued to employees. FAS No. 123R is effective beginning in the Company's first quarter of fiscal 2006.

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections." This statement applies to all voluntary changes in accounting principle and requires retrospective application to prior periods' financial statements of changes in accounting principle, unless this would be impracticable. This statement also makes a distinction between "retrospective application" of an accounting principle and the "restatement" of financial statements to reflect the correction of an error. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.

                         SHANXI AOXING PHARMACY CO., LTD
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2006

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In June 2005, the EITF reached consensus on Issue No. 05-6, "Determining the Amortization Period for Leasehold Improvements" ("EITF 05-6") EITF 05-6 provides guidance on determining the amortization period for leasehold improvements acquired in a business combination or acquired subsequent to lease inception. The guidance in EITF 05-6 will be applied prospectively and is effective for periods beginning after June 29, 2005. EITF 05-6 is not expected to have a material effect on the Company's financial position or results of operations.

In June 2005, the FASB Staff issued FASB Staff Position 150-5 (FSP 150-5), "Issuers Accounting under FASB Statement No. 150 for Freestanding Warrants and Other Similar Instruments on Shares that are Redeemable". FSP 150-5 addresses whether freestanding warrants and other similar instruments on shares that are redeemable, either puttable or mandatorily redeemable, would be subject to the requirements of FASB Statement No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity, regardless of the timing or the redemption feature or the redemption price. The FSP is effective after June 30, 2005.

In February 2006, FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments". SFAS No. 155 amends SFAS No 133, "Accounting for Derivative Instruments and Hedging Activities", and SFAF No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". SFAS No. 155, permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interest in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on the qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for all financial instruments acquired or issued after the beginning of the Company's first fiscal year that begins after September 15, 2006. The adoption of SFAS No.155 did not have a material impact on the Company's financial position, results of operations or cash flows.

In March 2006, the FASB issued FASB Statement No. 156, "Accounting for Servicing of Financial Assets - an amendment to FASB Statement No. 140". Statement 156 requires that an entity recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a service contract under certain situations. The new standard is effective for fiscal years beginning after September 15, 2006. The adoption of SFAS No.156 did not have a material impact on the Company's financial position and results of operations.

In September 2006, FASB issued Statement of Financial Accounting Standards 157 ("SFAS 157"), "Fair Value Measurements". This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statements applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company is currently evaluating the effect of this pronouncement on financial statements, but does not expect adoption of this standard will have a material impact on its financial position, operations or cash flows.

                         SHANXI AOXING PHARMACY CO., LTD
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2006

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In September 2006, FASB issued SFAS 158 "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R)". This Statement improves financial reporting by requiring an employer to recognize the over-funded or under-funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded statues in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006. An employer without publicly traded equity securities is required to recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after June 15, 2007. However, an employer without publicly traded equity securities is required to disclose the following information in the notes to financial statements for a fiscal year ending after December 15, 2006, but before June 16, 2007, unless it has applied the recognition provisions of this Statement in preparing those financial statements.

A brief description of the provisions of this Statement
The date that adoption is required
The date the employer plans to adopt the recognition provisions of this Statement, if earlier.

The requirement to measure plan assets and benefit obligations as of the date of the employer's fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. The management is currently evaluating the effect of this pronouncement on financial statements.

The Company believes that the adoption of these standards will have no material impact on its financial statements.

In July 2006, the FASB issued Interpretation No. 48 (FIN 48) "Accounting for Uncertainty in Income Taxes". FIN 48 clarifies the accounting for Income Taxes by prescribing the minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. It also provides guidance on derecognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition and clearly scopes income taxes out of SFAS 5, "Accounting for Contingencies". FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company has not yet evaluated the impact of adopting FIN 48 on its financial position, results of operations and cash flows.

In December 2006, the FASB issued FSP EITF 00-19-2, "Accounting for Registration Payment Arrangements" ("FSP 00-19-2") which addresses accounting for registration payment arrangements. FSP 00-19-2 specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with FASB Statement No. 5, Accounting for Contingencies. FSP 00-19-2 further clarifies that a financial instrument subject to a registration payment arrangement should be accounted for in accordance with other applicable generally accepted accounting principles without regard to the contingent obligation to transfer consideration pursuant to the registration payment arrangement.

                         SHANXI AOXING PHARMACY CO., LTD
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2006

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

For registration payment arrangements and financial instruments subject to those arrangements that were entered into prior to the issuance of EITF 00-19-2, this guidance shall be effective for financial statements issued for fiscal years beginning after December 15, 2006 and interim periods within those fiscal years. The Company has not yet determined the impact that the adoption of FSP 00-19-2 will have on its financial statements.

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities." SFAS 159 permits entities to choose to measure many financial instruments, and certain other items, at fair value. SFAS 159 applies to reporting periods beginning after November 15, 2007. The adoption of SFAS 159 is not expected to have a material impact on the Company's financial condition or results of operations.

NOTE 3 - INCOME TAXES

The Company is incorporated in the PRC which is governed by the Income Tax Law of the PRC concerning high-tech enterprise and various local income tax laws (the "Income Tax Laws"). Under the Income Tax Laws, all enterprises in China (including foreign-invested enterprises) generally are subject to an income tax at an effective rate of 33% (30% state income taxes plus 3% local income taxes) on income as reported in their statutory financial statements after appropriate tax adjustments unless the enterprise is located in specially designated regions or cities for which more favorable effective rates apply. Upon approval by the PRC tax authorities, high-tech enterprise may be exempt from income taxes for two years, commencing with their first profitable year of operations, and thereafter with a 50% exemption for the next three years.

The Company's application for an income tax deduction was accepted on December 4, 2005 by the Tax Department of Xian Yang Government. That is a reduction of income tax payable by 50% from January 1, 2007 to December 31, 2009 and an exemption from income tax from January 1, 2005 to December 31, 2006.

NOTE 4 - MAJOR CUSTOMER

Approximately 14% and 15% of net sales were made to one customer for the year ended December 31, 2006 and 2005, respectively.

NOTE 5 - STATUTORY RESERVES

In accordance with the laws and regulations of the PRC, a wholly-owned Foreign Invested Enterprises income, after the payment of the PRC income taxes, shall be allocated to the statutory surplus reserves and statutory public affair fund. Prior to January 1, 2006 the proportion of allocation for reserve was 10 percent of the profit after tax to the surplus reserve fund and additional 5-10 percent to the public affair fund. The public affair fund reserve was limited to 50 percent of the registered capital. Effect January 1, 2006 there is now only one fund requirement. The reserve is 10 percent of income after tax, not to exceed 50 percent of registered capital.

Statutory Reserve funds are restricted for set off against losses, expansion of production and operation or increase in register capital of the respective company. Statutory public welfare fund is restricted to the capital expenditures for the collective welfare of employees. These reserves are not transferable to the Company in the form of cash dividends, loans or advances. These reserves are therefore not available for distribution except in liquidation. As of December 31, 2006 and 2005 the Company had allocated $510,348 and $257,699 to these non-distributable reserve funds, respectively.

                         SHANXI AOXING PHARMACY CO., LTD
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2006

NOTE 6 - OTHER COMPREHENSIVE INCOME

Balances of related after-tax components comprising accumulated other comprehensive income (loss), included in stockholders equity at December 31, 2006 and December 31, 2005 are as follows:

                                                Accumulated Other
                                                  Comprehensive
                                                  Income (loss)
                                                --------------------
Balance at January 1, 2005                      $                --
Change for 2005                                            (23,997)
                                                --------------------
Balance at December 31, 2005                    $          (23,997)
Change for 2006                                            (70,164)
                                                --------------------
Balance at December 31, 2006                    $          (94,161)
                                                ====================

NOTE 7 - COMMITMENT

Corporate Finance Advisory Services Agreement

On March 8, 2007, the Company executed a Corporate Finance Advisory Services Agreement (the "Advisory Agreement") with Friedland Capital Inc. ("Friedland"). The advisory agreement stated that Friedland would provide to the Company corporate finance advisory services designed to achieve its corporate finance objectives, specifically to result in the Company's shares (or a successor entity's shares) becoming publicly-traded in the United States. As consideration for these services, the Company paid Friedland RMB 700,000 in April 2007 and is obligated to pay Friedland additional RMB 450,000 ($58,133 translated at the March 31, 2007 exchange rate of $1=RMB 7.7409) within five working days after the filing of a registration statement with the US Securities and Exchange Commission ("SEC"), RMB 500,000 ($64,592 translated at $1=RMB 7.7409) within five working days of the registration statement being declared effective by the SEC, and RMB 750,000 ($96,888 translated at $1=RMB 7.7409) within five working days after the Company's shares becoming listed in public market.

NOTE 8 - CURRENT VULNERABILITY DUE TO CERTAIN RISK FACTORS

The Company's operations are carried out in the PRC, therefore the Company is subject to the risks not typically associated with entities operating in the United States of America. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, by the general state of the PRC's economy. The Company's business may be influenced by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

                 PART II--INFORMATION NOT REQUIRED IN PROSPECTUS


                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

 Pursuant to Article V of our By-Laws, The directors and officers shall be indemnified to the fullest extent permitted by Maryland law.

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Although we will receive no proceeds from the sale of shares pursuant to this prospectus, we have agreed to bear the costs and expenses of the registration of the shares. Our expenses in connection with the issuance and distribution of the securities being registered are estimated as follows:



             --------------------------------------------- --------------
             SEC Registration Fee*                            $100.00

             --------------------------------------------- --------------
             --------------------------------------------- --------------
             Professional Fees and Expenses*                $150,000

             --------------------------------------------- --------------
             --------------------------------------------- --------------
             Printing and Engraving Expenses                $5,000
             *
             --------------------------------------------- --------------
             --------------------------------------------- --------------
             Transfer Agent's Fees*                         $2,500

             --------------------------------------------- --------------
             --------------------------------------------- --------------
             Miscellaneous Expenses*                         $3,000

             --------------------------------------------- --------------
             --------------------------------------------- --------------
                                                           $160,000
             Total*
             --------------------------------------------- --------------
                                   * Estimates


                     RECENT SALES OF UNREGISTERED SECURITIES

THE FOLLOWING SETS FORTH RECENT SALES BY THE COMPANY OF UNREGISTERED SECURITIES DURING THE FISCAL YEAR ENDING DECEMBER 31, 2007:


On May 29, 2007 and June 4, 2007, we raised $725,000 in two private placements of our Series A Convertible Preferred Stock at a purchase price of $10.00 per share, which we issued together with an aggregate of 1,088,588 warrants to purchase our common stock at a purchase price of $1.00 per share. The Series A Convertible Preferred Stock is convertible into 1,088,588 shares of our common stock, or 4.47% of our issued and outstanding stock on a fully diluted basis. The warrants are convertible into 1,088,588 shares of our common stock, or 4.47% of our issued and outstanding common stock on a fully diluted basis.

The private placements were exempt from registration under the Securities Act under Section 4(2) of the Securities Act and Rule 506 promulgated thereunder because the securities were offered only to two purchasers, both of which were accredited investors, no general advertisement of the sale of securities was made, and all other requirements of the exemption were satisfied. For more information about the private placements and the instruments through which they were executed, including the Preferred Stock and Warrant Purchase Agreement see the "Selling Stockholders" section of the prospectus included in this registration statement.

THE FOLLOWING SETS FORTH RECENT SALES BY THE COMPANY OF UNREGISTERED SECURITIES DURING THE FISCAL YEAR ENDED DECEMBER 31, 2006:

None.

No underwriter was involved in any of the above issuances of securities. All of the above securities were issued in reliance upon the exemptions set forth in
Section 4(2) of the Securities Act on the basis that they were issued under circumstances not involving a public offering.


Other than the securities mentioned above, we have not issued or sold any securities without registration for the past three years from the date of this registration statement.


EXHIBITS

Exhibit Index

3.1 Articles of Incorporation filed with the Secretary of State of the State of Maryland on March 27, 2007.

3.2 Articles of Amendment. filed with the Secretary of State of the State of Maryland on August 1, 2007.

3.3 Articles of Amendment filed with the Secretary of State of the State of Maryland on September 14, 2007.

3.4       Bylaws of the Company.

4.1       Form of $1.00 Common Stock Warrant

5.1 Legal Opinion of Guzov Ofsink, LLC re legality of the common stock being registered.

10.1 Entrusted Management Agreement, dated November 1, 2007, entered into by and between Shaanxi Aoxing Pharmaceutical Co., Ltd and Shaaanxi Biostar Biotech Ltd.

10.2 Form of Preferred Stock and Warrant Purchase Agreement between the Company and the purchasers of the Series A Convertible Preferred Stock

10.3 Form of Amendment No. 1 to the Preferred Stock and Warrant Purchase Agreement between the Company and the purchasers of the Series A Convertible Preferred Stock

21.1      List of subsidiaries.

23.1 Consent of counsel to the use of the opinion annexed at Exhibit 5.1 (contained in the opinion annexed at Exhibit 5.1)

23.2 Consent of accountants (Morgenstern, Svoboda, & Baer CPAs P.C.) for use of their report.


                                  UNDERTAKINGS

      The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

            ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement(or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

           iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

      (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      (4) For determining a liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

         (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

         (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

         (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

         (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Beijing, PRC, on November 13, 2007.


                                      BIOSTAR PHARMACEUTICALS, INC.




                                      /s/ Ronghua Wang
                                      ----------------
                                      By: Ronghua Wang,
                                      Chief Executive Officer, President and
                                      Director (principal executive officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

NAME AND TITLE                                                   DATE

/s/  Ronghua Wang                                            November 13, 2007
------------------
By: Ronghua Wang
Chief Executive Officer, President and Director
(principal executive officer)


/s/  Qinghua Liu                                             November 13, 2007
--------------------------------
By: Qinghua Liu
Director


/s/  Michael Segal                                           November 13, 2007
------------------------------
By: Michael Segal
Director

/s/  Haipeng Wu                                              November 13, 2007
-------------------------------
By: Haipeng Wu
Director


/s/  Xifeng Nie                                              November 13, 2007
-------------------------------
By: Xifeng Nie
Director